UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SELECTIVE INSURANCE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

40 Wantage Avenue

Branchville, New Jersey 07890

March 27, 2024

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

Wednesday, May 1, 2024

9:00 AM Eastern Time

Attending the Annual Meeting

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Selective Insurance Group, Inc. (“Selective” and “we”) will be held on Wednesday, May 1, 2024, at 9:00 AM Eastern Time. The Annual Meeting will be a virtual meeting held exclusively via live audiocast.

To attend, vote, and submit questions during the Annual Meeting, please visit http://www.virtualshareholdermeeting.com/SIGI2024 and enter the 16-digit control number included on your Notice of Internet Availability or proxy card.

If you requested printed copies of the proxy materials, we encourage you to vote your shares by phone, by mail, or online in advance to ensure your vote will be represented at the Annual Meeting. Even if you plan to attend the Annual Meeting virtually, we encourage you to vote your shares in advance.

At the Annual Meeting, we will ask stockholders to:

1.	Elect 12 directors named in the accompanying Proxy Statement for a one-year term expiring in 2025;

2.	Approve, on an advisory basis, the 2023 compensation of Selective’s named executive officers;

3.	Approve the Selective Insurance Group, Inc. 2024 Omnibus Stock Plan; and

4.	Ratify the appointment of KPMG LLP as Selective’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

In addition, we will attend to any other business properly brought before the Annual Meeting and its adjournments, postponements, or continuations, if any. After the Annual Meeting, we will offer time for your questions. In connection with the Annual Meeting, we are also making available Selective’s 2023 Annual Report to Stockholders (“2023 Annual Report”).

The Board of Directors recommends that you vote “FOR” each of the director nominees in Proposal 1 and “FOR” each of Proposals 2, 3, and 4. These proposals are further described in the Proxy Statement.

Selective stockholders of record as of the close of business on March 7, 2024 are entitled to notice of, and the right to vote at, the Annual Meeting and any adjournment, postponement, or continuation thereof.

YOUR VOTE IS IMPORTANT. VOTE YOUR SHARES BY (I) CALLING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, (II) ACCESSING THE INTERNET WEBSITE LISTED ON THE PROXY CARD, OR (III) COMPLETING, DATING, AND SIGNING THE PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING THROUGH THE PROCESSES DESCRIBED IN THE PROXY STATEMENT. IF YOU HOLD SHARES THROUGH A BROKER OR OTHER CUSTODIAN, PLEASE SEE THE VOTING INSTRUCTIONS PROVIDED TO YOU BY THAT BROKER OR CUSTODIAN.

Very truly yours,

John J. Marchioni

Chairman of the Board, President and Chief Executive Officer

By Order of the Board of Directors:

Robyn P. Turner
Corporate Secretary

TABLE OF CONTENTS

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “may,” “estimate,” “intend,” and other similar words. We base these forward-looking statements on our beliefs, assumptions, and estimates using information available to us at the time. They are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from forward-looking statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K filed with the SEC and in our subsequent filings with the SEC, including under the headings “Risk Factors” and “Forward-Looking Statements.”

We caution you not to unduly rely on any of our forward-looking statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements, except as required by law. This cautionary statement applies to all forward-looking statements contained in this document.

WEBSITES

Website addresses referenced in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of, and is specifically not incorporated by reference into, this Proxy Statement.

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, MAY 1, 2024

GENERAL INFORMATION ABOUT SELECTIVE’S ANNUAL MEETING

WHEN AND WHERE IS THE ANNUAL MEETING?

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Selective Insurance Group, Inc. (“Selective,” “Company,” “we,” “us,” and “our”) will be held virtually on Wednesday, May 1, 2024, at 9:00 AM Eastern Time exclusively via live audiocast. The Annual Meeting will not have a physical location, and you will not be able to attend the meeting in person. You can participate, vote, and submit your questions online during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/SIGI2024 and entering the 16-digit control number on your proxy card. See below for additional information regarding the virtual meeting format.

WHEN IS THIS PROXY STATEMENT BEING MAILED OR RELEASED TO STOCKHOLDERS?

This Proxy Statement and proxy card are first being mailed or given to Selective stockholders on or about March 27, 2024.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Anyone who owned Selective common stock as of the close of business on March 7, 2024 (the “Record Date”) is entitled to one vote per share owned. There were 60,791,439 shares of Selective common stock outstanding at the close of business on the Record Date.

WHO IS SOLICITING MY PROXY TO VOTE MY SHARES AND WHEN?

Selective’s Board of Directors (the “Board”) is soliciting your proxy, meaning your authorization for our named proxies, H. Elizabeth Mitchell and Philip H. Urban, to vote your shares. Unless revoked by you, your proxy will be effective for the Annual Meeting and its adjournments, postponements, or continuations, if any.

WHAT IS THE COST OF SOLICITING PROXIES AND WHO IS PAYING FOR THE COST?

Selective is bearing the entire cost of soliciting proxies. Proxies will be solicited principally through the mail and by email. They also may be solicited in person, in writing, by telephone, text message, email, or otherwise by directors or employees, including officers of Selective or a Selective subsidiary, who will receive no additional compensation for these efforts. Selective has engaged Innisfree M&A Incorporated, a proxy solicitation firm (“Innisfree”), to assist in soliciting proxies and distributing proxy materials. Innisfree will provide such services for an estimated fee of approximately $17,500, plus expenses. Selective will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses they incur in sending proxy materials to their customers or principals who are the beneficial owners of shares of Selective common stock.

WHAT ARE THE REQUIREMENTS FOR BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING?

For business to be conducted at the Annual Meeting, owners of 30,395,721 shares of Selective common stock (a majority of the issued and outstanding shares entitled to vote), constituting a quorum, must be in attendance by virtual participation or represented by proxy. Our common stock is our only class of voting securities.

HOW DO STOCKHOLDERS ATTEND THE VIRTUAL ANNUAL MEETING?

The Annual Meeting will be held exclusively via live audiocast, allowing meeting attendance from any location in the world. We are pleased to use virtual stockholder meeting technology to provide ready access and cost savings for Selective and its stockholders.

To be admitted to the Annual Meeting at http://www.virtualshareholdermeeting.com/SIGI2024, you must enter the 16-digit control number on the proxy card you received. You can vote online, submit your questions, and examine Selective’s stockholder list by following the instructions provided on the meeting website during the Annual Meeting.

The meeting will begin promptly at 9:00 AM Eastern Time on May 1, 2024. Online access will start at 8:45 AM Eastern Time. We encourage you to access the meeting website before the start time to ensure sufficient time to complete the check-in procedures. If you are not a stockholder, you may still access the meeting website as a guest, but you will not be able to vote, ask questions, or view the stockholder list.

The virtual meeting platform is fully supported across internet browsers (Microsoft Edge, Mozilla Firefox, Google Chrome, and Safari) and devices (desktops, laptops, tablets, and mobile phones) running the most updated version of applicable software and plugins. You will be able to test the system before the Annual Meeting starts. If you encounter any technical difficulties logging onto http://www.virtualshareholdermeeting.com/SIGI2024 or during the Annual Meeting, a toll-free number and international number will be available on the meeting website to help you. Technicians will be ready to assist you with any technical difficulties, beginning at 8:45 AM Eastern Time through the conclusion of the Annual Meeting.

HOW DO STOCKHOLDERS ASK QUESTIONS AT THE ANNUAL MEETING?

The Annual Meeting will include a question-and-answer session. We will answer questions relevant to Selective and meeting matters submitted in accordance with the meeting rules posted on the meeting website (http://www.virtualshareholdermeeting.com/SIGI2024). Stockholders can submit written questions via the Internet at any time during the Annual Meeting by following the instructions that will be available on the meeting website. Stockholders must have their control number to ask a question. In order to answer questions from as many stockholders as possible, each stockholder is limited to two questions. Substantially similar questions will be grouped and answered once to avoid repetition and allow more time for other questions. To ensure the meeting is conducted fairly for all stockholders, the Chairperson of the Annual Meeting may exercise discretion in recognizing stockholders wishing to participate, the order that questions are addressed, and the amount of time devoted to any one question. By virtually attending the Annual Meeting, stockholders agree to abide by the agenda and procedures for the Annual Meeting.

PROPOSALS FOR STOCKHOLDER VOTE AND APPROVAL REQUIREMENTS

Management is presenting four proposals for a stockholder vote.

PROPOSAL 1.	ELECTION OF DIRECTORS

DIRECTORS ARE SUBJECT TO ANNUAL ELECTION BY THE STOCKHOLDERS. THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE FOLLOWING 12 DIRECTOR NOMINEES FOR A TERM OF ONE YEAR:

AINAR D. AIJALA, JR.	THOMAS A. MCCARTHY
LISA ROJAS BACUS	STEPHEN C. MILLS
TERRENCE W. CAVANAUGH	H. ELIZABETH MITCHELL
WOLE C. COAXUM	CYNTHIA S. NICHOLSON
ROBERT KELLY DOHERTY	JOHN S. SCHEID
JOHN J. MARCHIONI	PHILIP H. URBAN

You can find information about the director nominees, the Board, its committees, and other related matters in the section entitled, “Information about Proposal 1” of this Proxy Statement.

New Jersey law and Selective’s By-Laws govern the vote on Proposal 1, on which you may:

▪	Vote “FOR” all of the director nominees;

▪	Vote “AGAINST” all of the director nominees;

▪	Vote “FOR” or “AGAINST” specific director nominees; or

▪	Abstain from voting for all or specific director nominees.

Under our By-Laws and assuming a quorum is present, a director nominee in an uncontested election must be elected by a majority of votes cast at the Annual Meeting. A majority exists when the number of votes cast “For” a director nominee exceeds the number of votes cast “Against” the director nominee. A director nominee who fails to receive a majority of votes cast in an uncontested election is required to tender their resignation from the Board within five days following the certification of the election results. In that event, (i) the Corporate Governance and Nominating Committee must recommend to the Board whether it should accept the resignation, and (ii) the Board must decide whether to accept the resignation and disclose its decision-making process.

Stockholders may not cumulate their votes. Abstentions and broker non-votes will not be taken into account in determining the outcome of the vote.

PROPOSAL 2.	APPROVAL, ON AN ADVISORY BASIS, OF THE 2023 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE 2023 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS DISCLOSED IN THIS PROXY STATEMENT.

You can find information about the compensation of our named executive officers in the section entitled, “Executive Compensation” and about Proposal 2 in the section entitled, “Information about Proposal 2” of this Proxy Statement.

New Jersey law and Selective’s By-Laws govern the vote on Proposal 2, on which you may:

▪	Vote “FOR” Proposal 2;

▪	Vote “AGAINST” Proposal 2; or

▪	Abstain from voting on Proposal 2.

Assuming a quorum is present, Proposal 2 will pass if approved by an affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of the vote.

PROPOSAL 3.	APPROVAL OF THE SELECTIVE INSURANCE GROUP, INC. 2024 OMNIBUS STOCK PLAN

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2024 OMNIBUS STOCK PLAN.

You can find information about Proposal 3 in the section entitled, “Information about Proposal 3” of this Proxy Statement.

New Jersey law and Selective’s By-Laws govern the vote on Proposal 3, on which you may:

▪	Vote “FOR” Proposal 3;

▪	Vote “AGAINST” Proposal 3; or

▪	Abstain from voting on Proposal 3.

Assuming a quorum is present, Proposal 3 will pass if approved by an affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of the vote.

PROPOSAL 4.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

You can find information about Selective’s relationship with KPMG LLP in the section entitled, “Information about Proposal 4” of this Proxy Statement. New Jersey law and Selective’s By-Laws govern the vote on Proposal 4, on which you may:

▪	Vote “FOR” Proposal 4;

▪	Vote “AGAINST” Proposal 4; or

▪	Abstain from voting on Proposal 4.

Assuming a quorum is present, Proposal 4 will pass if it receives an affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will not be taken into account in determining the outcome of the vote. Proposal 4 is considered a “routine” matter on which brokers may cast a vote.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board is unaware of any other business to be presented for a vote at the Annual Meeting. If any other matters are properly presented for a vote, the individuals named as proxies will have discretionary authority to vote on such matters using their best judgment to the extent permitted by applicable law and rules and regulations of Nasdaq Stock Market (“Nasdaq”) and the U.S. Securities and Exchange Commission (the “SEC”).

The Chairperson of the Annual Meeting may refuse to allow the presentation of a proposal or nominee for the Board if the proposal or nominee is not properly submitted. The requirements for submitting proposals and director nominations for the Annual Meeting are detailed in Selective’s By-Laws.

VOTING AND PROXY PROCEDURE

HOW DO I VOTE?

If you are the record holder of your shares, you can vote in four ways:

1.	BY MAIL (PROXY CARD MUST BE RECEIVED BEFORE THE ANNUAL MEETING):

▪	Mark your voting instructions on your proxy card;

▪	Sign your name exactly as it appears on your proxy card;

▪	Date your proxy card; and

▪	Mail your proxy card to us in the provided postage-paid envelope.

Timing is important, so please mail your proxy card promptly. We must receive it before the beginning of the Annual Meeting. If you do not give voting instructions on your signed and mailed proxy card, the named proxies will vote your shares “FOR” each of the director nominees in Proposal 1 and “FOR” each of Proposals 2, 3, and 4.

2.	BY TELEPHONE (MAY BE DONE AT ANY TIME UNTIL TUESDAY, APRIL 30, 2024, AT 11:59 PM EASTERN TIME):

▪	Call the toll-free number on your proxy card; and

▪	Follow the instructions on your proxy card and the voice prompts.

IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

3.	BY INTERNET (MAY BE DONE AT ANY TIME UNTIL TUESDAY, APRIL 30, 2024 AT 11:59 PM EASTERN TIME):

▪	Go to the website listed on your proxy card; and

▪	Follow the instructions on your proxy card and the website.

IF YOU VOTE BY INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

4.	BY VIRTUAL PARTICIPATION (MAY ONLY BE DONE ON WEDNESDAY, MAY 1, 2024 DURING THE ANNUAL MEETING):

▪	Virtually attend the Annual Meeting and vote online during the audiocast.

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the Annual Meeting. However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion and to the extent permitted by applicable laws, rules, and regulations, determine.

If your shares are held in our 401(k) plan or employee stock purchase plan, you can vote in any of the above four ways; provided, however, if you choose to vote by telephone (option 2) or by internet (option 3), you must do so before 11:59 PM Eastern Time on Monday, April 29, 2024.

HOW DO I REVOKE MY PROXY OR CHANGE MY VOTING INSTRUCTIONS?

You may revoke your proxy at any time before the proxy is exercised at the Annual Meeting by:

▪	Submitting a new vote by telephone, via the Internet, or by returning a properly executed new proxy card bearing a later date. Any subsequent timely and valid vote by any method will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The vote counted will be the last vote received before 11:59 PM Eastern Time on Tuesday, April 30, 2024 (if you are the record holder of your shares) or 11:59 PM Eastern Time on Monday, April 29, 2024 (if your shares are held in our 401(k) plan or employee stock purchase plan) – unless you change your vote by virtually attending the Annual Meeting and voting online during the Annual Meeting;

▪	Writing to Selective’s Corporate Secretary, Robyn P. Turner, at 40 Wantage Avenue, Branchville, New Jersey 07890 (such revocation must be received before the commencement of the Annual Meeting); and

▪	Virtually attending the Annual Meeting and voting online during the audiocast.

HOW WILL PROXIES BE VOTED IF I GIVE MY AUTHORIZATION?

If you (i) properly execute your proxy card and return it to Selective, or (ii) submit your proxy by telephone or via the Internet and do not subsequently revoke your proxy, your shares of common stock will be voted at the Annual Meeting according to your instructions. In the absence of voting instructions, the named proxies will vote your shares “FOR” each of the director nominees in Proposal 1 and “FOR” each of Proposals 2, 3, and 4. If other matters properly come before the Annual Meeting, the named proxies will vote on such matters using their best judgment to the extent permitted by applicable laws, rules, and regulations.

WHAT IF MY SHARES ARE NOT REGISTERED IN MY NAME?

If the Selective stock you own is held in the name of a bank, broker, or other nominee (commonly referred to as holding shares in “street name”), your bank, broker, or other nominee should have provided you access to these proxy materials by mail or e-mail with information on how to submit your voting instructions. If you do not provide voting instructions, the broker, bank, or other holder of record cannot vote your shares with respect to “non-routine” matters, but can vote the shares with respect to “routine” matters. “Broker non-votes” occur when a beneficial owner of shares held in street name fails to provide instructions to the broker, bank, or other nominee as to how to vote on matters deemed “non-routine.” We believe the election of directors (Proposal 1), the advisory (non-binding) vote on the 2023 compensation of Selective’s named executive officers (Proposal 2), and the approval of the 2024 Omnibus Stock Plan (Proposal 3) are “non-routine” matters, and brokers, banks, or other nominees cannot vote your shares on such proposals if you have not given voting instructions. In these cases, the broker, bank, or other nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the New York Stock Exchange (“NYSE”) rules that apply to brokers.

HOW WILL VOTES, ABSTENTIONS, AND BROKER NON-VOTES BE COUNTED?

The inspectors of election appointed for the Annual Meeting by the Board will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Shares represented by proxies that reflect abstentions and broker non-votes are counted to determine whether there is a quorum.

The below chart summarizes the required voting standard for each proposal and the impacts of abstentions and broker non-votes.

	Proposal	Voting Approval Standard	Effect of Abstention(1)	Effect of Broker Non-Vote(2)
1.	Election of Directors	A nominee for director shall be elected to the Board if the votes cast for such nominee's election exceed the votes cast against such nominee's election(3)	No effect	No effect
2.	Approval, on an Advisory Basis, of the 2023 Compensation of our Named Executive Officers	Affirmative vote of a majority of votes cast	No effect	No effect
3.	Approval of the Selective Insurance Group, Inc. 2024 Omnibus Stock Plan	Affirmative vote of a majority of votes cast	No effect	No effect
4.	Ratification of the Appointment of Independent Registered Public Accounting Firm	Affirmative vote of a majority of votes cast	No effect	Not applicable

(1) For purposes of determining the number of votes cast concerning a particular matter, only those cast “For” or “Against” are included.

(2) Under NYSE rules that apply to brokers, Proposal 4 is considered a “routine” proposal on which brokers are permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. However, Proposals 1, 2, and 3 are not considered to be routine matters and brokers will not be entitled to vote thereon unless beneficial owners provide voting instructions. Accordingly, broker non-votes will not be counted toward the tabulation of votes on Proposals 1, 2, and 3.

(3) Directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which the Secretary of the Company determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 1, 2024

This Proxy Statement and our 2023 Annual Report are available on Selective’s Internet website at www.Selective.com.

INFORMATION ABOUT PROPOSAL 1

Election of Directors

Under our By-Laws, directors in uncontested elections must be elected by a majority of votes cast. A majority exists when the number of votes cast “for” a director nominee exceeds the number of votes cast “against” that director nominee. For more information on our majority voting policy, please see the section entitled, “Corporate Governance – Majority Voting for Directors in Uncontested Elections” of this Proxy Statement.

All directors stand for election for a one-year term. In all cases, each director will hold office until a successor has been elected and qualified, or until the director’s earlier resignation or removal.

The Board currently has 13 members, 12 of whom are standing for reelection at the Annual Meeting. Mr. Thebault has reached the mandatory director retirement age specified in our By-Laws and is not standing for reelection at the Annual Meeting. We acknowledge and thank Mr. Thebault for his service on the Board. Following the Annual Meeting, the Board will reduce its size from 13 members to 12 members. Under Selective’s Amended and Restated Certificate of Incorporation and By-Laws, Selective may have a minimum of seven and a maximum of 20 directors. By majority vote, the Board may set the number of directors within this range at any time.

Process for Review and Nomination of Director Candidates

We believe the Board’s membership should encompass a broad range of skills, expertise, industry knowledge, and diversity of opinion. Directors should possess the highest personal and professional ethics, integrity, and values, and must be committed to representing the long-term interests of Selective and its stockholders.

The Corporate Governance and Nominating Committee is responsible for reviewing and nominating candidates to the Board. The Corporate Governance and Nominating Committee reviews all director candidates for possible nomination and election to the Board and seeks such candidates from any source, including:

▪	Directors and management;

▪	Third-party search firms that the Corporate Governance and Nominating Committee may engage from time to time for a fee to identify and assess candidates; and

▪	Stockholders.

Any stockholder proposing one or more director candidates must submit in writing all applicable information required under the Exchange Act, and Selective’s By-Laws to the Chairperson of the Corporate Governance and Nominating Committee, c/o Corporate Secretary, Selective Insurance Group, Inc., 40 Wantage Avenue, Branchville, New Jersey 07890.

The Corporate Governance and Nominating Committee evaluates all candidates, including any recommended by stockholders, using the same criteria, including, among other things:

▪	Personal and professional ethics, integrity, character, and values;

▪	Professional and personal experience;

▪	Business judgment;

▪	Skills and expertise;

▪	Industry knowledge;

▪	Independence and avoidance or limitation of potential or actual conflicts of interest;

▪	Dedication and commitment to representing the long-term interests of Selective and its stockholders;

▪	Willingness to dedicate and devote sufficient time to Board duties and activities;

▪	Cultural diversity, and expertise in areas expected to contribute to the Board’s effectiveness, such as general operations, technology, finance, investment, marketing, financial reporting, legal and regulatory, risk management, cybersecurity, and human capital management, among others; and

▪	Other appropriate and relevant factors, including the qualifications and skills of the current members of the Board.

The table below summarizes some of the attributes, expertise, and skills we find relevant to our business that our director nominees bring to the Board. The table does not include every attribute, expertise, or skill that each director nominee offers. The fact that a particular attribute, expertise, or skill is not listed does not mean that a director nominee does not possess it. All our director nominees exhibit high integrity, an appreciation for diversity of background, experience, and thought, innovative thinking, proven records of success, and knowledge of corporate governance requirements and best practices.

ATTRIBUTES, EXPERTISE & SKILLS	AINAR D. AIJALA, JR.	LISA ROJAS BACUS	TERRENCE W. CAVANAUGH	WOLE C. COAXUM	ROBERT KELLY DOHERTY	JOHN J. MARCHIONI	THOMAS A. MCCARTHY	STEPHEN C. MILLS	H. ELIZABETH MITCHELL	CYNTHIA S. NICHOLSON	JOHN S. SCHEID	PHILIP H. URBAN
INSURANCE INDUSTRY		☒	☒	☒		☒	☒		☒		☒	☒
FINANCIAL STATEMENT/ AUDIT/PUBLIC DISCLOSURE	☒		☒	☒	☒	☒	☒	☒	☒		☒	☒
FINANCE/CAPITAL MANAGEMENT EXPERTISE/ M&A			☒	☒	☒	☒	☒		☒		☒	☒
INVESTMENT			☒	☒	☒	☒	☒	☒			☒	☒
PUBLIC COMPANY EXECUTIVE EXPERIENCE		☒	☒	☒	☒	☒	☒	☒	☒
ACTUARIAL	☒					☒	☒		☒		☒	☒
HUMAN CAPITAL MANAGEMENT	☒	☒	☒	☒	☒	☒	☒	☒	☒	☒	☒	☒
RISK MANAGEMENT, INCLUDING SUSTAINABILITY	☒	☒	☒	☒	☒	☒	☒	☒	☒	☒	☒	☒
TECHNOLOGY/ CYBERSECURITY	☒		☒	☒	☒	☒			☒		☒	☒
LEGAL OR REGULATORY	☒	☒	☒	☒	☒	☒	☒		☒		☒	☒
MARKETING/ BRANDING		☒	☒	☒		☒		☒		☒		☒
AGENCY DISTRIBUTION		☒	☒	☒		☒	☒					☒

Diversity

In addition to the above attributes, expertise, and skills, the Corporate Governance and Nominating Committee considers diversity when evaluating the suitability of individual director nominees. Under our Corporate Governance Guidelines, the Corporate Governance and Nominating Committee is required to ensure that all interviewee pools for director candidates include individuals of diverse gender, race, and culture.

The following graphs depict the racial/ethnic, gender, and LGBTQ+ diversity of Selective’s current directors and director nominees, based on the self-identification information that the current directors and director nominees provided, along with consent for its public disclosure:

The following graphs depict the tenure (in years) of Selective’s current directors and director nominees:

The following graphs depict the age of Selective’s current directors and director nominees:

As shown in the table below, five of our 13 current directors self-identify as diverse. Three directors self-identify as female; three directors self-identify as underrepresented minorities (meaning individuals who self-identify as Black or African American, Hispanic or Latin, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, or two or more races or ethnicities); and one director self-identifies as LGBTQ+.

Board Diversity Matrix As of January 24, 2024
Total Number of Directors	13*
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	10	0	0
Part II: Demographic Background
African American or Black	0	2	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latin	1	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	8	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0

* J. Brian Thebault is included in this table but is not standing for reelection at the Annual Meeting.

Board Diversity Matrix As of January 29, 2023
Total Number of Directors	16*
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	13	0	0
Part II: Demographic Background
African American or Black	0	2	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latin	1	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	11	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0

* John C. Burville, Michael J. Morrissey, and William M. Rue are included in this table but did not stand for reelection at the 2023 Annual Meeting of Stockholders.

Director Nominees

No family relationships exist among Selective’s current directors, director nominees, and executive officers.

The Board ratified the Corporate Governance and Nominating Committee’s nomination of the 12 director nominees listed below to stand for election at the Annual Meeting for terms expiring at the 2025 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

All 12 director nominees have consented to be named in this Proxy Statement and to serve if elected. The Board does not know of any reason a director nominee would decline or be unable to serve if elected. If a director nominee becomes unavailable or unable to serve before the Annual Meeting, the Board can reduce its size or designate a substitute director nominee. If the Board designates a substitute director nominee, proxies that would have been cast for the original director nominee will be cast for the substitute director nominee unless contrary instructions are given.

NOMINEES OF THE BOARD OF DIRECTORS
Ainar D. Aijala, Jr.
Age: 67 Director since: 2020 Independent Director Board Committees: Compensation and Human Capital, Corporate Governance and Nominating

Background Information

◾       Senior Advisor to the Global CEO and other senior-level positions, including Chief Global Corporate Development Officer and Global Managing Partner of Consulting and Human Capital, Deloitte & Touche LLP (“Deloitte”), 1982 to 2020.

◾       Senior Manager, Coopers & Lybrand Consulting, 1977 to 1982.

◾       Board of Managers, DLED, Inc., 2021 to 2023.

◾       Enrolled Actuary pursuant to the Employee Retirement Income Security Act of 1974, since 1982.

◾       Emeritus Governor, Board of Governors, Junior Achievement Worldwide, since 2021; Member, Junior Achievement Worldwide, 2003 to 2021, and Junior Achievement USA, 2015 to 2021; Member of the Executive Compensation Committee, 2003 to 2021, and past Chairman of Junior Achievement Worldwide, 2006 to 2009.

◾       Ocean Ridge, Florida Town Commissioner, since January 2024.

◾       University of Michigan at Ann Arbor (B.S.).

Discussion of individual experience, qualifications, attributes, and skills.

Mr. Aijala has significant experience as an actuary and as a corporate development and human capital executive. As a senior global advisor and managing partner at Deloitte for 38 years, he advised public companies on various strategic issues relevant to Selective, particularly with respect to human capital and benefit plan issues. Deloitte grew rapidly during his tenure as Global Managing Partner, and he was responsible for attracting, developing, and retaining top human capital. Mr. Aijala also has devoted considerable time to educating primary and secondary school students about entrepreneurship, work readiness, and financial literacy through Junior Achievement Worldwide. His broad knowledge of human relations matters, notably recruiting, developing, and retaining human capital, benefits Selective in developing its talent strategies. For these reasons, the Board believes Mr. Aijala is qualified to serve as a director.

Lisa Rojas Bacus
Age: 60 Director since: 2020 Independent Director Board Committees: Compensation and Human Capital, Corporate Governance and Nominating

Background Information

◾       Executive Vice President, Global Chief Marketing Officer, Cigna Corporation (“Cigna”), 2013 to 2019.

◾       Executive Vice President and Chief Marketer, American Family Insurance Group, 2008 to 2013.

◾       Executive Director, Global Marketing Strategy and other senior positions, Ford Motor Company, 1986 to 2008.

◾       Board Member, Culver’s Franchising System, Inc., since 2010.

◾       Board Member, PetSmart Charities Inc., since 2019.

◾       Member, Latino Corporate Directors Association.

◾       Member, Prospanica.

◾       Northern Arizona University (B.S.) and Duke University (M.B.A.).

◾       Diligent Institute ESG Leadership Certification.

Other Public Company Board Service

◾       Board Member, Teradata Corporation (NYSE: TDC), since 2015.

◾       Board Member and Audit Committee Member, Douglas Dynamics, Inc. (NYSE: PLOW), since 2020.

Discussion of individual experience, qualifications, attributes, and skills.

Ms. Bacus has over 30 years of marketing and senior leadership experience in Fortune 100 global companies in the insurance and automotive industries. She has extensive property and casualty marketing experience, including developing relationships with independent agents. She is a strategic thinker and highly regarded customer experience expert. Ms. Bacus is an advocate for sustainability issues, and gender and ethnic diversity matters. Her marketing, digital, and analytics experience contribute significantly to Selective’s strategies. For these reasons, the Board believes Ms. Bacus is qualified to serve as a director.

NOMINEES OF THE BOARD OF DIRECTORS
Terrence W. Cavanaugh
Age: 70 Director since: 2018 Independent Director Board Committees: Audit, Risk

Background Information

◾       Founding partner, Accretive Consulting LLC, since 2017.

◾       President and Chief Executive Officer, Erie Indemnity Company, 2008 to 2016.

◾       Chief Operating Officer of Chubb Surety & Trade Credit, Chubb Group of Insurance Companies (“Chubb Group”), 2002 to 2007; Chief Marketing Officer, Chubb Group, 1998 to 2001; various underwriting and field management roles, 1975 to 1997.

◾       Director, Highmark Health, since 2013.

◾       Board of Commissioners, Naples Airport Authority, since 2022.

◾       Director, Property Casualty Insurance Association, 2008 to 2017; Chairman, 2014 to 2015.

◾       Trustee, The Institutes, 2010 to 2016.

◾       Director, Insurance Information Institute, 2011 to 2016; Chairman, 2015 to 2016.

◾       University of Notre Dame (B.B.A.).

◾       Harvard Business School (Program for Management Development).

Discussion of individual experience, qualifications, attributes, and skills.

Mr. Cavanaugh has more than 40 years of insurance expertise, including serving for eight years as the chief executive officer of a Fortune 500® insurer. He has extensive experience growing property and casualty direct premiums written and increasing policyholder surplus, delivering profitability, and developing relationships with independent agents. Mr. Cavanaugh has significant customer experience and talent development knowledge and expertise. For these reasons, the Board believes Mr. Cavanaugh is qualified to serve as a director.

Wole C. Coaxum
Age: 53 Director since: 2020 Independent Director Board Committees: Finance and Investments, Risk

Background Information

◾       Founder and Chief Executive Officer, Mobility Capital Finance, Inc. (MoCaFi), since 2016.

◾       Managing Director and other senior management positions, JPMorgan Chase & Company, 2007 to 2015.

◾       President and Chief Executive Officer, Willis Canada Inc., 2005 to 2007; Chief Operating Officer and Chief Finance Officer, Willis North America, 2002 to 2005.

◾       Vice President, Corporate and Investment Bank, and other various positions, Citigroup Inc., 1992 to 2002.

◾       Trustee, Phillips Exeter Academy, since 2012.

◾       Director, Roosevelt Institute, since 2016; Board Treasurer, since 2019.

◾       Williams College (B.A.).

◾       New York University’s Stern School of Business (M.B.A.).

Discussion of individual experience, qualifications, attributes, and skills.

Mr. Coaxum is the president and chief executive officer of a digital banking platform that he founded to support underserved communities. His experience in FinTech is relevant to Selective’s InsurTech strategies. His senior management, financial services, and insurance experience at JPMorgan Chase & Company, Willis Group, and Citigroup Inc. influence our overall strategies. Mr. Coaxum’s experience providing underserved communities with financial services helps Selective evaluate its geographic expansion and diversity, equity, and inclusion (“DE&I”) strategies. Mr. Coaxum is an executive with large public company and FinTech experience with keen insights into underserved communities and DE&I issues. Mr. Coaxum’s experience as a reinsurance broker will support the newly-formed Risk Committee. For these reasons, the Board believes Mr. Coaxum is qualified to serve as a director.

NOMINEES OF THE BOARD OF DIRECTORS
Robert Kelly Doherty
Age: 65 Director since: 2015 Independent Director Lead Independent Director since: 2022 Board Committees: Audit, Finance and Investments, Executive

Background Information

◾       Managing Partner and Founder, Caymen Partners, since 1999, and Caymen Advisors, 1999 to 2020.

◾       Vice Chairman, Bankers Trust Company and Bankers Trust New York Corporation, 1997 to 1998; various positions in global trading and investment operations, 1982 to 1997.

◾       Director, Harding Loevner Funds, Inc., since 2004; Lead Director and Audit Committee Member, since 2014.

◾       Director, Cyota, Inc., 2000 to 2005; Non-Executive Chairman, 2002 to 2005.

◾       Princeton University (B.A.).

Discussion of individual experience, qualifications, attributes, and skills.

Mr. Doherty has significant investment experience in both public and private companies. He plays a key advisory role in contributing to Selective’s investment strategies, particularly in the private equity sector, and has substantial knowledge about investment products. Mr. Doherty also has significant senior management experience with a large financial services company. He is familiar with the issues that Selective’s senior management faces, including business strategy development and execution. For these reasons, the Board believes Mr. Doherty is qualified to serve as a director.

John J. Marchioni
Age: 54 Director since: 2019 Chairman of the Board since: 2022 Board Committees: Executive

Background Information

◾       President and Chief Executive Officer (“CEO”), Selective, since 2020.

◾       President and Chief Operating Officer, Selective, 2013 to 2020.

◾       Executive Vice President, Insurance Operations, Selective, 2010 to 2013.

◾       Executive Vice President, Chief Underwriting and Field Operations Officer, Selective, 2008 to 2010.

◾       Executive Vice President, Chief Field Operations Officer, Selective, 2007 to 2008.

◾       Senior Vice President, Director of Personal Lines, Selective, 2005 to 2007.

◾       Various insurance operations and government affairs positions, Selective, 1998 to 2005.

◾       Board of Trustees, The Institutes, since 2022.

◾       Director, The American Property Casualty Insurance Association, since 2020; Executive Committee Member, since January 2024.

◾       Director, Commerce and Industry Association of New Jersey, since 2015.

◾       Member of the Board of Overseers at St. John’s University School of Risk Management, Insurance and Actuarial Science, since 2021.

◾       Chartered Property Casualty Underwriter (CPCU).

◾       Princeton University (B.A.).

◾       Harvard University (Advanced Management Program).

Discussion of individual experience, qualifications, attributes, and skills.

Mr. Marchioni became Chairman of the Board in 2022, after becoming President and CEO of Selective in 2020, having served as our President and Chief Operating Officer since 2013. As Selective’s President and CEO, he oversees all aspects of the company, where he has been employed for over 25 years. Mr. Marchioni has exhibited strong leadership, guiding Selective’s management team in executing our strategic initiatives. He has extensive knowledge of the property and casualty industry and its regulation, having begun his Selective career in government affairs. He serves on several significant industry-related boards, including the American Property Casualty Insurance Association, The Institutes, and the St. John’s University School of Risk Management. His demonstrated talents and abilities will continue to help position Selective for its next phase of growth. For these reasons, the Board believes Mr. Marchioni is qualified to serve as a director.

NOMINEES OF THE BOARD OF DIRECTORS
Thomas A. McCarthy
Age: 67 Director since: 2018 Independent Director Board Committees: Finance and Investments, Risk, Executive

Background Information

◾       Executive Vice President and Chief Financial Officer, Cigna, 2013 to 2017; Vice President, Finance, 2011 to 2013; Acting Chief Financial Officer, 2010 to 2011; Vice President and Treasurer, 2008 to 2010; and Vice President, Strategy and Corporate Development, 2003 to 2008.

◾       Director, Avenue of the Arts, since 2022.

◾       Trustee, American University of Rome, since 2018.

◾       Director, Habitat for Humanity of Montgomery & Delaware Counties, since 2017.

◾       Wharton School of the University of Pennsylvania (B.S.).

◾       Carnegie Mellon University (M.B.A.).

◾       NACD Directorship Certified®.

Other Public Company Board Service

◾       Director and Audit Committee Member, Privia Health Group, Inc. (Nasdaq: PRVA), since 2021.

Discussion of individual experience, qualifications, attributes, and skills.

Mr. McCarthy retired in 2017 after more than 30 years with Cigna, where his responsibilities included strategy and corporate development, including mergers and acquisitions, corporate risk management, corporate finance, capital management, and treasury operations. Mr. McCarthy’s significant operational experience as the chief financial officer of a Fortune 100 company and his knowledge of investments, finance, public company operations, controls, and disclosures are invaluable assets to Selective as it develops and implements its investment and growth strategies. For these reasons, the Board believes Mr. McCarthy is qualified to serve as a director.

Stephen C. Mills
Age: 64 Director since: 2020 Independent Director Board Committees: Compensation and Human Capital, Corporate Governance and Nominating, Finance and Investments

Background Information

◾       President and General Manager, New York Knicks, 2013 to 2020.

◾       Founding Partner and Chief Executive Officer, Athletes & Entertainers Wealth Management, LLC, 2010 to 2013.

◾       President and Chief Operating Officer, MSG Sports, and previously Executive Vice President, Franchise Operations, New York Knicks, Madison Square Garden, 2000 to 2009.

◾       Member, Board of Trustees and Audit Committee, Ariel Investments, since 2015.

◾       Director, Madison Square Garden Networks, 2020 to 2021.

◾       Director, Ladies Professional Golf Association, since 2023.

◾       Director, Harlem Junior Tennis, 2017 to 2022.

◾       Member, Board of Advisors, Hospital for Special Surgery, since 2011.

◾       Director, Princeton University Varsity Club, since 2010.

◾       Princeton University (B.A.).

Other Public Company Board Service

◾       Director, Madison Square Garden Sports Corp. (NYSE: MSGS), since 2020.

Discussion of individual experience, qualifications, attributes, and skills.

Mr. Mills has extensive general management, marketing, brand communication, and human capital experience after three decades in senior positions with Madison Square Garden Sports, the New York Knicks, the National Basketball Association, and his own sports agency. As an investment fiduciary on the Mutual Fund Board of Trustees of Ariel Investments, he can contribute insights to our investment strategies. Mr. Mills has been active with several prominent charities, and these experiences and his knowledge of media-intensive public companies furthers our marketing and sustainability strategies. He is very knowledgeable on sustainability and DE&I issues. For these reasons, the Board believes Mr. Mills is qualified to serve as a director.

NOMINEES OF THE BOARD OF DIRECTORS
H. Elizabeth Mitchell
Age: 62 Director since: 2018 Independent Director Board Committees: Audit, Risk, Executive

Background Information

◾       President, CEO and Director, Renaissance Reinsurance U.S. Inc., 2015 to 2016.

◾       President, Platinum Underwriters Reinsurance, Inc., 2005 to 2015; Chief Executive Officer, 2007 to 2015; Chief Operating Officer and Executive Vice President, 2004 to 2005; Executive Vice President, 2002 to 2004; Director, 2002 to 2015.

◾       Executive Vice President, St. Paul Reinsurance, Inc., 1998 to 2002; Senior Vice President, 1998; Vice President, 1993 to 1998.

◾       Advisor, Hudson Structured Capital Management Ltd., since 2018.

◾       Director, StanCorp Financial Group, Inc., 2017 to 2022.

◾       Chairperson, Weston Insurance Holdings, 2020 to 2022.

◾       Board of Overseers, St. John’s University School of Risk Management, Insurance and Actuarial Science, 2007 to 2016.

◾       Trustee, The Institutes, 2010 to 2016.

◾       Board Member, Reinsurance Association of America, 2002 to 2007; 2014 to 2016.

◾       Board Member, Broker and Reinsurance Market Association, 2002 to 2016; Chair of the Board, 2007 to 2008; Vice Chair, 2006 to 2007; Executive Committee, 2006 to 2010.

◾       Fellow of the Casualty Actuarial Society.

◾       Member, American Academy of Actuaries.

◾       Member, Association of Professional Insurance Women.

◾       College of the Holy Cross (B.A.).

◾       NACD Directorship Certified®.

◾       CERT Certificate in Cybersecurity Oversight.

Other Public Company Board Service

◾       Director and Audit Committee Member, Principal Financial Group (Nasdaq: PFG), since 2022.

Discussion of individual experience, qualifications, attributes, and skills.

Ms. Mitchell is an experienced insurance industry executive with a proven record of accomplishment leading an organization with sustained profitability. In addition to her extensive senior management experience in the property and casualty insurance and reinsurance industries, Ms. Mitchell is an actuary and very knowledgeable about risk, actuarial science, insurance operations, mergers and acquisitions, and operational reorganization matters. For these reasons, the Board believes Ms. Mitchell is qualified to serve as a director.

NOMINEES OF THE BOARD OF DIRECTORS
Cynthia S. Nicholson
Age: 60 Director since: 2009 Independent Director Board Committees: Compensation and Human Capital, Corporate Governance and Nominating, Executive

Background Information

◾       Band of Sisters, LLC, Managing Member, since 2021.

◾       Advisor, Yext, Inc., since 2019.

◾       Advisor, Tangelo (formerly known as Tangerine/Feed Each Other/Forkcast), since 2018; Chief Marketing Officer, 2017 to 2018; Chief Operating Officer, 2015 to 2017.

◾       Chief Marketing Officer, Softcard®, 2013 to 2015.

◾       Executive Vice President and Chief Marketing Officer, Equinox Holdings, Inc., 2010 to 2012.

◾       Advisor, GamesThatGive, Inc., 2010 to 2011; Principal Strategist and Director, 2009 to 2010.

◾       Senior Vice President and Chief Marketing Officer, Pepsi-Cola North America, a division of PepsiCo, Inc., 2005 to 2008.

◾       Member of Advisory Board, Lavit, LLC, since 2017.

◾       Director, Heartland Consumer Products Investments Holdings, LLC, 2016 to 2018.

◾       Director, Association of National Advertisers, 2006 to 2008.

◾       University of Illinois (B.S.).

◾       Kelley School of Business, Indiana University (M.B.A.).

Discussion of individual experience, qualifications, attributes, and skills.

Ms. Nicholson is a marketing expert with over 30 years of experience in several consumer-focused industries. She was chief marketing officer at Equinox Holdings, Inc. and Pepsi-Cola North America. Ms. Nicholson has extensive experience with building brands, developing advertising messaging, buying media, and developing and implementing strategies for promotions, innovation, digital and social media, and direct marketing. Her strong consumer marketing and branding experience benefits our efforts to expand our brand with distribution partners, businesses, and consumers in property and casualty insurance markets. Ms. Nicholson’s marketing experience includes developing messaging related to diversity and culture building. She is a Managing Member of Band of Sisters, LLC, which assists corporate leaders in leveraging diversity to build inclusive cultures. This experience and knowledge will help inform Selective’s DE&I initiatives. For these reasons, the Board believes Ms. Nicholson is qualified to serve as a director.

John S. Scheid
Age: 68 Director since: 2014 Independent Director Board Committees: Audit, Risk, Executive

Background Information

◾       Owner and sole member, Scheid Investment Group, LLC, since 2013.

◾       PricewaterhouseCoopers LLP, Senior Partner, 2009 to 2013; Global Insurance Assurance Practice Leader, 2001 to 2009; Chairman, Americas Insurance Practice, 2001 to 2010; U.S. Insurance Practice Leader, 1995 to 2001; Midwest Region Financial Services Leader, 1991 to 1995; Partner, 1988 to 1991; other positions, 1977 to 1988.

◾       Director, Extraordinary Re Holdings LTD and Extraordinary Reinsurance Bermuda, 2018 to 2022.

◾       Director, Groupware Technologies Holdings, Inc., since 2021.

◾       Director, Catholic Relief Services, since 2021; Audit and Risk Committee Chair, since 2020.

◾       Director, Sprecher Brewing Company, since 2022.

◾       Director, Dynamis Software Corporation, 2014 to 2018.

◾       Director, Messmer Catholic Schools, 2013 to 2021; Chairman, 2016 to 2021.

◾       Member, Finance Council for the Archdiocese of Milwaukee, since 2016; Chairman since 2023.

◾       Chairman, Accounting Examining Board, State of Wisconsin, 2013 to 2019.

◾       Member, Golden Angels Investment Group, since 2013.

◾       Director, University of Wisconsin-Milwaukee Foundation, 2002 to 2011; Emeritus Director, since 2011.

◾       Investment Committee Member, Marquette University High School, since 2011.

◾       Member, Board of Governors, Junior Achievement Worldwide, 2004 to 2019; Audit Committee Chair, 2004 to 2019.

◾       Certified Public Accountant (Wisconsin).

◾       University of Notre Dame (B.B.A.).

◾       NACD Directorship Certified®.

Discussion of individual experience, qualifications, attributes, and skills.

Mr. Scheid retired after 36 years at PricewaterhouseCoopers LLP, most recently serving as a senior partner, primarily in the insurance and asset management industries. He has extensive experience in finance and insurance, financial management, public company governance and disclosure, corporate transactions, strategic leadership, succession planning, and cybersecurity. For these reasons, the Board believes Mr. Scheid is qualified to serve as a director.

Philip H. Urban
Age: 71 Director since: 2014 Independent Director Board Committees: Audit, Compensation and Human Capital, Executive

Background Information

◾       President and Chief Executive Officer, Grange Insurance, 1999 to 2010.

◾       President, Personal Lines, Guaranty National Insurance Company, 1996 to 1999.

◾       Senior Vice President, Great American Insurance Company, 1990 to 1996.

◾       Chairman, Integrity Insurance, 2002 to 2010.

◾       Chairman, The Grange Bank, 1999 to 2007.

◾       Director, The Jeffrey Company, since 2005; Lead Director, since May 2023; Member, Audit and Risk Committee, since 2005; Member, Management Oversight and Compensation Committee, since 2021 and Chair, since May 2023.

◾       Miami University of Ohio (B.A.).

◾       Ohio State University (M.B.A.).

Discussion of individual experience, qualifications, attributes, and skills.

Mr. Urban has a wealth of property and casualty insurance experience, both as a senior executive and board member. He has first-hand knowledge of the independent agent distribution channel, geographic market expansion, insurance products, and technology, which he uses to contribute to Selective’s strategic direction. For these reasons, the Board believes Mr. Urban is qualified to serve as a director.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Management and the Board

The following table shows, as of February 20, 2024:

◾	The number of shares of Selective common stock beneficially owned by each director, director nominee, and the named executive officers; and

◾	The number of shares of Selective common stock beneficially owned by our directors and executive officers as a group.

None of the directors, director nominees, or named executive officers held any stock options exercisable or any restricted stock units that vest within 60 days of February 20, 2024. Except as indicated by footnote, the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the business address of each individual is Selective Insurance Group, Inc., 40 Wantage Avenue, Branchville, New Jersey 07890.

Name of Beneficial Owner	Total Shares of Common Stock Beneficially Owned(1)	Percent of Class
Aijala, Ainar D., Jr.	4,445	*
Bacus, Lisa Rojas	3,328	*
Cavanaugh, Terrence W.	16,464	*
Coaxum, Wole C.	4,679	*
Doherty, Robert Kelly	21,515	*
Hall, Brenda M.	13,137	*
Harnett, Anthony D.	17,100	*
Lanza, Michael H.	28,761	*
Marchioni, John J.	133,997(2)	*
McCarthy, Thomas A.	15,203	*
Mills, Stephen C.	3,328	*
Mitchell, H. Elizabeth	11,692	*
Nicholson, Cynthia S.	16,753	*
Scheid, John S.	26,928	*
Senia, Vincent M.	11,528	*
Thebault, J. Brian	52,583(3)	*
Urban, Philip H.	26,575	*
Wilcox, Mark A.(4)	41,969	*
All directors and executive officers, as a group (21 persons)	541,290	1%

*         Less than 1% of the common stock outstanding.

(1)       No directors or executive officers hold Selective common stock in margin accounts or have Selective common stock pledged for a loan or stock purchase.

(2)       Includes 133,997 shares held in a trust.

(3)       Mr. Thebault is not standing for reelection at the Annual Meeting and therefore will no longer serve on the Board following the Annual Meeting.

(4)       Mr. Wilcox served as Chief Financial Officer until his resignation effective November 3, 2023.

Security Ownership of Certain Beneficial Owners

The following table lists the only persons or groups known to Selective to be the beneficial owners of more than 5% of any class of Selective’s voting securities based on Schedules 13G and amendments thereto filed by the beneficial owners with the SEC.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	7,764,200 shares of common stock(1)	12.8%
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	6,206,485 shares of common stock(2)	10.24%
Common Stock	FMR LLC 245 Summer Street Boston, Massachusetts 02210	3,501,088 shares of common stock(3)	5.778%

(1)      BlackRock, Inc. (“BlackRock”) filed an amendment to Schedule 13G with the SEC on January 23, 2024, reporting that it is deemed to be the beneficial owner of an excess of 5% of the outstanding shares of Selective common stock. BlackRock reported that, as of December 31, 2023, it had sole voting power with respect to 7,609,534 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 7,764,200 shares, and shared dispositive power with respect to 0 shares.

(2)      The Vanguard Group, Inc. (“Vanguard”) filed an amendment to Schedule 13G with the SEC on February 13, 2024, reporting that it is deemed to be the beneficial owner of an excess of 5% of the outstanding shares of Selective common stock. Vanguard reported that, as of December 29, 2023, it had sole voting power with respect to 0 shares, shared voting power with respect to 111,200 shares, sole dispositive power with respect to 6,030,816 shares, and shared dispositive power with respect to 175,669 shares.

(3)      FMR LLC (“Fidelity”) filed a Schedule 13G with the SEC on February 9, 2024, reporting that it is deemed to be the beneficial owners of an excess of 5% of the outstanding shares of Selective common stock. Fidelity reported that, as of December 31, 2023, it had sole voting power with respect to 3,496,976 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 3,501,088 shares, and shared dispositive power with respect to 0 shares.

EXECUTIVE OFFICERS

The names of our executive officers and their ages, positions, and biographies are set forth below. Our executive officers are appointed by and serve at the discretion of our Board.

EXECUTIVE OFFICERS
John J. Marchioni
President and Chief Executive Officer	Background Information ◾ For information regarding Mr. Marchioni, please see the section entitled, “Information about Proposal 1 – Director Nominees” of this Proxy Statement.
Joseph O. Eppers
Age: 55 Executive Vice President, Chief Investment Officer

Background Information

◾       Present position since 2022.

◾       Senior Vice President, Chief Investment Officer, Selective, 2015 to 2022.

◾       Director, BlackRock (Financial Institutions Group), 2013 to 2015.

◾       Senior Vice President of Investments, Endurance Services Ltd, 2005 to 2013.

◾       Purdue University (B.S. Economics).

◾       Butler University, M.B.A.

◾       Chartered Financial Analyst.

Brenda M. Hall
Age: 53 Executive Vice President, Chief Operating Officer, Standard Lines

Background Information

◾       Present position since 2022.

◾       Executive Vice President, Commercial Lines Chief Operating Officer, Selective, 2019 to 2022.

◾       Senior Vice President, Chief Strategic Operations Officer, Selective, 2015 to 2019.

◾       Vice President, Director of Field Underwriting, Selective, 2008 to 2015.

◾       Certified Insurance Counselor.

◾       Certified Risk Manager.

◾       University of Mount Union (B.A.).

◾       Webster University (M.A.).

EXECUTIVE OFFICERS
Anthony D. Harnett
Age: 51 Senior Vice President, Chief Accounting Officer and Interim Chief Financial Officer

Background Information

◾      Present position since November 2023.

◾      Senior Vice President and Chief Accounting Officer, Selective, 2016 to 2023.

◾      Senior Vice President, Controller, Selective, 2010 to 2016.

◾      Vice President, Controller, Selective, 2008 to 2010.

◾      Senior Accountant and various finance positions, Selective, 1999 to 2008.

◾      Previously held financial roles at Deloitte and Toys “R” Us, 1997 to 1999.

◾      Certified Public Accountant (Pennsylvania).

◾      Chartered Global Management Accountant.

◾      Albright College (B.A.).

◾      Member of American Institute of Certified Public Accountants.

◾      Member of Pennsylvania Institute of Certified Public Accountants.

Jeffrey F. Kamrowski
Age: 59 Executive Vice President, MUSIC

Background Information

◾      Present position since 2020.

◾      Various roles of increasing seniority in Business Services, Commercial Lines Underwriting, Excess and Surplus Lines, and Information Technology, Selective, 1988 to 2020.

◾      Hartwick College (B.S.).

◾      Columbia University (Executive Management Program).

◾      Chartered Property Casualty Underwriter (CPCU).

Paul Kush
Age: 63 Executive Vice President, Chief Claims Officer

Background Information

◾      Present position since 2019.

◾      Chief Claims Officer, ProSight Specialty Insurance, 2010 to 2019.

◾      Senior Vice President, Claims, and other management roles, Crum and Forster, 1982 to 2009.

◾      Duquesne University (B.S.).

◾      Wharton School of the University of Pennsylvania’s American Institute of CPCU Advanced Executive Education Program.

EXECUTIVE OFFICERS
Michael H. Lanza
Age: 62 Executive Vice President, General Counsel, and Chief Compliance Officer

Background Information

◾      Present position since 2007.

◾      Senior Vice President and General Counsel, Selective, 2004 to 2007.

◾      Director, National Center for State Courts, since 2021.

◾      Trustee, Newton Medical Center Foundation, since 2014.

◾      Member, Warren E. Burger Society of the National Center for State Courts.

◾      Member, Society of Corporate Secretaries and Corporate Governance Professionals.

◾      Member, National Investor Relations Institute.

◾      University of Connecticut (B.A.).

◾      University of Connecticut School of Law (J.D.).

Vincent M. Senia
Age: 60 Executive Vice President, Chief Actuary

Background Information

◾      Present position since 2017.

◾      Senior Vice President, Actuarial Reserving, Selective, 2010 to 2017.

◾      Vice President and Chief Reserving Actuary, Munich Re America, 2003 to 2010; various actuarial management positions, 2001 to 2003.

◾      Fellow of the Casualty Actuarial Society.

◾      Member, American Academy of Actuaries.

◾      New Jersey Institute of Technology (B.S.).

TRANSACTIONS WITH RELATED PERSONS

Review, Approval, or Ratification of Transactions with Related Persons

Selective has a written Related Person Transactions Policy and Procedures (the “Related Person Policy”). The Related Person Policy defines “Related Person Transactions” as any transaction, arrangement, or relationship in which Selective or any of its subsidiaries was, is, or will be a participant and the amount involved exceeds $20,000, and in which any “Related Person” had, has, or will have a direct or indirect interest. A “Related Person” under the Related Person Policy is generally: (i) any director, executive officer, or nominee to become director of Selective or an immediate family member of any such person; (ii) a beneficial owner of more than 5% of Selective’s common stock or an immediate family member of any such beneficial owner; and (iii) any firm, corporation, or other entity in which any person included in (i) or (ii) is employed or is a general partner or principal or in a similar position or in which such person is a 5% or greater beneficial owner.

Under the Related Person Policy, the Audit Committee (or Chairperson of the Audit Committee if between meetings) must approve Related Person Transactions. In its review, the Audit Committee considers all available relevant facts and circumstances of the proposed transaction, including (i) the benefits to Selective, (ii) the impact on a director’s independence, (iii) the availability of other sources for comparable products and services, (iv) the terms of the transaction, and (v) the terms available to unrelated third parties or employees generally. No Audit Committee member may participate in any review, consideration, or approval of any Related Person Transaction in which such director or any of their immediate family members is the Related Person. The Audit Committee only approves Related Person Transactions that it considers are in, or not inconsistent with, the best interests of Selective and its stockholders.

William M. Rue

William M. Rue served as a director on the Board until May 3, 2023. Mr. Rue owns more than 10% of the equity, of Rue Holding Company, which owns 100% of Chas. E. Rue & Son, Inc., t/a Rue Insurance, a general independent retail insurance agency (“Rue Insurance”). Rue Insurance has been appointed as a distribution partner of Selective’s insurance subsidiaries since 1928, on terms and conditions similar to those of the other distribution partners of Selective’s insurance subsidiaries and includes the right to: (i) receive commissions for policies placed; and (ii) participate in the Amended and Restated Selective Insurance Group, Inc. Stock Purchase Plan for Independent Insurance Agencies (2010), Amended and Restated as of February 1, 2017. Mr. Rue has two children who are employed by Rue Insurance: a daughter, who owns less than 10% of the equity of Rue Holding Company; and a son, who serves as president of Rue Insurance and owns more than 10% of the equity of Rue Holding Company.

In 2023, Rue Insurance placed insurance policies for its customers and itself with Selective’s insurance subsidiaries and was paid standard market commissions, including supplemental commissions, of $2.9 million on direct premiums written of $15.7 million. All contracts and transactions with Rue Insurance were consummated in the ordinary course of business on an arm’s-length basis.

The Selective Insurance Group Foundation

In 2005, we established a private foundation, now named The Selective Insurance Group Foundation (the “Foundation”), under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”). The board of directors of the Foundation is comprised of some of the officers of Selective and its insurance subsidiaries. We did not make any contributions to the Foundation in 2023. We contributed $0.3 million in 2022 and $1.3 million in 2021.

BlackRock

BlackRock, a leading publicly traded investment management firm, has purchased our common shares in the ordinary course of its investment business and has previously filed Schedules 13G/A with the SEC. On January 23, 2024, BlackRock filed a Schedule 13G/A reporting beneficial ownership, as of December 31, 2023, of 12.8% of our outstanding common stock. In connection with purchasing our common shares, BlackRock filed the necessary filings with insurance regulatory authorities. On the basis of those filings, BlackRock is deemed not to be a controlling person for the purposes of applicable insurance law.

We are required to disclose related-party information for our transactions with BlackRock. BlackRock is highly regulated, serves its clients as a fiduciary, and has a diverse platform of active (alpha) and index (beta) investment strategies across asset classes that enables it to tailor investment outcomes and asset allocation solutions for clients. BlackRock also offers the BlackRock Solutions® investment and risk management technology platform, Aladdin®, risk analytics, advisory, and technology services and solutions to a broad base of institutional and wealth management investors. We incurred expenses related to BlackRock for services rendered of $2.1 million in 2023.

As part of our overall investment diversification, we invest in various BlackRock funds from time to time. These funds accounted for less than 1% of our invested assets, at December 31, 2023. During 2023, with regard to BlackRock funds, we (i) purchased $7.9 million in securities, (ii) sold $2.8 million in securities, (iii) recognized net realized and unrealized gains of $1.7 million, and (iv) recorded $2.5 million in income.

Our pension plan’s investment portfolio contained investments in BlackRock funds of $114.2 million, at December 31, 2023. During 2023, with regard to BlackRock funds, our pension plan (i) purchased $19.9 million in securities, (ii) sold $35.1 million in securities, and (iii) recorded net investment income of $9.3 million. In addition, our employee deferred compensation plan and defined contribution plan may offer our employees the option to invest in various BlackRock funds. All contracts and transactions with BlackRock were consummated in the ordinary course of business on an arm’s-length basis.

Vanguard

Vanguard, one of the world’s largest investment management companies, has purchased our common shares in the ordinary course of its investment business and has previously filed Schedules 13G/A with the SEC. Vanguard offers low-cost mutual funds and exchange-traded funds, as well as other investment-related services. On February 13, 2024, Vanguard filed a Schedule 13G/A reporting beneficial ownership of 10.24% of our common stock as of December 29, 2023. In connection with purchasing our common shares, Vanguard filed the necessary filings with insurance regulatory authorities. On the basis of those filings, we do not expect Vanguard to be deemed a controlling person for the purposes of applicable insurance law.

As part of our overall investment diversification, we may invest in various Vanguard funds from time to time. These funds accounted for less than 1% of our invested assets, at December 31, 2023. During 2023, with regard to Vanguard funds, we (i) purchased $0.5 million in securities, (ii) sold $32.9 million, (iii) recognized net realized and unrealized gains of $0.1 million, and (iv) recorded $0.7 million in income. Our deferred compensation plan offers our employees investment options based on the notional value of various Vanguard funds. Our defined contribution plan offers our employees the option to invest in a Vanguard fund. All transactions with Vanguard are consummated in the ordinary course of business on an arm’s-length basis.

Fidelity

Fidelity, one of the world’s largest investment management companies, has purchased our common shares in the ordinary course of its investment business and filed a Schedule 13G with the SEC. Fidelity provides diversified, financial services businesses that serve individuals, families, employers, wealth management firms, and institutions. On February 9, 2024, Fidelity filed a Schedule 13G reporting beneficial ownership of 5.778% of our common stock as of December 31, 2023.

As part of our overall investment diversification, we may invest in various Fidelity funds from time to time. These funds accounted for less than 0.1% of our invested assets at December 31, 2023. During 2023, with regard to Fidelity funds, we (i) purchased $34 thousand in securities, (ii) sold $1.3 million in securities, (iii) recognized no net realized and unrealized losses or gains, and (iv) recorded $34 thousand in income. One of the notional investment options under our deferred compensation plan is based on the notional value of a Fidelity fund.

Director Independence

Our securities are listed on Nasdaq, and we use the standards of “independence” prescribed by rules set forth by Nasdaq. Under Nasdaq rules, a majority of a listed company’s board of directors must be comprised of independent directors. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out a director’s responsibilities. Our Board has determined that all current directors and director nominees1 are independent under applicable Nasdaq and SEC rules and regulations – except our CEO, Mr. Marchioni. In making its determination, the Board considered disclosures each director made related to various transactions, relationships, or arrangements involving Selective. Disclosures by the following three directors required analysis:

Terrence W. Cavanaugh: In determining that Mr. Cavanaugh is an independent director, the Board considered that Mr. Cavanaugh’s son is employed as Director, Corporate Risk and Broking of Willis Towers Watson (“WTW”), which has commercial relationships with our insurance subsidiaries and employee benefit plans. The Board has determined that these commercial relationships are not material because (i) the payments made were approximately 0.014% of WTW’s 2023 consolidated gross revenues, (ii) Mr. Cavanaugh’s son had no involvement with the transactions with WTW, and (iii) the amount of revenue generated for WTW through these arrangements is not material to WTW. Accordingly, the Board determined these arrangements do not affect Mr. Cavanaugh’s independence.

H. Elizabeth Mitchell: In determining that Ms. Mitchell is an independent director, the Board considered that she serves as an advisor on the reinsurance strategy of Hudson Structured Capital Management Ltd. (“HSCM”). In connection with a previously disclosed $5 million commitment to HSCM Ventures Fund 2 LP (the “HSCM Fund”), in 2023, Selective contributed approximately $948 thousand. HSCM manages the HSCM Fund through its InsurTech strategy. The Board has determined that this commercial relationship is not material, principally because (i) Ms. Mitchell is not actively involved with the HSCM Fund or its InsurTech strategy and receives no material direct or indirect compensation from the HSCM Fund, and (ii) the relative insignificance of these transactions for HSCM and us.

In May 2022, Ms. Mitchell was appointed to the board of directors of the Principal Financial Group (“Principal”). In connection with Principal’s recent acquisition of Wells Fargo’s trust business, bank accounts for our deferred compensation plan and certain state deposit bonds were transferred to the Principal. Ms. Mitchell had no involvement with the establishment of the bank accounts or the procurement of the state deposit bonds. In 2023, the total fees associated with these arrangements were approximately $12 thousand. Accordingly, the Board determined that Ms. Mitchell’s relationship with the Principal does not affect her independence.

The Board also considered that Ms. Mitchell’s brother is Senior Director, Global Services & Customer Operations for Servicenow, Inc. (“Servicenow”). At the recommendation of, and through, one of our information technology vendors, we purchased software licenses and related software support services of Servicenow. The total amounts paid to the recommending vendor for Servicenow-related products and services in 2023 was approximately $517 thousand, which is less than 0.01% of Servicenow’s 2023 total revenues. As neither Ms. Mitchell nor her brother had any involvement with these transactions, and they are immaterial, the Board determined that these transactions do not affect Ms. Mitchell’s independence.

Robert Kelly Doherty: Mr. Doherty’s son is a Managing Director and Head of Alternative Capital Markets, Americas for Goldman Sachs Group, Inc. In 2023, the Company engaged Goldman Sachs as its investment banking advisor. No fees have been paid by the Company in 2023 in connection with the investment banking relationship. The Company is also in the process of migrating its money market fund portal to Goldman Sachs’ platform. Selective’s use of the Goldman Sachs’ money market platform has not resulted in any payments by Selective to Goldman Sachs in 2023, and none are expected to be paid in the future for the use of the platform. As: (i) Mr. Doherty nor his son have any involvement in the above transactions; and (ii) no revenue has been generated for Goldman Sachs in 2023 under these arrangements, they do not affect Mr. Doherty’s independence.

All members of the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation and Human Capital Committee are independent directors under applicable Nasdaq and SEC rules and regulations.

1 The Board determined that each of the following current directors are independent: Mses. Bacus, Mitchell, and Nicholson and Messrs. Aijala, Cavanaugh, Coaxum, Doherty, McCarthy, Mills, Scheid, Thebault, and Urban. The Board determined that each of the following director nominees are independent: Mses. Bacus, Mitchell, and Nicholson and Messrs. Aijala, Cavanaugh, Coaxum, Doherty, McCarthy, Mills, Scheid, and Urban.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Selective has established Corporate Governance Guidelines that are available for review on Selective’s website at www.selective.com/investors/corporate-governance.

Majority Voting for Directors in Uncontested Elections

The Board has adopted a majority voting policy for uncontested elections of incumbent directors. To be reelected to the Board, an incumbent director must receive a majority vote by stockholders, unless the Corporate Secretary determines that the number of director nominees exceeds the number of directors to be elected. If any incumbent director nominee receives less than a majority of votes cast, the following process must be followed:

◾	The incumbent director must tender their resignation to the Chairperson of the Board within five days following the certification of the election results.

◾	Within 45 days after the stockholders’ meeting, the Corporate Governance and Nominating Committee will make a recommendation to the Board regarding whether to accept the director’s resignation. In determining and making its recommendation to the Board, the Corporate Governance and Nominating Committee may consider any factors it deems relevant and a range of possible alternatives concerning the director’s tendered resignation.

◾	Within 90 days after the stockholders’ meeting, the Board shall formally act on the Corporate Governance and Nominating Committee’s recommendation and, within four business days of doing so, shall file with the SEC a Current Report on Form 8-K, disclosing its decision, the rationale for its decision, and the process it followed in reaching the decision to accept or reject the director’s tendered resignation.

◾	Any incumbent director who fails to receive a majority of votes cast and tenders a resignation may not participate or vote in the deliberations of the Corporate Governance and Nominating Committee or the Board related to their resignation. If every member of the Corporate Governance and Nominating Committee fails to receive a majority vote at the same stockholders’ meeting, then the independent directors who received a majority vote and any independent directors who did not stand for reelection must appoint from themselves an ad hoc Board committee to consider the tendered resignations and make a recommendation to the Board whether it should accept them. If fewer than three directors would constitute an ad hoc committee, the entire Board (other than the individual director whose resignation is being considered) will make the determination to accept or reject the director’s resignation.

Board Refreshment

While the Board recognizes the importance of Board refreshment, it does not believe it should limit the number of terms for which an individual may serve as a director. Directors who have served on the Board for an extended period have institutional knowledge and are able to provide valuable insight into the operations and future of Selective based on their experience with and understanding of Selective’s history, policies, and objectives. The Board believes that, as an alternative to term limits, it can ensure that the Board continues to evolve and adopt new viewpoints through the evaluation and nomination process. Our Corporate Governance Guidelines and By-Laws provide that no person who has attained their 72nd birthday is eligible for election as a director.

Overboarding: Limits on Outside Board Memberships

The Board recognizes that a director’s ability to fulfill their responsibilities as a member of the Board can be impaired if the director serves on numerous other boards or board committees. Accordingly, our Corporate Governance Guidelines limit the number of public company directorships that a director may hold. Pursuant to our Corporate Governance Guidelines, directors are not permitted to serve on the boards of more than four public companies (including the Board); provided that any director employed as a chief executive officer of a public company is not permitted to serve on the boards of more than two public companies (including the Board). Additionally, a director must advise the Lead Independent Director, the Chairperson of the Board, or the Chairperson of the Corporate Governance and Nominating Committee before accepting an invitation to serve on another public or private company board, so that the Board can confirm that no actual or potential conflicts exist and that the proposed board service does not interfere with their duties and obligations as a director of Selective. Service on boards and board committees of other companies must be consistent with our conflict of interest and related person transactions policies.

Board Meetings and Committees

The Board held seven meetings in 2023, and the independent directors met four times outside the presence of management. All directors attended at least 75% of the aggregate number of Board and their respective committee meetings during 2023, with average attendance over 99%. While we do not have a formal policy on director attendance at annual meetings, Selective expects all directors to attend annual meetings of stockholders. All then-serving directors virtually attended the 2023 Annual Meeting of Stockholders.

Effective January 1, 2024, the Board created a Risk Committee and delegated certain risk oversight responsibilities (as described below) that were previously the responsibilities of other committees or the full Board to the Risk Committee. Following the creation of the Risk Committee, the Board had six standing committees:

◾	Audit Committee;

◾	Corporate Governance and Nominating Committee;

◾	Compensation and Human Capital Committee;

◾	Executive Committee;

◾	Finance and Investments Committee; and

◾	Risk Committee.

The Corporate Governance and Nominating Committee is responsible for evaluating and making recommendations to the Board concerning the appointment of directors to the six committees and the selection of committee chairpersons. The Board generally favors the periodic rotation of committee chairperson positions, but also recognizes that, at times, it may not be in the best interest of Selective to change a Board committee chairperson position, such as when a director has special knowledge or experience. It is anticipated that Board committee chairpersons will serve up to approximately five consecutive years, on average, to facilitate rotation of committee chairpersons while preserving experienced leadership.

The following tables provide information on each of the six standing committees and its current members:

Audit Committee
Written Charter is available on Selective’s website at www.selective.com/investors/corporate-governance	2023 Meetings: 5

Responsibilities:

The Audit Committee monitors: (i) the integrity of the financial statements of Selective; (ii) the compliance by Selective with legal and regulatory requirements and adopted ethical standards; (iii) the independence and qualifications of Selective’s independent auditors; and (iv) the performance of the internal auditors and independent auditors. Specifically, the Audit Committee:

◾       Oversees our annual audits and quarterly reviews of the financial statements.

◾       Monitors the adequacy and effectiveness of our financial reporting process and systems of internal controls.

◾       Reviews and discusses with Selective’s management, Chief Audit Executive, and independent auditors Selective’s financial statements, reports, and other information provided to the public and filed with the SEC, as well as critical accounting policies and practices and critical audit matters.

◾       Prior to its inclusion in any audited statutory financial statements, reviews the report prepared by management, assessing the effectiveness of internal control over financial reporting and stating management's responsibility for establishing and maintaining adequate internal control over financial reporting.

◾       Monitors the activities of the Internal Audit Department and reviews and approves the Internal Audit Department’s budget, resources, audit plan, and charter.

◾       Reviews and concurs in the appointment, evaluation, replacement, reassignment, or dismissal of the Chief Audit Executive and the Chief Audit Executive’s performance review and compensation awards.

◾       Discusses significant financial risk exposures, including Selective’s loss and loss expense reserves, and the steps management has taken to monitor, control, and report such exposures.

◾       Appoints Selective’s independent registered public accounting firm and supervises the relationship between Selective and its independent auditors, including reviewing their performance, making decisions about their compensation, retention, and removal, reviewing and approving in advance their audit services and permitted non-audit services, and confirming the independence of the independent auditors.

◾       Oversees Selective’s Related Person Transactions Policy and Procedures and reviews and approves proposed transactions.

◾       Oversees procedures for the (a) receipt, retention, and treatment of complaints received by Selective regarding accounting, internal accounting controls, or auditing matters, and (b) confidential, anonymous submissions by employees of Selective of concerns regarding questionable accounting or auditing matters.

Director Members:	Independent
H. Elizabeth Mitchell, Chairperson	Yes
Terrence W. Cavanaugh	Yes
Robert Kelly Doherty	Yes
John S. Scheid, Designated Audit Committee financial expert	Yes
Philip H. Urban	Yes

Compensation and Human Capital Committee
Written Charter is available on Selective’s website at www.selective.com/investors/corporate-governance	2023 Meetings: 6

Responsibilities:

The Compensation and Human Capital Committee’s purposes are to: (i) oversee and review Selective’s executive officer and non-employee director compensation plans and practices, including incentive compensation and equity-based plans; (ii) review the performance of management in achieving corporate goals and objectives; (iii) review matters related to succession planning and professional development for executive officers; (iv) assure that Selective’s executive officers are compensated effectively consistent with Selective’s financial performance, strategy, competitive practices, and regulatory requirements; and (v) assist with Board oversight of the

Company’s strategies relating to human capital management (“HCM”). Specifically, the Compensation and Human Capital Committee:

◾       Reviews Selective’s compensation strategy to ensure that executive officers are rewarded appropriately for their contributions, including those related to Selective’s growth and profitability.

◾       Evaluates annually the performance of the CEO and the other executive officers in light of Selective’s goals and objectives.

◾       Determines and approves, or recommends to the Board for its approval, the compensation of the CEO and the other executive officers.

◾       Reviews and approves compensation for non-employee directors.

◾       Interprets and administers any executive officer compensation plans, including determining participant eligibility, the number and type of awards available for grant, the terms of such awards, and the performance goals (including, without limitation, any goals that may be related to environmental, social, and governance (“ESG”) and HCM) applicable to awards.

◾       Oversees, monitors and administers Selective’s compensation recoupment policies and procedures.

◾       Assists the Board in its oversight of Selective’s hedging and pledging policies applicable to Selective’s executive officers and directors.

◾       Reviews and considers the results of any advisory vote on executive officer compensation (“say-on-pay” vote) and the results of any advisory vote on the frequency of say-on-pay votes (“say-on-frequency” votes).

◾       Provides recommendations to the Board on compensation-related proposals to be considered at Selective’s annual meeting, including the say-on-pay vote and the say-on-frequency vote.

◾       Reviews matters related to succession planning and professional development for executive officers.

◾       Reviews periodically with the CEO the plans for succession of Selective’s CEO, other executive officers, and other key employees, including plans for succession in the event of an emergency, and making recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions.

◾      Reviews periodic updates from management on initiatives and progress in the area of HCM including employee benefit offerings and DE&I initiatives, programs, and progress.

◾       Reviews the independence and engagement of the independent executive compensation consultant.

The Compensation and Human Capital Committee may form subcommittees for any purpose it deems appropriate, delegating to such subcommittees such power and authority as the Compensation and Human Capital Committee deems appropriate; provided, however, that (i) no subcommittee shall have fewer than two members and (ii) the Compensation and Human Capital Committee shall not delegate to a subcommittee any power or authority required by any law, regulation, or listing standard to be exercised by the Compensation and Human Capital Committee as a whole. To the extent permitted by applicable laws, rules, and regulations and Selective’s incentive compensation plans and equity-based compensation plans, the Compensation and Human Capital Committee may delegate to management the administration of such incentive compensation plans and equity-based compensation plans for persons not subject to the reporting requirements of Section 16 of the Exchange Act. Delegation shall not limit or restrict the Compensation and Human Capital Committee on any delegated matter, and any related committee action shall not limit or restrict the Compensation and Human Capital Committee’s future actions.

Director Members:	Independent
Philip H. Urban, Chairperson	Yes
Ainar D. Aijala, Jr.	Yes
Lisa Rojas Bacus	Yes
Stephen C. Mills	Yes
Cynthia S. Nicholson	Yes
J. Brian Thebault*	Yes
* Mr. Thebault is not standing for reelection at the Annual Meeting and therefore will no longer serve on the Board following the Annual Meeting.

Corporate Governance and Nominating Committee
Written Charter is available on Selective’s website at www.selective.com/investors/corporate-governance	2023 Meetings: 4

Responsibilities:

The Governance and Nominating Committee’s purposes are to: (i) establish criteria for the selection of directors and to identify and recommend to the Board the nominees for director in connection with Selective’s annual meeting of stockholders; (ii) advise the Board with respect to the Board composition, procedures, and committees; (iii) identify and recommend to the Board the members of the Board to serve on the Board’s committees; (iv) oversee the evaluation of the Board; (v) oversee Selective’s corporate governance policies and procedures; and (vi) oversee management’s activities to address ESG issues and trends. Specifically, the Governance and Nominating Committee:

◾       Reviews and assesses the adequacy of Selective’s Corporate Governance Guidelines and recommends changes to the Board.

◾       Recommends to the Board the directors to serve as members of the Board committees, chairpersons of the committees, and Lead Independent Director.

◾       Advises the Board regarding Board composition, succession, procedures, and committees.

◾       Reviews and updates Selective’s Code of Conduct and reviews conflicts of interest or other issues that may arise under the Code of Conduct involving Selective’s officers or directors.

◾       Monitors Selective’s compliance with the SEC’s employee conflict of interest requirements.

◾       Oversees the self-evaluations of the Board and its committees.

◾       Oversees management’s activities to advance corporate sustainability and corporate social responsibility, and addresses ESG-categorized matters and trends, including, among others:

◾       Reviewing and discussing with management significant corporate sustainability, corporate social responsibility, and ESG-categorized matters, trends, opportunities, and risks;

◾       Reviewing and discussing with management Selective’s sustainability, social responsibility, and ESG-categorized strategies and activities;

◾       Overseeing the development and use of tailored sustainability, social responsibility, and ESG-categorized measurement and tracking metrics;

◾       Reviewing Selective’s sustainability, social responsibility, and ESG-categorized disclosures prior to public dissemination;

◾       Overseeing Selective’s philanthropic strategies; and

◾       Reporting key sustainability, corporate social responsibility, and ESG-categorized activities and trends to the Board on a regular basis.

◾       Makes a recommendation to the Board on whether to accept an incumbent director’s tendered resignation if the director fails to receive a majority vote in an uncontested election of directors.

◾       Reviews all proposals submitted by stockholders for inclusion in Selective’s proxy statement for its annual meeting of stockholders and results of stockholder advisory votes and recommends to the Board how to respond to such proposals and advisory votes.

Director Members:	Independent
Cynthia S. Nicholson, Chairperson	Yes
Ainar D. Aijala, Jr.	Yes
Lisa Rojas Bacus	Yes
Stephen C. Mills	Yes
J. Brian Thebault*	Yes
*Mr. Thebault is not standing for reelection at the Annual Meeting and therefore will no longer serve on the Board following the Annual Meeting.

Executive Committee
Written Charter is available on Selective’s website at www.selective.com/investors/corporate-governance	2023 Meetings: 4

Responsibilities:

The Executive Committee exercises the authority of the Board, except as otherwise limited by law, including during the intervals between regularly scheduled Board meetings when Board action is needed. Specifically, the Executive Committee:

◾      Takes action on matters brought before it when the Board is not in session, except with respect to the Company’s investments and except as expressly prohibited by the New Jersey Business Corporation Act, as amended, or such other applicable law, rule, and regulation.

◾       Takes such other actions and does such other things as may be referred to it from time to time by the Board.

Director Members:	Independent
John J. Marchioni, Chairperson	No
Robert Kelly Doherty	Yes
Thomas A. McCarthy	Yes
H. Elizabeth Mitchell	Yes
Cynthia S. Nicholson	Yes
John S. Scheid	Yes
Philip H. Urban	Yes
Finance and Investments Committee
Written Charter is available on Selective’s website at www.selective.com/investors/corporate-governance	2023 Meetings: 4

Responsibilities:

The Finance and Investments Committee reviews and makes recommendations to the Board concerning certain of Selective’s financial affairs and policies, financial planning, capital structure and management, dividend policy and dividends, share repurchases, and strategic plans and transactions. The Finance and Investments Committee oversees investment policies, strategies, and programs. Specifically, the Finance and Investments Committee:

◾      Reviews and approves changes to Selective’s investment policies, strategies, and programs.

◾      Reviews investment transactions made on behalf of Selective and reviews the performance of Selective’s investment portfolio and external investment managers.

◾      Discusses Selective’s major investment risk exposures with management, including the steps management has taken to monitor and manage such exposures.

◾      Reviews Selective’s capital structure and reviews and makes recommendations to the Board about Selective’s financial policies and corporate finance matters, including (i) financial planning, cash flow management, fiscal and treasury policies, and financial risk assessment and management, (ii) the issuance, retirement, or repurchase of debt, equity, insurance-linked securities, and other securities, and (iii) other transactions or financial issues that management desires the Finance and Investments Committee to review.

◾      Reviews matters relating to the investment portfolios of the benefit plans of Selective and its subsidiaries, including the administration and performance of such portfolios.

◾      Appoints members of Selective’s Management Investment Committee.

◾      Reviews and makes recommendations to the Board regarding the payment of dividends.

◾      Oversees management’s incorporation of ESG considerations into their due diligence and investment decision-making process, as appropriate.

Director Members:	Independent
Thomas A. McCarthy, Chairperson	Yes
Wole C. Coaxum	Yes
Robert Kelly Doherty	Yes
Stephen C. Mills	Yes

Risk Committee
Written Charter is available on Selective’s website at www.selective.com/investors/corporate-governance	2023 Meetings: 0*

Responsibilities:**

The Risk Committee assists the Board in overseeing Selective’s operational activities and identifies and reviews related risks. The Risk Committee is also responsible for oversight of the Selective’s enterprise risk management framework and practices. Specifically, the Risk Committee:

◾      Oversees the implementation, execution, and performance of Selective’s enterprise risk management program, including risk (i) culture and governance; (ii) identification and prioritization; (iii) appetite, tolerances, and limits; (iv) management and controls; and (v) reporting and communication, including Selective’s Own Risk Solvency Assessment filed with the applicable state insurance regulators.

◾       Monitors Selective’s major operational risks, including underwriting, claims, catastrophe, climate change, business continuity, reputational and other emerging risks.

◾        Oversees the reinsurance program of Selective’s insurance subsidiaries, including the structure, pricing, and participating reinsurers’ financial strength.

◾      Reviews material corporate insurance policies of Selective and its insurance subsidiaries.

◾      Monitors Selective’s information technology security program and the controls around cybersecurity and data privacy, including plans to enhance the program’s effectiveness. The Risk Committee also monitors Selective’s business continuity and disaster recovery plans.

* The Risk Committee was established effective January 1, 2024; accordingly, no committee meetings were held in 2023.

** Prior to January 1, 2024, (i) the Audit Committee had oversight of enterprise risk management, including cybersecurity and climate change risk, (ii) the Finance Committee had oversight of reinsurance, and (iii) the Corporate Governance and Nominating Committee reviewed Selective’s directors and officers liability insurance policies.

Director Members:	Independent
John S. Scheid, Chairperson	Yes
Terrence W. Cavanaugh	Yes
Wole C. Coaxum	Yes
Thomas A. McCarthy	Yes
H. Elizabeth Mitchell	Yes

Board Leadership Structure

Our two principal Board leadership positions are: (i) Board Chairperson; and (ii) Lead Independent Director.

As set forth in our Corporate Governance Guidelines, the Board does not require the separation of the offices of the Board Chairperson and the CEO. Instead, the Board regularly evaluates and decides whether the same person should hold the offices of Board Chairperson and CEO. Our Board has determined that it is appropriate and in the best interests of Selective and its stockholders for Mr. Marchioni to serve as both CEO and Board Chairperson given his institutional and industry knowledge. Our Board believes that our current leadership structure fosters responsive and strong leadership for Selective.

As discussed in greater detail below, our current governance structure establishes a dynamic leadership role for the Lead Independent Director, which, together with independent committee leadership, provides a meaningful counterbalance to the CEO Chairperson and maintains independent and effective oversight of management.

CEO and Board Chairperson Responsibilities

When the CEO serves as the Board Chairperson, as is the current structure, they are responsible for oversight and guidance of Selective’s management and overall corporate performance. The CEO Chairperson leads the Board and facilitates intra-Board communication in overseeing Selective’s strategy and long-term and short-term goals, and fosters ethical and responsible corporate culture and decision-making throughout Selective. Specific duties of a Board Chairperson include:

◾	Consistent with the Corporate Governance Guidelines, coordinating with the other directors, the Lead Independent Director, and management in preparation of Board and Board committee agendas and meeting materials;

◾	Presiding over all Board and stockholder meetings;

◾	Recommending actions to improve the effectiveness and performance of the Board;

◾	In conjunction with the Lead Independent Director, serving as a spokesperson for the Board and meeting with stockholders as required; and

◾	Assisting the Lead Independent Director and Chairperson of the Corporate Governance and Nominating Committee in recruiting potential candidates to the Board and in recommending appointments to various Board committees.

Lead Independent Director Responsibilities

Our Corporate Governance Guidelines provide that when the Board does not have an independent Chairperson, the Board will appoint an independent director to be the Lead Independent Director. Robert Kelly Doherty is presently our Lead Independent Director and has served in that role since 2022. The Lead Independent Director is responsible for coordinating the activities of the independent directors and performing various other duties, including:

◾	Presiding at all meetings of independent directors, as appropriate, and providing prompt feedback to the Chairperson and/or CEO;

◾	Serving as a point of contact for Board members to raise issues that they may not be able to readily address with the Chairperson and/or CEO;

◾	Ensuring that matters of importance to the directors are placed on the Board’s meeting agendas;

◾	Assuring that the Chairperson and/or CEO understand the Board’s views on all critical matters;

◾	Assuring that the Board understands the Chairperson’s and/or CEO’s views on all critical matters; and

◾	Calling executive sessions of the independent directors and serving as chairperson of such meetings.

It is anticipated that the Lead Independent Director will serve up to approximately five consecutive years to facilitate the rotation of the Lead Independent Director position while maintaining experienced leadership; however, the Board may extend such tenure in accordance with good governance practices, including to accommodate the transition of a new CEO or new directors or to provide continuity to further strategic objectives or address external factors affecting Selective.

Board and Committee Multi-Step Evaluation Process

The Corporate Governance and Nominating Committee conducts annual self-assessments and evaluates its effectiveness and the effectiveness of the full Board and its other committees. The current process is outlined below:

Continuing Education for Directors

Selective provides continuing education opportunities for directors, including a mix of in-house and third-party presentations and programs. We will provide reimbursement for reasonable expenses incurred by a director in connection with continuing education courses or programs related to Board service.

SUSTAINABILITY AND HUMAN CAPITAL

Selective’s Sustainability Oversight and Management

The Board delegated oversight of sustainability to the Board’s Corporate Governance and Nominating Committee. Risks related to sustainability are allocated among the Board’s committees consistent with their charters, as outlined above. Management’s Sustainability Committee (discussed below) provides quarterly updates to the Corporate Governance and Nominating Committee on sustainability-related strategic initiatives. Corporate Governance and Nominating Committee members offer valuable insights based on their sustainability-related knowledge and experience. The Corporate Governance and Nominating Committee regularly reports to the full Board on sustainability matters.

The executive management team oversees the organization’s sustainability efforts. The Sustainability Committee provides detailed quarterly reports on sustainability-related initiatives to the executive management team, which provides feedback and oversight on those initiatives.

The Sustainability Committee is a chartered management committee, comprised of leaders and employees from the Underwriting, Claims, Legal, Finance, Risk, Internal Audit, and Human Resources Departments. A sustainability Manager coordinates its activities. The Sustainability Committee is responsible for developing plans and objectives for sustainability-related initiatives and making quarterly progress reports to executive leadership and the Corporate Governance and Nominating Committee. The Sustainability Committee’s primary purpose is to assist management in developing strategies and goals to integrate sustainability into the business objectives of the organization.

Sustainability and Corporate Social Responsibility Overview

We strive to maintain ethics and integrity in our business practices. We are committed to understanding and mitigating risk, serving customers and distribution partners responsibly, enabling our employees’ professional development and work/life balance, and helping the communities where we live, work, and serve while being environmentally responsible. In 2023, we continued to drive sustainability initiatives, overseen by management’s Sustainability Committee, and published our second Task Force on Climate-related Financial Disclosures, or TCFD, report and third Sustainability Report, Progress through Impact. We believe these initiatives support our goal of rewarding our stockholders with sustained superior financial and operating performance over time.

Helping Our Customers

We provide customers and distribution partners with services and educational resources to help mitigate potential risks. We issue proactive messages aimed at preventing losses, including weather preparation notices and alerts and food, product, and vehicle recall notifications. Our Safety Management Specialists visit designated customers’ places of business to advise on reducing the risk of loss for property or casualty claims. Our Claims team reacts promptly to help customers recover after experiencing loss. Our distribution partners recognize our exceptional customer service, delivered primarily through our field-based model, and consider us a high service-oriented carrier. Our customer satisfaction scores have been consistently strong.

Developing Our Employees

A core strategic priority is to ensure we have a highly engaged and aligned team of high-caliber employees. We continue to invest significantly in employee training programs and prioritize their development to position our talent for future opportunities and leadership. See below under the section entitled, “Human Capital” for further information about efforts to drive this initiative.

Supporting Our Communities

Through the Foundation we donate to non-profit organizations that promote civic responsibility, support home, auto, and business safety, and provide health and human services. The Foundation’s mission is to empower safe, sustainable, just, and diverse communities where we live, work, and serve:

◾	Safe – organizations that support disaster relief and help protect the public;

◾	Sustainable – organizations that support the environment, education, and people in need;

◾	Just – organizations that support social welfare and human services; and

◾	Diverse – organizations that support social justice, equity, and inclusion.

In 2023, the Foundation donated over $768,000 to local and nationwide charities.

Selective invests in indirect state and federal incentives to finance programs with social benefits or objectives. For example, Selective has invested in low-income housing tax credits, historic property credits, rural investment programs, economic redevelopment credits, renewable energy credits, and scholarship tax credit programs. We also coordinate employee volunteerism to support local charities.

Managing Climate Risk

As a property and casualty insurance company, we cover thousands of individuals and businesses against the financial impact of insured losses, including catastrophic events. Climate change increases the unpredictability of weather-related loss frequency and severity, posing a long-term risk to our customers’ lives and livelihoods – and our business. We aim to mitigate the impacts of climate change by (i) prudently overseeing and managing catastrophe risk exposure, (ii) helping our customers through responsive claims handling, safety management services, and proactive weather alerts, (iii) preparing for the continuing transition to clean energy, and (iv) reducing our carbon footprint. Understanding and helping mitigate climate change perils for our business and customers is core to our operations and strategy. We believe these efforts (i) contribute to our corporate responsibility to help mitigate the impact of climate change and (ii) will reward our shareholders with sustained superior financial and operating performance over time.

In addition to mitigating insurance operations and investment risk, we:

◾	Have robust plans to ensure operational continuity if we suffer unforeseen or catastrophic events. We have business continuity plans for our key data processing facility (Disaster Recovery Plan), the leadership team (Executive Crisis Management Plan), and significant operational areas. We review, update, and test these plans at least annually. Our tests include, but are not limited to, “tabletop” exercises and planned hands-on tests.

◾	Track our Scope 1 and Scope 2 greenhouse gas ("GHG") emissions; however, as an insurance holding company, we are a low GHG emitter relative to entities in many other industries. Our Scope 1 emissions include consumption of natural gas, diesel, refrigerant, and the fuel employees use for work travel in company cars, and our Scope 2 emissions comprise our electricity usage.

◾	Built ground-mount and garage-canopy solar photovoltaic facilities at our corporate headquarters. The facilities can generate approximately five million kWh of electricity annually, and we sell the related solar renewable energy credits to others. We sell these solar renewable energy credits, so our renewable energy production does not reduce our GHG emissions. However, it does contribute to cleaner energy production.

◾	Continue to reduce our carbon emissions over the long term and are implementing several initiatives at our corporate headquarters to lower our environmental impact, including:

◾	Upgrading our corporate headquarters building management system, which should reduce heating and cooling natural gas consumption;
◾	Making efforts to transition our company cars from gasoline-powered to more energy-efficient vehicles;
◾	Conversion of all corporate headquarters light bulbs to LED;
◾	Providing a hybrid work schedule; and
◾	Migration of our information technology systems from our corporate headquarters’ data center to the cloud.

The table below outlines strategically important sustainability categories and our related actions and areas of focus:

SUSTAINABILITY HIGHLIGHTS & AREAS OF FOCUS

Insurance Operations

◾          Enterprise Risk Management framework

◾          Transition to a clean energy future

◾           Reduction of energy and water consumption and recycling programs

◾           Do not underwrite specific environmentally hazardous risks

Investment Operations

◾           Consider sustainability risk factors in management and oversight

◾           Beginning to incorporate sustainability considerations into investment process

◾           Do not invest in any new direct equity or debt investments in thermal coal enterprises

Insurance Operations	◾ Employment practices ◾ Professional training & development programs ◾ DE&I initiatives ◾ Employee physical, financial, and emotional well-being
Community	◾ Volunteerism and charitable giving ◾ Annual donations through our Foundation ◾ Alignment with philanthropic programs to help communities
Customers & Distribution Partners	◾ Resolving covered claims promptly ◾ Provide customers with risk mitigation solutions ◾ Coverage for many key weather and non-weather perils ◾ Reducing environmental impact
Insurance Operations	◾ Independent Board oversight ◾ Code of Conduct setting legal and ethical standards ◾ Whistleblower and compliance hotline ◾ Supplier Code of Conduct
Customer Privacy & Data Security	◾ Data privacy and governance ◾ Cybersecurity programs ◾ Technology to safeguard information and systems ◾ Sustainability governance and controls

Human Capital

We recognize that developing and protecting our human capital and providing a beneficial employee experience complements and contributes to superior longer-term financial performance. We are committed to maintaining a safe and inclusive workplace for our approximately 2,650 employees. In 2023, we were (i) designated as a Great Place to Work Certified® organization for the fourth consecutive year and (ii) recognized by Forbes as one of "America's Best Mid-Size Employers" for the third time. Our early career initiatives earned the 2023 Campus Forward Award from RippleMatch and the Elite 50 Internships Award from RISE (Rising Insurance Star Executives).

We discuss our approach to (i) physical, social, and financial well-being of our employees; (ii) talent development and employee retention; and (iii) DE&I more fully below.

Physical, Social, and Financial Well-Being of our Employees

We invest significantly in our employees' physical, social, and financial well-being, which is essential to attracting and retaining the best talent. We are committed to pay competitively and regularly analyze compensation and take appropriate action to ensure internal equity and external market alignment. We offer competitive financial benefit programs to support the fiscal well-being of our employees and their families. Among the offerings are a 401(k) plan with non-elective and employer matching contributions, an employee stock purchase plan offering discounted stock purchases, and tuition reimbursement and student loan repayment programs. Most employees are eligible to participate in our annual cash incentive program, funded and paid based on the achievement of established financial and strategic objectives. Employees above certain levels are eligible to participate in our long-term stock-based incentive compensation programs. We also offer a wide range of competitive and convenient health and wellness programs. To support our employees' social and emotional well-being, we encourage connections with their colleagues and communities through various programs, such as paid time off for volunteer work, matching charitable donations, employee engagement events, employee resource groups, and unique programming to meet employee needs.

Talent Development and Employee Retention

We invest significant time and resources in (i) training and development to assist our employees in fulfilling their professional potential and having rewarding careers and (ii) efforts to retain our best talent and foster a positive work-life balance. We are committed to ongoing employee learning, personal growth, and continuous improvement. Our employees have access to a wide range of resources, including live instructor-led training courses and online skills training courses. We also have leadership and talent development programs and initiatives at all levels of the organization. Examples include our (i) Next Generation of Leaders program, which identifies early- and mid-career management for focused development opportunities that prepare them for future senior leadership, (ii) RISE (Retain Include Support Engage) program, which is an accelerated professional development program for individual contributors interested in first-level management positions, (iii) Accelerate program, which provides training for new managers to enhance leadership capabilities, (iv) Elevate program, which prepares high school students for an insurance-industry career, and (v) our Ignite Internship and Momentum Trainee programs, which are early career programs that help develop our future talent pipeline. Our early career initiatives earned the 2023 Campus Forward Award from RippleMatch and the Elite 50 Internships Award from Rising Insurance Start Executives.

Of our 2,650 employees at December 31, 2023, 1,170 are normally home-based; 790 are in our regional offices; and the remainder are in our corporate office. Our Flexible Work Location Policy permits most office-based employees to work remotely 60% of the time. Our 2023 employee turnover rate was approximately 11%, compared to 15% in 2022. Employees with over 20 years of service represented approximately 15% of our workforce.

Diversity, Equity, and Inclusion (DE&I)

We fully support the premise that collaboration by employees with diverse backgrounds, ideas, and experiences can foster innovation, improving operational performance, product and service development, customer experience, market opportunities, and profitability. We have initiatives to cultivate greater inclusion of individuals with different ethnicities, races, ages, veteran statuses, sexual orientations, gender identities and expressions, disabilities and socio-economic backgrounds. Initiatives include (i) sponsoring employee resource groups open to all employees that focus on concerns and interests of females, Black, LGBTQ+, veterans and those serving in the military, employees early in their career, and employees impacted by physical, mental, or emotional challenges, (ii) a professional development program focused on individual contributors, (iii) implementing business objectives tied to creating an inclusive and engaging work environment, (iv) enhanced hiring, retention, and promotion practices using diverse candidate pools and interviewing panels, where appropriate and conducting training on implicit bias, (v) recruiting at diverse colleges and universities, (vi) partnering with the National African American Insurance Association and the Latin American Association of Insurance Agencies for services and programming for our employees' use, and (vii) considering director nominees with diverse backgrounds, skills, and experiences through a robust process managed by our Board's Corporate Governance and Nominating Committee.

As of December 31, 2023, women represented (i) 58% of our non-officer workforce, consistent with December 31, 2022, and (ii) 35% of our officer workforce, up two percentage points from December 31, 2022. Our ethnic diversity for officers and non-officers is consistent with the national average for financial services. Approximately 23% of our workforce was a member of one or more ethnically diverse communities at year-end 2023, compared to 22% at year-end 2022. We have a diverse Board, with five directors identifying as part of one or more underrepresented groups.

RISK MANAGEMENT

Enterprise Risk Management

A high-functioning, effective Enterprise Risk Management (“ERM”) program is best achieved when risk management is treated as an organizational cultural value that is the shared responsibility of every employee. We have developed processes and tools that we believe support a risk management culture and create a robust organizational ERM framework. We have also designed our compensation policies and practices, governance framework, and Board leadership structure to support our overall risk appetite and strategy.

We use ERM as part of our governance and control process to take an entity-wide view of our major risks and their potential impact. We designed our ERM framework to identify, measure, report, and monitor our major risks and develop appropriate responses to support the successful execution of our business strategies.

Our Board oversees our ERM process, and all Board committees oversee risks specific to their areas of supervision and report their activities and findings to the entire Board. To assist the Board in overseeing the company’s operational activities and identifying and reviewing related risk, effective January 1, 2024, the Board formed a Risk Committee. The Board’s Risk Committee is responsible for oversight of the Company’s enterprise risk management framework and practices and makes regular reports to the entire Board.

Management maintains an Executive Risk Committee (“ERC”) that is responsible for the holistic monitoring and supervision of our risk profile and determining future risk management actions supporting our overall risk profile. The ERC provides management oversight of our ERM function and is responsible for maintaining operational processes and controls designed to identify, mitigate, and manage risks that could materially impact the Company. The ERC relies on several management committees to analyze and manage specific major risks, including the Emerging Risk Committee and the Underwriting Committee. At least quarterly, the ERC meets to review and discuss various topics and the interrelation of our significant risks, including, without limitation, capital modeling results, capital adequacy, risk metrics, emerging risks, and sensitivity analysis. The Chief Risk Officer reports to the Board or the appropriate Board committee on the ERC’s activities, analyses, and findings, providing quarterly updates on specific risk metrics.

In addition, the Board receives regular updates on the strength of our cyber risk control environment, emerging cyber threat issues, and the results of external assessments by outside security consultants. As part of its role in assisting the Board in overseeing our operational activities and identifying and reviewing related risks, the Risk Committee has responsibility for oversight of our cyber risks and strategy. Two of the Board's directors have earned cybersecurity oversight certifications from a corporate directors’ organization. For more information about cybersecurity risk management and strategy, please refer to "Item 1C. Cybersecurity." of our 2023 Annual Report.

For more information about how the Board oversees sustainability-related risks, please refer to the “Sustainability and Human Capital” section of this Proxy Statement.

For more information about our ERM function, see the “Corporate Governance, Sustainability, and Social Responsibility” section under “Item 1. Business.” of our 2023 Annual Report.

Compensation Risk Assessment

We do not believe that risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on our operations or results. Accordingly, no material adjustments were made to our compensation policies and practices because of our risk profile.

To make this determination, we assessed the risks of our compensation policies and programs. In assessing these risks, we considered that we operate in an industry based almost entirely on managing risk, and our risk management framework is robust. We considered the following:

◾	The compensation policies and practices for employees of our reportable segments are similar. Our insurance operations, which sell property and casualty insurance products, are subject to, among other things, risks related to significant competition, extensive losses from catastrophic events, and emerging risks. Our investment segment, which invests premiums collected by the insurance operations and proceeds from capital transactions, is subject to, among other things, global economic risks, such as adverse impacts from governmental monetary policies, and risks inherent in the equity and debt markets;

◾	Our compensation policies are consistent with our overall risk structure, and we award a significant portion of our senior officers’ compensation on the accomplishment of financial performance goals that are measured over a three-year period; and

◾	In addition to designing our compensation policies and practices to motivate our employees to take appropriate levels of risk, we have developed a set of controls and governance processes to manage our risk profile. These include escalation processes based on various levels of individual authorities, a comprehensive set of management and Board committees that focus on analysis, management, and reporting of specific major risks, and robust internal audit processes. These controls and governance processes, along with our risk management process, are designed to help us understand and react to changes in our risk profile and effectively manage our risk profile consistent with our risk appetite.

We also considered our overall compensation program, including:

◾	The features of our compensation program and whether they align with our compensation philosophy;

◾	The compensation program’s multiple financial and strategic measures that balance profitability and growth. We base our financial goals on the U.S. generally accepted accounting principles (“GAAP”) combined ratio,[2] which is an accepted insurance industry standard of profitability, non-GAAP operating return on common equity (“ROE”), statutory net premiums written (“NPW”) growth, and statutory operating return on policyholder surplus. We base our strategic goals on measures intended to generate profitable growth, such as pricing, retention, customer experience, and operational efficiency;

◾	The maximum potential payments under our compensation plans;

◾	The mix of fixed versus variable compensation;

◾	The balance between cash and equity compensation;

◾	The ratio of compensation based on long-term versus short-term performance metrics; and

◾	The timing of equity award grants and vesting.

We also considered that we adjust our compensation programs from time-to-time as risks in our industry and reportable segments change to help ensure that compensation and risk remain appropriately aligned.

Finally, we reviewed our various risk mitigation strategies in the compensation context, including:

◾	The stock ownership and retention requirements for management outlined in the section entitled, “Executive Stock Ownership and Retention Requirements” of this Proxy Statement;

◾	The independent oversight of compensation programs by the Compensation and Human Capital Committee, including oversight of goals and performance measures; and

◾	The Board’s role in risk oversight, which includes receiving, analyzing, and making due inquiry about reports from its committees, including the Compensation and Human Capital Committee, and management’s ERC.

We will continue to assess the risks of our compensation policies and programs going forward.

2 The combined ratio is the property and casualty insurance industry standard measure of underwriting profitability. A combined ratio under 100% indicates that an insurance company is generating an underwriting profit and a combined ratio over 100% indicates that an insurance company is generating an underwriting loss.

STOCKHOLDER COMMUNICATIONS

Stockholders and other interested parties may send communications to the Board, a committee of the Board, or individual directors in writing to c/o Corporate Secretary, Selective Insurance Group, Inc., 40 Wantage Avenue, Branchville, New Jersey 07890 or by e-mail to corporate.governance@Selective.com. The Corporate Secretary will review each communication received solely to determine if appropriate. The Board has determined that the following types of communication are not related to the Board’s duties and responsibilities and are not appropriate: spam and similar junk mail and mass mailings, unsolicited advertisements or invitations to conferences or promotional material, product complaints, resumes or other job inquiries, and surveys.

CODE OF CONDUCT

Selective has adopted a Code of Conduct that establishes business ethics principles that apply to all Selective personnel, including executive officers. The Code of Conduct is located on Selective’s website at www.selective.com/investors/corporate-governance. Any material amendment to or waiver from the provisions of the Code of Conduct that applies to Selective’s executive officers will be posted to Selective’s website.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

This Compensation Discussion and Analysis provides our stockholders information about our 2023 compensation program for the following named executive officers (“NEOs”):

◾	John J. Marchioni, Chairman, President and CEO;

◾	Anthony D. Harnett, Senior Vice President, Chief Accounting Officer, and Interim Chief Financial Officer*;

◾	Brenda M. Hall, Executive Vice President, Chief Operating Officer, Standard Lines;

◾	Michael H. Lanza, Executive Vice President, General Counsel and Chief Compliance Officer;

◾	Vincent M. Senia, Executive Vice President, Chief Actuary; and

◾	Mark A. Wilcox, Former Executive Vice President, Chief Financial Officer.**

* Mr. Harnett was appointed our Interim Chief Financial Officer effective November 4, 2023.

** Mr. Wilcox served as our Chief Financial Officer until his resignation effective November 3, 2023.

Consideration of 2023 Say-on-Pay Advisory Vote Results

Since our initial say-on-pay proposal in 2011, our stockholders have overwhelmingly supported our compensation decisions. Our NEOs’ compensation was approved at the 2023 Annual Meeting of Stockholders by over 98% of votes cast. In determining our NEOs’ 2023 compensation, the Compensation and Human Capital Committee (“CHCC”) considered these results. Consequently, we did not materially change our 2023 compensation program and policies. We have continued to emphasize a well-calibrated and balanced combination of short-term and long-term incentive compensation, which we believe rewards our NEOs for delivering stockholder value. We value our stockholders’ feedback and will continue to review and consider the results of our say-on-pay proposals.

2023 Corporate Performance Highlights

For 2023, we generated a GAAP ROE of 14.3%, well above Conning, Inc.’s expected 2023 U.S. property and casualty insurance industry GAAP ROE3 of 8.4%. We also generated a non-GAAP operating ROE4 of 14.4%, above our 12% target. In 2023, we delivered our tenth consecutive year of double-digit non-GAAP operating ROEs, averaging approximately 12.2% over that timeframe. Our 2023 combined ratio of 96.5% was an excellent result, 5.7 percentage points better than Conning, Inc.’s expected 2023 U.S. property and casualty insurance industry statutory combined ratio of 102.2%.3

GAAP COMBINED RATIO

Our after-tax net investment income was $309.5 million in 2023, an increase of 33% as compared to 2022, driven primarily by the fixed income securities portfolio. Partially offsetting this increase was lower after-tax alternative investment income. Investments contributed 12.4 points of GAAP ROE in 2023. As of year-end 2023, 92% of our portfolio was invested in fixed income securities and short-term investments with an average credit rating of “AA-” and an effective duration of 4.0 years, offering a high degree of liquidity.  Risk assets, including our high yield allocation within fixed income, public equities, and limited partnership investments in private equity, private credit, and real asset strategies, represented 10.1% of our investment portfolio at year-end 2023.

In addition to our strong non-GAAP operating ROE of 14.4%, other key accomplishments for 2023 included the following:

[3]	Source: ©2024 Conning, Inc. Used with permission.

[4]	Non-GAAP operating ROE is a non-GAAP financial measure and is calculated as follows:

Non-GAAP Operating ROE:
Non-GAAP Operating Income from the Performance Period
÷
Average Common Stockholders’ Equity over the Performance Period

Non-GAAP operating income differs from net income available to common stockholders by the exclusion of after-tax net realized and unrealized gains and losses on investments and after-tax debt retirement costs. It is used as an important financial measure by management, analysts, and investors because the realization of investment gains and losses on sales in any given period is largely discretionary as to timing. In addition, net realized and unrealized investment gains and losses on investments that are charged to earnings and the debt retirement costs could distort the analysis of trends. Non-GAAP operating ROE is not intended as a substitute for ROE that is based on net income available to common stockholders prepared in accordance with GAAP. Please refer to Selective’s Annual Report on Form 10-K for the year ended December 31, 2023 for a reconciliation of Non-GAAP operating ROE to its most directly comparable financial measure calculated and presented in accordance with GAAP.

◾	Our annualized total shareholder return (“TSR”) was 13.7%, calculated by comparing the change in value of our common stock price and reinvested dividends. The table below shows our TSR as compared to Standard & Poor’s (“S&P”) P&C Index annualized TSR and S&P’s 500 Index annualized TSR for the last one-, three-, five-, and ten-year periods:

Time Period	Selective Annualized TSR	S&P’s P&C Index Annualized TSR	S&P’s 500 Index Annualized TSR
One-Year Period	13.7%	10.8%	26.3%
Three-Year Period	15.6%	15.7%	10.0%
Five-Year Period	11.8%	15.7%	15.7%
Ten-Year Period	15.6%	13.5%	12.0%

◾	Compared to 2022, overall net premiums written (“NPW”) increased by 16% and overall new business increased 26%.

◾	We achieved a 6.8% increase in overall renewal pure price increases.

◾	We maintained a standard lines retention rate of 85% through the efforts of our underwriters in coordination with our independent distribution partners.

On November 9, 2023, AM Best Company reaffirmed our “A+ (Superior)” financial strength rating, the second highest of their 13 financial strength ratings, and our “stable” outlook. In taking this rating action, AM Best Company cited our balance sheet strength, strong operating performance, favorable business profile, and appropriate enterprise risk management.

On February 28, 2024, S&P Global Ratings reaffirmed our “A” rating with a “stable” outlook. In taking this rating action, S&P cited our (i) strong financial and business risk profiles, (ii) sound underwriting process that produces profitable operating performance, and (iii) very strong capital adequacy.

On July 18, 2023, Moody’s Investors Service reaffirmed our “A2” rating and changed our rating outlook to “positive” from “stable. In taking this rating action, Moody’s cited our (i) long record of consistent underwriting profitability and measured geographic expansion while maintaining a solid balance sheet, (ii) strong regional market presence with independent agency relationships, and (iii) conservative investment portfolio.

On May 25, 2023, Fitch Ratings reaffirmed our “A+” rating with a “stable” outlook. In taking this rating action, Fitch Ratings cited our (i) business profile as a regional commercial lines writer with strong independent agency relationships, (ii) strong capitalization, and (iii) strong financial performance with stable underwriting results and return metrics that have remained favorable compared to peers.

We received the following business honors in 2023: the ACORD Standards Advancement Award, the 5-Star Construction Award from Insurance Business America, and Ward's 50 from Aon.

2023 Progress on our Strategic Business Framework

In 2023, we remained focused on our Strategic Business Framework and advanced our five strategic imperatives. We leverage these strategic imperatives to maximize growth and profitability, position the company for long-term success, and reward our stockholders with strong and consistent value creation. We believe that the following imperatives enhance our competitive position and help us maintain our outperformance relative to our peers and the broader insurance marketplace:

Create a Highly Engaged Team

In 2023, we placed a premium on acquiring and retaining talent. We continued to manage daily operations in a hybrid environment while addressing employee concerns of balancing personal responsibilities and workloads. To address these challenges:

◾	Senior leaders engaged their teams to identify process and technology improvements to increase efficiency.
◾	We developed a new manager training program focused on coaching employees and managing in a hybrid environment.
◾	We offered educational sessions, mentoring programs, and interviewing skills training to assist employees with their career development.
◾	To enhance early career recruiting efforts, we developed an eight-month program called Elevate that allows high school students to work in, and learn about, the insurance industry.
◾	We increased employee referral incentives for hard-to-fill roles.

Our employee engagement and inclusion efforts included an engagement survey, increased town hall meetings, and a continued focus on Employee Resource Groups (ERGs). These groups allow employees to develop professionally, network, discuss current events, share challenges and resources, and increase cultural awareness and a sense of belonging.

Align Resources for Profitable Growth

We had an exceptional year executing our profitable growth strategy in standard commercial lines and we continue to deliver solid growth and profitability despite challenging market conditions. We continue to achieve solid new business performance while also achieving growth goals by writing business in our target market, reflecting the strength of our field model. Investments in these critical production resources and lower attrition have yielded benefits.

Our commercial lines geographic expansion efforts continued with the launch of West Virginia and Maine in early 2024 and work is underway on the next tranche of states – Nevada, Oregon, and Washington – scheduled for a late 2024 effective date.

In personal lines, we continued to make progress in focusing our efforts on writing new business in our target market. We also implemented pricing and underwriting initiatives to improve profitability.

In excess and surplus lines, we exceeded our growth and profitability goals. Implementation of our enhanced excess and surplus lines automation platform positions us well for 2024 and beyond.

Deliver a Superior Omni-Channel Customer Experience

We offer our customers various ways to interact with us for policy issuance, billing matters, policy servicing, and claims. During 2023, we continued to improve our digital offerings for our policyholders who have increasingly used our self-service portal and mobile application to process transactions and inquiries, demonstrating the significant impact of self-service and digital options on customers’ ease of business.

With this heightened emphasis on utilization in 2023, we have again exceeded our goals for expanding the usage of our MySelective functionality, increasing Report a Claim, Make a Payment, and Certificate of Insurance transactions.

Our Agency Paperless initiative has been another digital success story. We have moved agency adoption from less than 5% at the end of 2022 to over 34% of our agency footprint, producing substantial associated cost savings.

We have enhanced our proactive communications with a focus on billing, claims, risk avoidance, and recalls.

During the year, we also invested in significant improvements to our core experiences of claims and billing. Through the efforts of two cross-functional task forces, we identified and addressed customer experience friction points.

Leverage Data and Treat Information as a Valued Corporate Asset

In 2023, we continued to blend our Advanced Analytics team into our Actuarial organization to draw upon the two units' synergies and common knowledge sets and furthered this integration by realigning all predictive modeling under the Advanced Analytics team.

A few additional key accomplishments include:

◾	Expanded currently deployed predictive models to now include excess and surplus lines in the Auto, General Liability, and Property Fraud models.

◾	Deployed an anomaly model that identifies underwriting files with unusual characteristics for our quality assurance reviews.

◾	Explored new technology platforms to add speed, efficiency, and controls to the predictive modeling process.

◾	Completed extensive modeling for the Personal Auto Pricing Generalized Linear Models (GLMs).

◾	Continued to identify new third-party data sources to enhance or replace current sources for use in advanced modeling and underwriting decision-making.

◾	Expanded the availability of data and reports, allowing for more efficient report generation and analyses.

Optimize Operational Effectiveness and Efficiency

We made significant advancements in process automation, efficiency, security, and technology implementation. These initiatives have improved productivity, reduced lead times, enhanced data management, and increased operational effectiveness. In 2023, we introduced additional robotic process operational solutions, and upgraded existing solutions with enhanced artificial intelligence (“AI”) capabilities, automating and improving critical processes, introduced a new business process management framework that brings together process efficiency experts, business and technical architects, and business operations staff, and launched multiple Generative AI solutions, including ChatGPT and GitHub CoPilot. These solutions have been deployed in various departments, such as Marketing, Information Technology, Claims, and Underwriting. We are actively using them to improve efficiencies in Marketing and Information Technology.

CEO Pay for Performance

The following tables present (i) CEO compensation over the past five years (“CEO Total Compensation”), (ii) the dollar and percentage change from the prior year, and (iii) Selective’s cumulative TSR for the corresponding one-, three-, and five-year periods. As Mr. Marchioni was appointed CEO effective February 1, 2020, the table reflects our former CEO’s compensation for 2018 through 2019, and Mr. Marchioni’s compensation for 2020 through 2023. The tables demonstrate the correlation between changes in Selective's cumulative TSR and our CEO compensation, which reflects and is consistent with our philosophy of aligning compensation with the interests of stockholders and long-term performance.

*Note: The value of "Indexed Total Shareholder Return (TSR)" at the end of each year shown above is based on the then-current value of an assumed $100 investment in Selective stock on December 31, 2018, and reflects changes in stock price and assumes that dividends paid to shareholders are reinvested in Selective stock.

	2019	2020	2021	2022	2023
CEO Total Compensation (Base Salary + Annual Cash Incentive Plan Payments + Total Long-Term Compensation)	$6,792,401	$4,800,608	$5,349,100	$5,716,622	$5,764,181
$ Change from Prior Year	+$1,692,382(1)	-$1,991,793(2)	+$548,492	+$367,522	+$47,559
% Change from Prior Year	+33.2%	-29.3%	+11.4%	+6.9%	+0.8%
One-Year TSR	+8.2%	+4.5%	+24.0%	+9.7%	+13.7%
Cumulative Three-Year TSR	+57.2%	+18.9%	+40.2%	+42.0%	+54.5%
Cumulative Five-Year TSR	+158.1%	+114.1%	+103.6%	+61.6%	+74.7%

(1)	Increase primarily related to the transition of our former CEO, Gregory E. Murphy, to Executive Chairman.

(2)	Decrease primarily related to Mr. Marchioni’s transition to the CEO role.

Role and Function of the Compensation & Human Capital Committee (CHCC), the Compensation Consultant, and Management

The CHCC oversees executive compensation and retains an independent executive compensation consultant, Exequity LLP (the “Compensation Consultant”), to advise it on executive and director compensation matters. The Compensation Consultant (i) reviews our NEO compensation structure and amounts, (ii) prepares comprehensive competitive compensation analyses for our NEOs, (iii) provides counsel to the CHCC about award metrics, compensation components, amounts allocated to those components, and the total compensation opportunities for the CEO and the other NEOs, and (iv) attends CHCC meetings.

The Compensation Consultant has advised the CHCC since 2007. The Compensation Consultant advises the CHCC on executive and director compensation matters and does not provide any additional services to Selective. The CHCC determined that the Compensation Consultant has no conflicts of interest with Selective based on applicable SEC and Nasdaq rules.

The CHCC has full autonomy to make compensation decisions about the NEOs, incorporating information and advice from the Compensation Consultant. In 2023, Mr. Marchioni made recommendations to the CHCC regarding the other NEOs’ compensation, based on his assessment of their annual performance, contributions to Selective, and potential for advancement. Mr. Marchioni did not participate in the deliberations on his compensation.

In making its compensation decisions, the CHCC also considers (i) pre-established guidelines regarding award amounts, (ii) pay levels at companies with which we compete for business and executive talent (discussed below), (iii) Selective's performance, (iv) executive retention issues, (v) internal compensation parity, and (vi) advancement in abilities, experience, and responsibilities. As part of their usual duties and responsibilities, the Executive Vice President, Chief Human Resources Officer, and certain other human resources officers provide the CHCC with information about the overall design of the executive compensation program and its components.

DESIGN CONSIDERATIONS OF SELECTIVE’S EXECUTIVE COMPENSATION PROGRAM

Selective’s Executive Compensation Program Objective and Philosophy

Our executive compensation program aims to attract, retain, and motivate executive talent to drive Selective's success by creating stockholder value through profitable growth and effective risk management.

Our compensation program is designed to: (i) promote and align both the short- and long-term interests of our NEOs with those of our stockholders; (ii) reward the achievement of our business objectives through the execution of our Strategic Business Plan Framework and its five strategic imperatives; (iii) recognize each NEO’s achievements, motivating execution of duties and responsibilities in a manner not reasonably likely to have a material adverse effect on our operations or results; and (iv) promote sustainability and DE&I in the execution of our insurance and investment operations with related executive performance objectives. We aim to provide our highly talented and qualified NEOs with competitive total compensation, based on total value and a mix of short- and long-term cash and stock-based components, compared to the compensation paid by other property and casualty insurance companies and other companies with which we compete for executive talent.

When evaluating compensation for our CEO and other NEOs, the CHCC considers: (i) our overall results compared to budget and projected industry results; (ii) performance relative to our ROE target; (iii) Selective’s underwriting profitability as measured by our combined ratios; (iv) our ability to profitably grow NPW; (v) our investment income performance compared to both budget and benchmark targets; (vi) progress on sustainability and DE&I initiatives; and (vii) retention of top talent.

Consistent with our pay-for-performance philosophy, we link our annual incentive awards to pre-determined financial and strategic business objectives and individual contributions. We align our long-term compensation to the achievement of pre-determined specific performance measures that we believe impact the generation of long-term stockholder value.

Compensation Elements

Our executive compensation program generally consists of the following key elements selected to: (i) address the market-based realities of attracting and retaining quality NEOs; and (ii) align the NEOs’ compensation with our stockholders’ interests:

◾	Base salary;

◾	Annual cash incentive plan (“ACIP”) payments; and

◾	Long-term incentive program (“LTIP”) awards in the form of performance-based restricted stock units and performance-based cash incentive units.

Compensation Best Practices

Our compensation program and practices feature the following best practices:

WHAT WE DO	WHAT WE DO NOT DO
We use fixed and variable compensation components.	We do not include excise tax gross-up provisions in employment agreements.
We align pay with performance, with compensation weighted toward performance-based equity and performance-based cash bonus awards to NEOs.	We do not re-price stock options.
We have stock ownership and retention requirements for our senior executives.	We do not grant stock options at less than fair market value.
We have double triggers for cash and equity award payments upon a change in control under employment agreements.	We do not pay dividends on unvested stock-based awards.
We have a recoupment policy that provides for the clawback of certain incentive-based compensation (see section entitled, “Recoupment of Awards” of this Proxy Statement for more information).	We have not included incentive compensation in pension calculations (accrual of additional pension benefits ceased in 2016).
We offer very limited perquisites to executive officers.	We do not permit hedging of Selective stock by directors, officers, or employees (see section entitled, “Policy on Hedging” of this Proxy Statement for more information).
The CHCC engages an independent compensation consultant.	We do not guarantee annual salary increases.

Benchmarking

When making compensation decisions, the CHCC believes it is important to have information from multiple sources about compensation practices at an array of publicly traded companies and property and casualty insurance holding companies. The CHCC believes that:

◾	Benchmarking provides the CHCC with relevant context to make appropriate compensation decisions that will help attract, retain, and motivate the key talent required to drive company performance and long-term stockholder value;

◾	Measuring our compensation against practices from two benchmark sources (see below for more details) helps ensure that the CHCC has an ample and robust assessment of our competitive compensation posture; and

◾	Considering multiple market references alleviates potential volatility inherent in a single-market data point and enhances the CHCC’s decisions by allowing it to rely on a more comprehensive set of market-competitive pay boundaries.

The CHCC reviewed with the Compensation Consultant the following benchmarking information in October 2022 for purposes of establishing 2023 compensation:

◾	Analyses of both the individual compensation elements and total compensation that we pay our NEOs compared to a peer group that consisted of companies with which we compete in the sale of products and services and for talent (“Proxy Peer Group”); and

◾	Data from a third-party vendor survey, the 2022 Property and Casualty Insurance Compensation Survey for our NEOs against a group consisting of 55 property and casualty insurance organizations, including Selective, with annual median direct written premiums of $4.1 billion and annual median revenues of $4.2 billion.

As part of the 2023 compensation process, in late 2022, the Compensation Consultant furnished the CHCC with the most recent NEO compensation information available from the following:

Proxy Peer Group*		Third-Party Vendor Survey
Arch Capital Group, Ltd.	Kemper Corporation	Property and Casualty Insurance Compensation Survey
Argo Group International Holdings, Ltd.	RLI Corporation
AXIS Capital Holdings Limited	The Hanover Insurance Group, Inc.
Cincinnati Financial Corporation	The Hartford Financial Services Group, Inc.
CNA Financial Corporation	United Fire Group, Inc.
Erie Indemnity Company	W. R. Berkley Corporation
Everest Re Group, Ltd.

* The Proxy Peer Group used in making 2023 compensation decisions was the same as the Proxy Peer Group used in 2022, other than the removal of State Auto Financial Corporation due to its acquisition and the addition of AXIS Capital Holdings Limited.

Information for the Proxy Peer Group companies was obtained from proxy statements and other SEC filings. This information includes data on compensation components and comparative analyses of the overall financial performance of the Proxy Peer Group. The Proxy Peer Group is comprised of companies that provide similar products, have a similar geographic market scope, and compete with us for executive talent. The Property and Casualty Insurance Compensation Survey provides supplemental data from organizations of various sizes. We analyze data from across the property and casualty insurance industry because we strive to engage the best talent and recruit from organizations that are both smaller and larger than Selective.

In late 2023 and early 2024, to evaluate 2023 and 2024 pay decisions, including the ACIP payouts for 2023, the CHCC reviewed information (i) from the Proxy Peer Group and (ii) reported in the 2023 Property and Casualty Insurance Compensation Survey, reflecting data from 57 organizations (including Selective) with annual median direct written premiums of $4.3 billion and annual median revenues of $3.8 billion.

The CHCC reviewed compensation information from these two market reference sources in setting the NEOs’ total compensation (consisting of aggregate base salaries, ACIP payments, and LTIP awards) 14.2% below the combined benchmark median and 46.5% below the combined benchmark 75th percentile.

The components comprising NEO total compensation for 2023 differed from market to varying degrees. Specifically, base salary was below the combined benchmark median by 6.1% and below the 75th percentile by 17.8% to balance fixed NEO compensation with overall company performance and TSR. Driven by the solid 2023 performance relative to annual financial, operational, and strategic objectives detailed below and financial and operational performance versus peers, ACIP awards were 3.3% above the combined benchmark median and 38.0% below the combined benchmark 75th percentile. The combined relative positioning of base salary and ACIP awards resulted in annual total cash compensation that was 7.5% above the combined benchmark median and 30.7% below the combined benchmark 75th percentile. The grant date fair value of our 2023 LTIP awards was 37.8% below the combined benchmark median and 57.8% below the combined benchmark 75th percentile. The CHCC felt that each NEO’s compensation was appropriate considering their accomplishments and contributions, the extent to which we achieved our 2023 goals, performance compared to projected industry performance, and our expense management. The CHCC deemed these compensation levels appropriate because of (i) overall company performance, (ii) our combined ratio and the impact of catastrophe and non-catastrophe property losses on underwriting results, (iii) the impact of higher interest rates on our investment results, (iv) our expenses, including our expense ratio, and (v) individual performance of our NEOs. Messrs. Wilcox and Harnett are excluded from this analysis given each executive’s prorated compensation in connection with each of their partial year service as Chief Financial Officer.

2023 ELEMENTS OF COMPENSATION AND ALLOCATION BETWEEN CURRENT AND LONG-TERM COMPENSATION

The table below shows the percentages of compensation for 2023 for the CEO and the other NEOs that are fixed compensation (i.e., base salary) versus variable compensation (i.e., ACIP and LTIP), and short-term incentive compensation (i.e., ACIP) versus long-term incentive compensation (i.e., LTIP).

As indicated in the table below, the 2023 compensation allocation aligns closely with our compensation philosophy, which is designed to motivate our NEOs to achieve short- and long-term corporate objectives consistent with our stockholders’ economic interests. We strive to balance pay incentive elements and performance time horizons.

	Fixed Compensation	Variable Compensation
NEOs	2023 Base Salary	2023 Short-Term (ACIP)	2023 Long-Term (LTIP)	2023 Total Variable (ACIP + LTIP)
John J. Marchioni	17%	35%	48%	83%
Anthony D. Harnett	41%	35%(1)	24%	59%
Brenda M. Hall	30%	34%	36%	70%
Michael H. Lanza	36%	31%	33%	64%
Vincent M. Senia	31%	37%	32%	69%
Mark A. Wilcox(2)	34%	0%	66%	66%

(1) Excludes Mr. Harnett’s $20,052 cash bonus for services rendered in connection with his transition to Interim Chief Financial Officer.

(2) Mr. Wilcox was not eligible for a 2023 ACIP payout and forfeited his 2023 LTIP award upon his departure effective November 3, 2023.

The chart below reflects the allocation of 2023 compensation among LTIP, ACIP, and base salary for the CEO and for all other NEOs, on average, including both Mr. Wilcox and Mr. Harnett(1):

(1) Excludes Mr. Harnett’s $20,052 cash bonus for services rendered in connection with his transition to Interim Chief Financial Officer.

Base Salary

Our base salary compensation is intended to provide stable, competitive compensation while considering each NEO’s scope of responsibility, relevant background, training, and experience. In setting base salaries, the CHCC considers competitive market data for positions with comparable job content and overall market demand for each position. The CHCC generally believes base salaries should align with market trends for NEOs with similar responsibilities at comparable companies. When establishing the base salaries of our NEOs, the CHCC also considers:

◾	The functional role of the NEO’s position;

◾	The NEO’s level of responsibility;

◾	The NEO’s growth in the position, including skills and competencies;

◾	The NEO’s contribution and performance; and

◾	Selective’s ability to replace the NEO.

Based on these considerations and their individual accomplishments and contributions as described below in the section entitled, “2023 Compensation Actions for the CEO and other NEOs,” the CHCC increased the base salary rates of the following NEOs in early 2023 during our regular salary review process: Mr. Wilcox, 1.4%; Ms. Hall 7.0%; Mr. Lanza, 1.2%; and Mr. Senia, 1.6%. Mr. Marchioni’s salary remained the same. Ms. Hall’s 7.0% salary increase reflects her assumption of oversight of personal lines, small business, and distribution strategies in late 2022. In connection with his appointment as Interim Chief Financial Officer, Mr. Harnett’s base salary rate was increased 76.1% effective November 4, 2023.

Annual Cash Incentive Program

Our ACIP is intended to link a meaningful portion of annual cash compensation to one or more pre-established annual short-term strategic and financial organizational performance goals. For 2023, all NEOs were eligible to participate in the ACIP; however, as Mr. Wilcox resigned effective November 3, 2023, he was not eligible to receive a payout under the 2023 ACIP. ACIP awards are granted under the Selective Insurance Group, Inc. Cash Incentive Plan, As Amended and Restated as of May 1, 2014 (the “Cash Incentive Plan”).

2023 Corporate ACIP Measures

Our Corporate ACIP Measures (defined below) are established to encourage our NEOs to remain focused on particular financial and strategic objectives, even in the face of especially challenging circumstances in the performance year. The CHCC considers the level of achievement of the Corporate ACIP Measures when determining the ACIP payments to our NEOs. The CHCC has authority to adjust payouts as it deems appropriate in its discretion.

The ACIP plan has two components, financial and strategic (together, the “Corporate ACIP Measures”). The financial component is tied to Selective’s GAAP combined ratio for the performance year. The 50% target was set to a 95% combined ratio that we estimated would consistently generate a 12% ROE, assuming projected long-term returns from our investment portfolio and long-term expectations for operating leverage. For 2023, that target combined ratio was 95.0%. In the near-term, due to historically high interest rates, a 95% combined ratio will produce an ROE of approximately 15%. The financial component pays 0% at a combined ratio of 100% or greater and is capped at a 120.0% payout for a combined ratio of 88.0% or less. The strategic component opportunity ranges between 0% and 50.0% is based on the achievement of the target of 14 specific measures tied to our strategic business framework, with a potential for an additional 5% of upside for exceeding certain targets.

The table below shows total potential Corporate ACIP payouts for NEOs at various combined ratio percentages, assuming all 14 strategic measures were fully met:

GAAP Combined Ratio (%)	Corporate ACIP Measures(1)
	Financial Measure (%)	Strategic Measures (%)	Total Opportunity (%)(2)
100.0	0.0	50	50.0
99.0	10.0	50	60.0
98.0	20.0	50	70.0
97.0	30.0	50	80.0
96.0	40.0	50	90.0
95.0	50.0	50	100.0
94.0	60.0	50	110.0
93.0	70.0	50	120.0
92.0	80.0	50	130.0
91.0	90.0	50	140.0
90.0	100.0	50	150.0
89.0	110.0	50	160.0
88.0	120.0	50	170.0

(1) Straight line interpolation applies to performance between designated goals.

(2) Reflects total opportunity based on degree of achievement of performance objectives not including the additional 5% potential upside for exceeding Commercial Lines pure rate target on standard renewal business.

2023 Corporate ACIP Measure Results

The 2023 Corporate ACIP Measure results were based on our achievement of the financial metric of overall GAAP combined ratio and the strategic measures, as described in greater detail below.

Financial Performance Results

For 2023, our overall GAAP combined ratio was 96.5%. Accordingly, the financial performance component of the Corporate ACIP Measures generated funding at 35 points.

Strategic Measures Performance Results

The table below reflects that we fully achieved 12 of the 2023 ACIP strategic measures for corporate functions (including exceeding one of these strategic measures), partially achieved one of the strategic measures, and did not achieve one of the strategic measures. Consequently, the strategic measures performance component of the Corporate ACIP Measures funded at 83 points.

Strategic Imperative	Measure	Point Value	Results
Optimize Operational Effectiveness and Efficiency	EXPENSE MANAGEMENT
	Achieve designated labor and non-labor expense targets for specified corporate functions.	4 pts	Achieved 4 pts
	Achieve designated company-wide expense target.	4 pts	Achieved 4 pts
Create a Highly Engaged Team	Develop and distribute company-wide employee engagement survey and establish baselines to measure progress over time.	4 pts	Achieved 4 pts
Align Resources for Profitable Growth & Leverage Data and Treat Information as a Valued Corporate Asset	PROFITABILITY IMPROVEMENT
	Achieve designated commercial lines pure rate target on standard renewal business.	6 pts (plus 5 pts*)	Achieved 8 pts
	Achieve designated new business pricing target for specified business units.	4 pts	Achieved 4 pts
GROWTH
	Achieve designated target for direct new standard Commercial Lines premiums.	4 pts	Achieved 4 pts
	Achieve personal lines milestones for implementation of designated new and enhanced products and implementation of designated value-added services.	2 pts	Achieved 0 pts
	Achieve designated net renewal direct premium written budget for commercial lines.	4 pts	Achieved 4 pts
	Achieve designated excess and surplus lines goal for the automated policy issuance.	2pts	Achieved 2 pts
	Achieve designated milestones for enhancements to our commercial lines automated underwriting system.	4 pts	Achieved 2 pts
	Achieve designated geographic expansion strategic milestones for Maine, West Virginia, Washington, Oregon, and Nevada.	4 pts	Achieved 4 pts

Strategic Imperative	Measure	Point Value	Results
Deliver a Superior Omni-Channel Experience & Leverage Data and Treat Information as a Valued Corporate Asset	CUSTOMER EXPERIENCE
	Achieve designated targets for improvement of customer experience.	4 pts	Achieved 4 pts
	Achieve designated targets for customer digital transactions.	2 pts	Achieved 2 pts
	Initiate process for development of safety management system and eliminate designated customer experience friction points.	2 pts	Achieved 2 pts

* Reflects additional five-point potential for exceeding Commercial Lines pure rate target on standard renewal business.

2023 Corporate ACIP Measure Results

For 2023, our combined Corporate ACIP Measures resulted in a total funding opportunity for the NEOs of 83% (35 points from the financial measure and 48 points from strategic measures).

2023 ACIP Payment Opportunities Awards for NEOs

The 2023 ACIP payment opportunities for the NEOs were based on competitive market levels and set as a percentage of each NEO’s annual base salary. The following table lists each NEO’s: (i) 2023 minimum and maximum ACIP opportunities as a percentage of base salary rate, (ii) actual 2023 award as a percentage of base salary rate, (iii) actual 2023 award amount, and (iv) the percentage change in ACIP amount awarded from 2022 to 2023:

NEO	Minimum 2023 ACIP Opportunity (as % of Base Salary Rate)	Maximum 2023 ACIP Opportunity(1) (as % of Base Salary Rate)	Actual 2023 ACIP Payment (as % of Base Salary)	Actual 2023 ACIP Payment	Change in ACIP Payment from 2022 to 2023
John J. Marchioni	0%	350%	200%	$2,000,000	-4.8%
Anthony D. Harnett	0%	156%	88%	$335,967	56.7%(2)
Brenda M. Hall	0%	150%	115%	$610,000	0.0%
Michael H. Lanza	0%	150%	87%	$510,000	-3.8%
Vincent M. Senia	0%	150%	116%	$510,000	-1.9%
Mark A. Wilcox(3)	0%	250%	0%	$0	-100%

(1) The NEOs’ ACIP opportunity ranges (as percentage of base salary rate) were established by the CHCC in February 2023 and did not change from 2022. This equates to maximum potential payment amounts of $3,500,000 for Mr. Marchioni; $802,500 for Ms. Hall; $880,500 for Mr. Lanza; $660,000 for Mr. Senia. In connection with his appointment as Interim Chief Financial Officer, Mr. Harnett’s ACIP opportunity range was increased to 0% to 156% effective as of November 4, 2023. This reflects his service in 2023 as Chief Accounting Officer for 75% of the year and Interim Chief Financial Officer for 25% of the year. Accordingly, the maximum potential pay amount for Mr. Harnett was $637,410.

(2) Mr. Harnett’s ACIP payment increase for 2023, compared to 2022, was primarily due to his appointment as Interim Chief Financial Officer.

(3) As Mr. Wilcox resigned effective November 3, 2023, he was not eligible to receive a 2023 ACIP payout.

ELEMENTS OF LONG-TERM COMPENSATION

Design Elements

Our long-term incentive opportunities are intended to reward our NEOs and encourage their long-term retention. By aligning financial rewards with our stockholders’ economic interests, our NEOs are motivated to achieve our long-term strategic objectives and increase stockholder value. We use both cash and non-cash elements under our LTIP to deliver long-term compensation.

LTIP awards are typically granted in overlapping three-year cycles and are allocated between performance-based restricted stock units and performance-based cash incentive units. By granting performance-based restricted stock units and performance-based cash incentive units with three-year performance periods, our goal is to encourage our NEOs to continue their tenure with us and align their economic interests with those of our stockholders.

LTIP Award Grants

Performance Period	Restricted Stock Unit Performance Measures	Cash Incentive Unit Performance Measures
01/01/21 – 12/31/23	Generate a cumulative non-GAAP operating ROE of at least 12% (computed by excluding from the determination of average equity any unrealized gain occurring after December 31, 2020), or achieve a 5% cumulative growth in policy count or statutory NPW at any calendar year end during the performance period.	Cumulative TSR over the three-year performance period, and cumulative three-year statutory NPW growth and statutory operating return on policyholder surplus(1) relative to peer index.
01/01/22 – 12/31/24	Generate a cumulative non-GAAP operating ROE of at least 12% (computed by excluding from the determination of average equity any unrealized gain occurring after December 31, 2021), or achieve a 5% cumulative growth in policy count or statutory NPW at the end of the three-year performance period.	Cumulative TSR over the three-year performance period, and cumulative three-year statutory NPW growth and statutory operating return on policyholder surplus relative to peer index.
01/01/23 – 12/31/25	Generate a cumulative non-GAAP operating ROE of at least 12% (computed by excluding from the determination of average equity any unrealized gain occurring after December 31, 2022), or achieve a 5% cumulative growth in policy count or statutory NPW at the end of the three-year performance period.	Cumulative TSR over the three-year performance period, and cumulative three-year statutory NPW growth and statutory operating return on policyholder surplus relative to peer index.

(1)       Statutory operating return on policyholder surplus is a profitability measurement calculated by dividing statutory operating income by the average policyholder surplus during the period.

In determining the amount of LTIP awards granted to the NEOs in 2023, the CHCC considered several factors, including: (i) each NEO’s performance during the previous year, including the achievement of departmental goals and other projects and endeavors accomplished throughout the year; (ii) each NEO’s total compensation in comparison to our Proxy Peer Group and Property and Casualty Insurance Compensation Survey data; and (iii) our desire for long-term retention of high-performing executives.

Performance-Based Restricted Stock Units

Approximately 75% of the total grant date fair value of each NEO’s LTIP award made in 2023 consisted of performance-based restricted stock units granted under the Selective Insurance Group, Inc. 2014 Omnibus Stock Plan (the “Omnibus Stock Plan”), subject to the following conditions:

◾	Three-year vesting period; and

◾	Achievement at the end of the three-year period beginning on January 1, 2023, and ending on December 31, 2025, of either (i) a cumulative non-GAAP operating ROE of at least 12% (computed by excluding from the determination of average equity any unrealized gain or loss occurring after December 31, 2022), or (ii) a cumulative 5% growth in policy count or statutory NPW.

Dividend equivalent units (“DEUs”) are credited on performance-based restricted stock units at the same time and same dividend rate paid to all Selective stockholders. Payments of DEUs, which are payable in shares of Selective common stock, remain subject to the same vesting conditions and performance measures as the underlying restricted stock units. DEUs are not paid unless and until the related restricted stock units vest. This use of performance-based restricted stock units aligns this component of our NEOs’ compensation with overall corporate performance and stockholder interests.

Performance-Based Cash Incentive Units

The remaining approximate 25% of the total grant date fair value of each NEO’s LTIP award granted in 2023 consisted of performance-based cash incentive units granted under the Cash Incentive Plan, subject to, the following terms:

◾	Three-year performance period;

◾	The value of each cash incentive unit, initially awarded at $100 per unit, increases or decreases to reflect the TSR of Selective common stock over the three-year performance period for the award beginning on January 1, 2023 and ending on December 31, 2025; and

◾	The number of cash incentive units ultimately earned increases or decreases based on the performance criteria in the following table:

Matrix of Potential Performance-Based Cash Incentive Unit Payouts (as a % of Initial Award Value)
Cumulative 3-Year Statutory Net Premium Growth Relative to Peer Index	>=80%	100%	108%	117%	125%	133%	142%	150%
	70%	86%	100%	108%	117%	125%	133%	142%
	60%	72%	86%	100%	108%	117%	125%	133%
	50%	58%	72%	86%	100%	108%	117%	125%
	40%	44%	58%	72%	86%	100%	108%	117%
	30%	30%	44%	58%	72%	86%	100%	108%
	<=20%	0%	30%	44%	58%	72%	86%	100%
		<=20%	30%	40%	50%	60%	70%	>=80%
	Cumulative 3-Year Statutory Operating Return on Policyholder Surplus Relative to Peer Index

In establishing the 2023 peer group to compare performance and determine the ultimate number of performance-based cash incentive units earned (the “Cash Incentive Unit Peer Group”), the CHCC strived to include companies with similar premium volume, product mixes, and geographic operations, and independent insurance agents product distribution. The Cash Incentive Unit Peer Group used for 2023 was consistent with that used in 2022. The Cash Incentive Unit Peer Group differs from the Proxy Peer Group, as the Proxy Peer Group also includes companies with which we compete for executive talent. The Cash Incentive Unit Peer Group consists of the following companies:

Auto-Owners Insurance Group	Liberty Mutual Group Inc.
Cincinnati Financial Corporation	The Hanover Insurance Group, Inc.
CNA Financial Corporation	United Fire Group, Inc.
Donegal Insurance Group	Utica National Insurance Group
Erie Indemnity Company	Westfield Group

Timing of LTIP Awards

LTIP awards are generally granted each year after Selective releases year-end results.

2020 LTIP Award Grant Results

The following table summarizes the achievement of the performance metrics for the 2020 LTIP award grants and the corresponding payout in 2023:

Performance Metrics	Actual Performance Versus Performance Metrics	Percentage Achieved
2020 Grant Results

Restricted Stock Units

Generate a cumulative non-GAAP operating ROE of at least 12% (computed by excluding from the determination of average equity any unrealized gain occurring after December 31, 2019), or achieve a 5% cumulative growth in policy count or statutory NPW at any calendar year-end during the performance period.

	Achieved 12% cumulative non-GAAP operating ROE and 5% cumulative growth of NPW	100%(1)

Cash Incentive Units(2)

Cumulative TSR over the three-year performance period, and cumulative three-year statutory NPW growth and statutory operating return on policyholder surplus relative to peer index for the period of January 1, 2020 to December 31, 2022.

	Achieved a TSR of 142.03%, a statutory operating return on policyholder surplus of 42%, and NPW growth of 33%(3)	150% of units at $142.03

(1)       The 12% cumulative non-GAAP operating ROE and 5% cumulative growth in statutory NPW targets were achieved for the performance period, resulting in a 100% payout of the restricted stock units.

(2)       Cash incentive unit awards are denominated in units and granted at a target amount, with an initial value of $100. The number and final value of the cash incentive units ultimately earned by the NEOs are variable, depending on the level of achievement of the underlying performance metrics. For the 2020 awards, the final dollar value of the cash incentive units ($142.03) appreciation or depreciation was based on TSR, determined using the change in Selective’s common stock price and reinvested dividends over the award’s three-year performance period. The number of 2020 cash incentive units ultimately earned (150%) was based on: (i) cumulative three-year statutory NPW growth relative to the Cash Incentive Unit Peer Group index; and (ii) cumulative three-year operating return on policyholder surplus relative to this peer group index.

(3)       Selective’s cumulative three-year statutory operating return on policyholder surplus of 42% positioned us in the 100th percentile of the Cash Incentive Unit Peer Group. The cumulative three-year statutory NPW growth of 33% placed us in the 100th percentile of the Cash Incentive Unit Peer Group, resulting in the earning of 150% of the cash incentive units initially granted. Please refer to the Matrix of Potential Performance-Based Cash Incentive Unit Payouts above.

2023 COMPENSATION ACTIONS FOR THE CEO AND OTHER NEOS

In making its 2023 base salary, ACIP, and LTIP compensation decisions for Mr. Marchioni and the other NEOs, the CHCC considered each NEO’s overall and individual accomplishments and contributions. The required achievement of pre-determined financial and strategic goals limits our compensation program’s ACIP and LTIP components. We structure our reward programs to retain and motivate our best-performing employees and those in critical positions. In balancing our strategic results achieved with ongoing price competition, the CHCC made the following compensation decisions for 2023:

◾	Mr. Marchioni’s:

◾	Base salary rate remained the same as 2022;

◾	ACIP payment for 2023 was 4.8% lower than his 2022 ACIP payment;

◾	LTIP award granted in 2023 was 5.2% higher than his award granted in 2022, to increase the CEO’s allocation to long-term compensation and more closely align compensation with benchmark median; and

◾	Total compensation, including salary paid, ACIP payment, and LTIP award was 0.8% higher in 2023 than 2022.

As CEO, Mr. Marchioni was responsible for achieving all financial, strategic, and investment goals. In making its 2023 compensation decisions for Mr. Marchioni, the CHCC considered our overall corporate performance, as previously detailed in this Compensation Discussion and Analysis under the section entitled “2023 Corporate Performance Highlights,” and a comprehensive written performance appraisal of the CEO completed by all members of the Board (other than Mr. Marchioni).

Based on the degree of achievement of the Corporate ACIP Measures and the factors noted above in the 2023 Corporate Performance Highlights, the CHCC determined that Mr. Marchioni’s 2023 ACIP payment would be 200% of base salary. This compares to his initial ACIP opportunity range of 0%-350% of base salary.

The CHCC determined that Mr. Marchioni’s ACIP payment was appropriate and consistent with Selective’s pay-for-performance philosophy and reinforced our long-standing history of linking pay and performance.

Our other NEOs were also critical in executing Selective’s 2023 strategic goals and delivering key accomplishments. In light of these accomplishments, the CHCC made the following compensation decisions for the other NEOs:

◾	Base salary rate increased 7.0% for Ms. Hall, 1.2% for Mr. Lanza, and 1.6% for Mr. Senia, based on each NEO’s performance and ongoing competitiveness with relevant peer benchmarks. In connection with his appointment as Interim Chief Financial Officer, Mr. Harnett’s base salary rate was increased 76.1% effective November 4, 2023;

◾	The ACIP payments for 2023, compared to the ACIP payments for 2022, increased 56.7% for Mr. Harnett (partially attributable to the increase in his ACIP percentage opportunity coincident with his appointment as Interim Chief Financial Officer); decreased 3.8% for Mr. Lanza and 1.9% for Mr. Senia, and remained the same for Ms. Hall;

◾	LTIP awards granted in February 2023, compared to LTIP awards granted in February 2022, increased 4.9% for Mr. Harnett, 9.5% for Ms. Hall, 4.8% for Mr. Lanza, and 7.1% for Mr. Senia to increase the NEOs’ allocation to long-term compensation and better align competitively with external compensation benchmark sources;

◾	Total compensation, including salary paid, ACIP payments, and LTIP awards, compared to 2022, increased 23.5% for Mr. Harnett (including $20,052 cash bonus for services rendered in connection with his transition to Interim Chief Financial Officer), 5.6% for Ms. Hall, 0.8% for Mr. Lanza, and 2.0% for Mr. Senia; and

◾	With respect to Mr. Wilcox, his base salary rate increased 1.4% for 2023, however, he ceased receiving his salary, was not eligible for a 2023 ACIP payout, and forfeited his 2023 LTIP award (which increased 7.1%) due to his departure from the organization effective November 3, 2023.

In making 2023 compensation decisions for Messrs. Harnett, Lanza, Senia, and Wilcox and Ms. Hall, the CHCC considered the following for each NEO:

Mr. Harnett – As Senior Vice President, Chief Accounting Officer, and Interim Chief Financial Officer, Mr. Harnett has (i) primary responsibility for financial matters, including financial accounting, SEC and statutory financial reporting, investor relations, tax, capital and capital management planning, treasury, billing, financial planning, and contracts and procurement, and (ii) general management responsibility as an executive management team member. Mr. Harnett’s major contributions in 2023 included:

◾	Monitoring and managing, and implementing enhancements to, the annual expense budgeting and forecasting processes, Disclosure Committee management, and implementing expense reduction initiatives to achieve our expense ratio target;

◾	Managing the accuracy and efficiency of the statutory and GAAP closing processes and related reporting activities with a high degree of proficiency;

◾	Improving customer experience through the implementation of enhancements to billing processes, including bill redesign, new payment options and promotion of an online payment center for distribution partners;

◾	Enhancing our sustainability-related disclosures by issuing our third sustainability report and second Task Force on Climate-related Financial Disclosures, or TCFD, report; and

◾	Identifying and executing tax-related strategies, including through tax credit investments.

Based on the degree of achievement of the Corporate ACIP Measures and the factors noted above, including Mr. Harnett’s assumption of the duties of the Chief Financial Officer in the fourth quarter of 2023, and his continued responsibilities as Chief Accounting Officer, the CHCC approved Mr. Marchioni’s recommendation that Mr. Harnett’s 2023 ACIP payment be set at 88.0% of base salary. This compares to his initial ACIP payment opportunity range of 0%-156% of base salary.

Mr. Harnett’s ACIP payment for 2023 was 56.7% higher than his 2022 ACIP. We believe his 2023 ACIP award aligns with our pay-for-performance philosophy and organizational performance, while aiming to reward and retain key performers in critical positions.

Ms. Hall – As Executive Vice President, Chief Operating Officer, Standard Lines, Ms. Hall has (i) primary responsibility for the overall results of our standard commercial and personal lines segments, (ii) general management responsibility as an executive management team member, and (iii) responsibility for oversight of insurance learning services and distribution strategies. Ms. Hall’s significant 2023 contributions were:

◾	Achieving a standard commercial lines net combined ratio of 94.9%;

◾	Achieving standard commercial lines NPW growth of 13% and new business growth of 17% as compared to the prior year, average renewal pure price increases of 7%, and strong retention of 85%;

◾	Achieving strong results in standard commercial lines in our newly opened states geographic footprint states of Vermont, Alabama, and Idaho;

◾	Executing agency engagement efforts to position Selective as a commercial lines market of choice for our distribution partners;

◾	Launching new product organization focusing on product development, and delivery of key technology projects and enhancements;

◾	Supporting customer experience improvements providing digital enhancements, friction reduction, and value-added services for customers and distribution partners;

◾	Achieving standard personal lines NPW growth of 30% and Flood direct premiums written growth of 18%, and implementing appropriate pricing and underwriting actions to address personal lines profitability challenges;

◾	Contributing to employee engagement efforts, including soliciting and responding to employee engagement survey feedback by creating action plans; and

◾	Providing leadership and guidance in leveraging data to drive strategic imperatives throughout standard commercial lines and personal lines operations.

Based on the degree of achievement of the Corporate ACIP Measures and the factors noted above, the CHCC approved Mr. Marchioni’s recommendation that Ms. Hall’s 2023 ACIP payment be set at 115.0% of base salary. This compares to her initial ACIP payment opportunity range of 0%-150% of base salary.

Ms. Hall’s 2023 ACIP payment was the same as her 2022 ACIP payment. This award aligns with our pay-for-performance philosophy and organizational performance, while aiming to reward and retain key performers in critical positions.

Mr. Lanza – As Executive Vice President, General Counsel and Chief Compliance Officer, Mr. Lanza has had (i) primary responsibility for all legal, corporate governance, government affairs, state filings, internal audit, regulatory, compliance matters and corporate communications, and (ii) general management responsibility as an executive management team member. Mr. Lanza’s significant 2023 contributions were:

◾	Providing support and guidance on external disclosures, including SEC filings and press releases, and providing strong support for leadership transition in our Investor Relations function;

◾	Advising the Board and management on corporate governance, regulatory compliance, data and information governance, and public disclosure matters;

◾	Providing significant counsel and leadership on government affairs and public policy matters and legislative and regulatory matters of significance to the company and the industry, including effective participation with trade associations, particularly, the American Property Casualty Insurance Association

(APCIA), and advocacy groups, and in litigation reform, insurance operations matters, flood insurance, and cybersecurity and privacy issues, and facilitating engagement with regulators, particularly in our new and upcoming expansion states;

◾	Providing timely and appropriate legal advice and leadership on all sustainability-related matters, including revisions and updates to internal and external disclosures, and reporting, and advising management’s Sustainability Committee;

◾	Providing executive leadership and legal advice for high-exposure litigation matters, and continued improvement of overall quality, appropriateness, and timeliness of legal advice for claims coverage and litigation matters; and

◾	Providing legal counsel and executive leadership on various human capital management matters.

Based on the degree of achievement of the Corporate ACIP Measures and the factors noted above, the CHCC approved Mr. Marchioni’s recommendation that Mr. Lanza’s 2023 ACIP payment be set at 87.0% of base salary. This compares to his initial ACIP payment opportunity range of 0%-150% of base salary.

Mr. Lanza’s 2023 ACIP payment was 3.8% lower than his 2022 ACIP payment. This award aligns with our pay-for-performance philosophy and organizational performance, while aiming to reward and retain key performers in critical positions.

Mr. Senia – As Executive Vice President and Chief Actuary, Mr. Senia has (i) primary responsibility for directing our actuarial operations, including pricing, reserving, and other actuarial and operational analytics, and (ii) general management responsibility as an executive management team member. He also plays a key role in Selective’s strategic and financial planning. Mr. Senia’s key 2023 contributions were:

◾	Supporting profitable growth through granular reserving, planning and pricing;

◾	Providing sound loss and loss expense estimates by ensuring consistent and reasonable assumptions and selections and performing ongoing monitoring of internal and external trends in claims and underwriting;

◾	Enhancing the quarterly catastrophe estimation process resulting in increased forecasting accuracy;

◾	Continuing the execution of comprehensive quarterly reserve reviews, including monthly actual versus expected claims metrics, incorporating frequency and severity trends;

◾	Supporting commercial lines growth and profitability with a detailed review process and by producing detailed insights into portfolio profitability and ongoing price monitoring;

◾	Enhancing excess and surplus lines rating plans by providing granular pricing guidance by industry group and products;

◾	Expanding and extending use of advanced analytics modeling in underwriting, pricing, and claims processes;

◾	Refining personal lines rating plans to better differentiate risk characteristics; and

◾	Continuing support of our commercial lines geographic expansion initiative through development of rate and class plan filings.

Based on the degree of achievement of the Corporate ACIP Measures and the factors noted above, the CHCC approved Mr. Marchioni’s recommendation that Mr. Senia’s 2023 ACIP payment be set at 116.0% of base salary. This compares to his initial ACIP payment opportunity range of 0%-150% of base salary.

Mr. Senia’s 2023 ACIP payment was 1.9% lower than his 2022 ACIP payment. This award aligns with our pay-for-performance philosophy and organizational performance, while aiming to reward and retain key performers in critical positions.

Mr. Wilcox: Mr. Wilcox resigned as our Chief Financial Officer effective November 3, 2023; accordingly, he was not eligible to receive a 2023 ACIP payout. Additionally, because of his resignation, Mr. Wilcox forfeited all his outstanding LTIP awards.

PERQUISITES

NEO perquisites in 2023 were limited to tax preparation services and executive physicals, which is consistent with prevailing industry practice. See footnote 4 to the Summary Compensation Table for perquisite details.

EXECUTIVE STOCK OWNERSHIP AND RETENTION REQUIREMENTS

Selective believes that stock ownership by management encourages the enhancement of stockholder value. Selective’s stock ownership guidelines are based on prevailing corporate governance practices and detailed in the Corporate Governance Guidelines.

The following table shows the common stock ownership guidelines for certain officers. Each officer must meet (and subsequently maintain) the current stock ownership guidelines within the later of (i) five years from attainment of the respective officer status, and (ii) three years from any change to these requirements (“Requirement Date”). Base salary increases during the five-year period will require the ultimate ownership requirements to increase when shares are valued on November 1 following such increase.

If, at the November 1 valuation date, an officer fails to meet their current stock ownership requirement as of their Requirement Date, the officer has until March 15 of the following year to cure the non-compliance. If an officer does not cure the non-compliance by March 15, the CHCC may determine to pay all or a portion of such officer’s next annual cash incentive plan award in shares of Selective common stock.

Position	Requirement
CEO or President	6 x base salary
CFO	4 x base salary
Executive Vice Presidents	3 x base salary
Senior Vice Presidents or equivalent job grade	1.5 x base salary

In calculating ownership under the guidelines:

◾	Shares of Selective common stock of which the officer is deemed to be the “beneficial owner” (as such term is defined under Section 16 of the Exchange Act), seventy-five percent (75%) of the awards of restricted stock or restricted stock units (including related dividend equivalent units) not yet vested, and shares of Selective common stock held in benefit plan investments (i.e., 401(k) plan) are counted; and

◾	Unexercised stock options are not counted.

In addition, officers are required to retain direct ownership of at least 75% of the shares acquired under an equity award granted under any Selective equity compensation plan or other written compensatory arrangements, net of taxes and transaction costs, unless the officer has met their applicable stock ownership requirement. Taxes and transaction costs include: (i) shares retained by Selective to satisfy tax withholding requirements attributable to awards; and (ii) shares the officer tenders to pay all or any portion of the exercise price of option grants. All of our officers have met or are on track to meet by their requirement date, the required ownership guidelines.

POLICY ON HEDGING

Selective seeks to fully align the long-term financial interests of its officers, directors, and employees with the interests of Selective’s other stockholders. For this reason, Selective officers, directors, and employees are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge, offset, or are designed to hedge or offset, any decrease in the market value or the full ownership risks and rewards of their direct or indirect Selective stock holdings.

RECOUPMENT OF AWARDS

Effective December 1, 2023, the Board, upon the recommendation of the CHCC, adopted a new compensation recoupment policy (the “Clawback Policy”), which supersedes the prior policy. The Clawback Policy is effective for certain compensation received on or after October 2, 2023, and is consistent with the requirements of the SEC’s final compensation clawback rules under the Dodd-Frank Act and the Nasdaq listing standards. It requires recoupment of excess incentive compensation paid to our executive officers if the excess amounts were based on material noncompliance with any financial reporting requirement that causes an accounting restatement, without regard to any fault or misconduct.

RETIREMENT AND DEFERRED COMPENSATION PLANS

Selective Insurance Company of America (“SICA”), a wholly owned subsidiary of Selective, employs all our personnel, including the NEOs. We strive to provide a competitive retirement benefit program that allows us to attract and retain talent for the organization. We offer a defined contribution program, including a nonqualified defined contribution deferred compensation plan (the “Deferred Compensation Plan”) for certain officers and highly compensated employees, including the NEOs. This program is consistent with benefits provided by many of the companies with which we compete for executive talent.

SICA also has maintained a non-contributory defined benefit pension program consisting of a tax-qualified defined benefit pension plan, the Retirement Income Plan, and a nonqualified supplemental pension plan for certain executives and employees, first employed on or before December 31, 2005. The accrual of benefits under the pension program ceased as of March 31, 2016. The “Pension Benefits” section of this Proxy Statement describes the pension program more fully. Because of their earlier hire dates, Mr. Marchioni, Mr. Harnett, Ms. Hall, and Mr. Lanza participate in the pension program. Because of his later hire date (October 4, 2010), Mr. Senia is not eligible to participate in the pension program. During his employment with SICA, Mr. Wilcox was not eligible to participate in the pension program, as he was first employed on January 1, 2017.

SICA offers a tax-qualified defined contribution plan named the Selective Insurance Retirement Savings Plan (the “Retirement Savings Plan”) for employees, including the NEOs, who meet eligibility requirements. Participants can contribute up to 50% of their eligible compensation to the Retirement Savings Plan, which was up to $22,500 in 2023. Under the Retirement Savings Plan, participant contributions are matched at 100% of the employee’s salary deferrals up to 3% of the employee’s eligible compensation, and at 50% of the employee’s salary deferrals above 3%, up to 6% of the employee’s eligible compensation, subject to limitations under the Code. Participants turning age 50 or over during the year, including all the NEOs, were eligible in 2023 to make additional catch-up salary deferral contributions of up to $7,500 to the Retirement Savings Plan under the Code.

In connection with the curtailment of the Retirement Income Plan, all eligible participants in the Retirement Savings Plan, including the NEOs, began receiving a non-elective contribution of 4% of base salary, after one year of service, to their accounts under the Retirement Savings Plan, subject to limitations under the Code.

Under the Deferred Compensation Plan, certain executives and employees, including the NEOs, may, subject to certain limitations, defer: (i) up to 50% of their base salary; (ii) up to 100% of their annual bonus (subject to certain limitations to provide for required tax withholding); and/or (iii) all or a percentage of such other compensation as otherwise designated by the administrator of the Deferred Compensation Plan. To compensate for the Code’s limitations on SICA’s matching contributions for the NEOs under the Retirement Savings Plan, SICA matched our NEOs’ contributions to the Deferred Compensation Plan in 2023 as follows: 100% of each NEO’s salary deferrals to the Retirement Savings Plan and the Deferred Compensation Plan up to 3% of the employee’s base salary, and 50% of the NEO’s salary deferrals to the Retirement Savings Plan and the Deferred Compensation Plan above 3%, up to 6% of the NEO’s base salary, less any matching contributions to the Retirement Savings Plan. To the extent provisions of the Code and the Retirement Savings Plan limit non-elective contributions to the Retirement Savings Plan, SICA makes non-elective contributions of 4% of base salary to participants’ Deferred Compensation Plan accounts. The “Nonqualified Deferred Compensation” section of this Proxy Statement includes additional information about the Deferred Compensation Plan.

SICA also maintains broad-based health and welfare benefit plans in which eligible employees, including the NEOs, participate.

EMPLOYMENT AGREEMENTS

SICA has entered into employment agreements with its key executive officers, including the NEOs. Each employment agreement provides for severance in the event of termination: (i) due to death or Disability; (ii) without “Cause”; (iii) due to resignation for “Good Reason” within two years following a “Change in Control” (as each capitalized term is defined in the applicable employment agreement); (iv) due to resignation of the NEO within two years of the company first imposing a requirement, without the consent of the NEO, that relocates the NEO’s business location more than 50 miles; and (v) for the CEO, a resignation at any time for Good Reason. The CHCC believes these agreements are important for the recruitment and retention of key executives, and its Compensation Consultant advised that the employment agreements’ terms were market competitive within our peer group when executed. Furthermore, after or in connection with a change in control, uncertainty may arise among our key executives about their continued employment, possibly leading to their distraction or departure. The purpose of the employment agreements is to retain our key executives and reinforce and encourage their continued attention and dedication during the potentially critical period of a change in control.

The change in control provisions of the NEOs’ employment agreements concerning severance payments, outstanding awards under our stock and cash plans, and continued insurance coverages or coverage reimbursement, are triggered following the NEO’s employment termination without Cause or the resignation of the NEO for Good Reason within two years following a change in control. This double trigger ensures such a payout does not automatically occur upon a change in control only.

The employment agreements are described in the section entitled, “Employment Agreements and Potential Payments upon Termination or Change in Control” section of this Proxy Statement. This section includes information on multipliers used in calculating the severance payment and duration of reimbursement for the cost of certain benefit coverages provided to individual executives upon termination. We believe these multipliers are consistent with each NEO’s level and value of position to the organization. SICA’s current employment agreements do not contain excise tax gross-up provisions.

TAX TREATMENT AND ACCOUNTING

Code Section 162(m) generally disallows a federal income tax deduction to public companies for annual compensation over $1 million (per individual) paid to their chief executive officer, chief financial officer, and certain other NEOs. In considering the goals of our executive compensation program in making its compensation decisions, the CHCC retains the flexibility to award compensation it believes to be in Selective’s best long-term interests, even if the awards may not be fully deductible under Code Section 162(m).

GAAP requires compensation expense to be measured on the income statement for all stock-based payments at grant date fair value for equity instruments (including restricted stock unit awards) and at market value on the date of vesting for liability instruments (including cash incentive unit awards). The CHCC has considered the impact of GAAP on our use of stock-based compensation as a retention tool. The CHCC has determined that the current estimated costs of using stock-based compensation relative to the benefits they provide are appropriate and do not warrant any change to our current incentive framework.

We have designed our compensation programs and awards to executive officers to be exempt from or, where applicable, comply with the provisions of Section 409A of the Code. For example, if the executives are “specified employees” under Section 409A of the Code, any payments of deferred compensation under our nonqualified deferred compensation plans that are triggered by the executive officer’s separation from service are not payable before the first day of the seventh month after the executive’s date of separation from service.

COMPENSATION COMMITTEE REPORT

The Compensation and Human Capital Committee establishes general executive compensation policies and establishes the salaries and bonuses of Selective’s named executive officers, including the Chief Executive Officer. The Compensation and Human Capital Committee (i) has reviewed and discussed the Compensation Discussion and Analysis with management, and (ii) based on this review and discussion, recommended to the Board, and the Board approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Submitted by the Compensation and Human Capital Committee of the Board,

Philip H. Urban, Chairperson	Stephen C. Mills
Ainar D. Aijala, Jr.	Cynthia S. Nicholson
Lisa Rojas Bacus	J. Brian Thebault*

* Mr. Thebault is not standing for reelection at the Annual Meeting and therefore will no longer serve on the Board following the Annual Meeting.

The Compensation Committee Report does not constitute soliciting material, and it shall not be deemed to be filed or incorporated by reference into any other Selective filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except to the extent that Selective specifically incorporates the Compensation Committee Report by reference therein.

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table reflects the compensation earned by or paid to the NEOs during 2023, 2022, and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
John J. Marchioni President and Chief Executive Officer	2023 2022 2021	1,000,000 988,462 925,000		2,764,181 2,628,160 2,124,100	2,000,000 2,100,000 2,300,000	130,795 – –	88,850 93,565 86,525	5,983,826 5,810,187 5,435,625
Anthony D. Harnett SVP, Chief Accounting Officer and Interim Chief Financial Officer	2023	381,842	20,052(5)	223,495	335,967	38,804	32,325	1,032,485
Brenda M. Hall EVP, Chief Operating Officer, Standard Lines	2023 2022 2021	529,615 490,769 437,692		636,374 580,954 482,753	610,000 610,000 610,000	32,328 – –	52,192 46,915 37,488	1,860,510 1,728,638 1,567,933
Michael H. Lanza EVP, General Counsel and Chief Compliance Officer	2023 2022 2021	585,923 578,462 568,462		550,077 525,097 500,014	510,000 530,000 580,000	78,462 – –	52,803 57,169 66,019	1,777,265 1,690,728 1,714,495
Vincent M. Senia EVP, Chief Actuary	2023 2022 2021	438,923 431,462 421,769		450,026 420,053 375,077	510,000 520,000 565,000	– – –	42,808 47,674 35,850	1,441,757 1,419,189 1,397,696
Mark A. Wilcox(6) Former EVP, Chief Financial Officer	2023 2022 2021	622,408 692,308 648,464		1,218,874 1,137,671 965,506	– 1,100,000 1,200,000	– – –	65,885 63,912 65,119	1,907,166 2,993,891 2,879,089

(1)       This column reflects the aggregate grant date fair value of the 2023, 2022, and 2021 grants of performance-based restricted stock unit awards and 2023, 2022, and 2021 grants of performance-based cash incentive unit awards. The grants of performance-based restricted stock units generally vest three years from the date of grant, conditioned upon the attainment of certain predetermined performance goals. Grants of performance-based cash incentive unit awards generally vest at the payment date, which is as soon as practicable in the calendar year following the end of the calendar year coincident with the end of the three-year performance period. The value of each cash incentive unit initially awarded increases or decreases to reflect TSR on Selective common stock over the three-year performance period for the award. For the 2023, 2022, and 2021 performance-based cash incentive unit awards, the number of cash incentive units ultimately earned increases or decreases based on (i) cumulative three-year statutory NPW growth relative to the Cash Incentive Unit Peer Group, and (ii) cumulative three-year statutory operating return on policyholder surplus relative to the Cash Incentive Unit Peer Group. Restricted stock unit and cash incentive unit awards are generally subject to forfeiture should the grantee resign or be terminated for cause prior to vesting. However, restricted stock unit and cash incentive unit awards granted to Messrs. Lanza and Senia will vest upon attainment of the performance condition only, as they have achieved early retirement eligibility. Mr. Wilcox forfeited his 2023, 2022, and 2021 grants of performance-based restricted stock unit awards and performance-based cash incentive unit awards upon his departure effective November 3, 2023.

The grant date fair values for the performance-based restricted stock unit and performance-based cash incentive unit awards granted to the NEOs are as follows:

Name	Year	Performance-Based Restricted Stock Units ($)	Performance-Based Cash Incentive Units ($)
John J. Marchioni	2023 2022 2021	2,064,181 1,953,160 1,574,100	700,000 675,000 550,000
Anthony D. Harnett	2023	166,195	57,300
Brenda M. Hall	2023 2022 2021	473,874 430,954 357,753	162,500 150,000 125,000
Michael H. Lanza	2023 2022 2021	412,577 393,797 375,014	137,500 131,300 125,000
Vincent M. Senia	2023 2022 2021	337,526 315,053 281,277	112,500 105,000 93,800
Mark A. Wilcox	2023 2022 2021	906,374 843,871 715,506	312,500 293,800 250,000

The aggregate grant date fair value reported in this column assumes the following: (i) the predetermined performance goals for the restricted stock unit grants are probable of being attained; (ii) initial per unit values for the cash incentive unit awards of $100; and (iii) a 100% peer group unit multiplier for cash incentive unit awards. For further discussion of the fair value calculation of the awards in this column, please refer to Note 16 to the consolidated financial statements in our 2023 Annual Report. The maximum value assuming the highest level of performance conditions for the performance-based restricted stock units are consistent with the amounts above. Although the maximum number of performance-based cash incentive units potentially issuable is 150% of the original grant for the 2021, 2022, and 2023 grants, the ultimate maximum value of the 2021, 2022, and 2023 grants cannot be determined at this time because the initial value of each unit is adjusted based on the TSR of Selective common stock over the grant’s three-year performance period. Mr. Wilcox forfeited his 2023, 2022, and 2021 grants of performance-based restricted stock unit awards and performance-based cash incentive unit awards upon his departure effective November 3, 2023.

(2)       Amounts in this column are annual cash incentive plan awards to the NEOs earned in 2023 and paid in 2024, earned in 2022 and paid in 2023, and earned in 2021 and paid in 2022. These awards were granted under the Cash Incentive Plan.

(3)       Amounts in this column reflect the actuarial increase in the present value of each NEO’s pension benefits under all defined benefit pension plans of SICA, determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. There were no changes to the benefit formulas under the defined pension benefit plans in 2023, as the plans were amended to cease further accruals effective as of March 31, 2016. The changes in pension values reported in this column are primarily attributable to an increase in the discount rate used to calculate present value and the use of the most-recently released mortality tables. There were no above-market or preferential earnings on deferred compensation under SICA’s nonqualified deferred compensation program. Based on Messrs. Senia and Wilcox’s hire dates, they are not eligible to participate in SICA’s defined benefit pension plans.

(4)       For 2023, amounts in this column for each NEO reflect the following (amounts in this footnote may not exactly match the figures in the Summary Compensation Table due to rounding):

◾	Mr. Marchioni: $30,150 of company matching contributions and $26,800 of non-elective contributions to his Deferred Compensation Plan account, $14,850 of company matching contributions and $13,200 of non-elective contributions to his 401(k) plan account, and $3,850 for tax preparation services.

◾	Mr. Harnett: $2,263 of company matching contributions and $2,012 of non-elective contributions to his Deferred Compensation Plan account, $14,850 of company matching contributions and $13,200 of non-elective contributions to his 401(k)-plan account.

◾	Ms. Hall: $8,983 of company matching contributions and $7,985 of non-elective contributions to her Deferred Compensation Plan account, $14,850 of company matching contributions and $13,200 of non-elective contributions to her 401(k)-plan account, $1,375 for tax preparation services, and $5,800 for the executive physical examination service.

◾	Mr. Lanza: $11,517 of company matching contributions and $10,237 of non-elective contributions to his Deferred Compensation Plan account, $14,850 of company matching contributions and $13,200 of non-elective contributions to his 401(k)-plan account, $3,000 for tax preparation services.

◾	Mr. Senia: $4,902 of company matching contributions and $4,357 of non-elective contributions to his Deferred Compensation Plan account, $14,850 of company matching contributions and $13,200 of non-elective contributions to his 401(k)-plan account, $500 for tax preparation services, and $5,000 for the executive physical examination service.

◾	Mr. Wilcox: $12,115 of company matching contributions and $10,769 of non-elective contributions to his Deferred Compensation Plan account, $14,850 of company matching contributions and $13,200 of non-elective contributions to his 401(k)-plan account, $5,000 for tax preparation services, $9,900 for the executive physical examination service, and $50 related to a recognition award.

(5)       Amount reflects a cash bonus for services rendered in connection with Mr. Harnett’s transition to Interim Chief Financial Officer.

(6)       Mr. Wilcox resigned as our Chief Financial Officer effective November 3, 2023. As Mr. Wilcox voluntarily resigned to pursue other opportunities, he was not entitled to any payments in connection with the termination of his employment, he was not eligible to receive an ACIP payment for the 2023 performance year, and all his outstanding unvested restricted stock unit and cash incentive unit awards were forfeited.

GRANTS OF PLAN-BASED AWARDS

The following table shows the grants of plan-based awards to our NEOs in 2023:

Name	Grant Date	Estimated Future Payouts under Non- Equity Incentive Plan Awards(1)		Estimated Future Payouts under Equity Incentive Plan Awards(2)				Grant Date Fair Value of Cash Incentive Unit and Restricted Stock Units Awards ($)(4)
				Cash Incentive Unit Awards(3)			Restricted Stock Unit Awards (#)
		Threshold ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Maximum (#)
John J. Marchioni	2/6/2023						20,706	2,064,181
	2/6/2023			3,080	7,000	10,500		700,000
		0	3,500,000
Anthony D. Harnett	2/6/2023						1,695	166,195
	2/6/2023			253	573	860		57,300
		0	637,410
Brenda M. Hall	2/6/2023						4,807	473,874
	2/6/2023			715	1,625	2,438		162,500
		0	802,500
Michael H. Lanza	2/6/2023						4,068	412,577
	2/6/2023			605	1,375	2,063		137,500
			880,500
Vincent M. Senia	2/6/2023						3,328	337,526
	2/6/2023			495	1,125	1,688		112,500
		0	660,000
Mark. A. Wilcox(5)	2/6/2023						9,244	906,374
	2/6/2023			1,375	3,125	4,688		312,500
		0	0

(1)       Amounts represent minimum and maximum potential ACIP awards under the Cash Incentive Plan for 2023 based on 2023 base salary rates. Maximum awards reflect the maximum ACIP award established by the CHCC. Actual payouts of the above-referenced awards are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. For information regarding the ACIP, see the section of the Compensation Discussion and Analysis entitled, “Annual Cash Incentive Program.”

(2)       Performance-based cash incentive unit awards were granted under the Cash Incentive Plan, and performance-based restricted stock unit awards were granted under the Omnibus Stock Plan. For a description of the material terms of such awards, see the section of the Compensation Discussion and Analysis entitled, “Elements of Long-Term Compensation.”

(3)       The number of performance-based cash incentive units paid can range from 0%-150%, and therefore, the amount payable could be $0. The threshold selected represents performance compared to the 30th percentile of the Cash Incentive Unit Peer Group, the target represents performance compared to the 50th percentile of the Cash Incentive Unit Peer Group, and the maximum represents performance greater than or equal to the 80th percentile of the Cash Incentive Unit Peer Group.

(4)       The grant date fair value reported in this column assumes the following: (i) the predetermined performance goals for the restricted stock unit grants are probable of being attained; (ii) initial per unit values for the cash incentive unit awards of $100; and (iii) a 100% peer group unit multiplier for cash incentive unit awards. For further discussion of the fair value calculation of the awards in this column, please refer to Note 16 to the consolidated financial statements in our 2023 Annual Report.

(5)       Mr. Wilcox was not entitled to receive any ACIP payout for 2023, as he was not employed by the Company at the time that any earned payment would have been made. Additionally, Mr. Wilcox forfeited his 2023 LTIP awards when he resigned effective November 3, 2023.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows the unvested stock awards of our NEOs as of December 31, 2023:

Stock Awards
Name	No. of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
John J. Marchioni	31,928(2)	3,903,938(3)	6,750(4) 26,927(5) 7,000(6) 20,966(7)	1,261,945 2,678,683 1,193,370 2,085,684
Anthony D. Harnett	2,758(2)	337,187(3)	550(4) 2,195(5) 573(6) 1,716(7)	102,825 218,330 97,686 170,735
Brenda M. Hall	7,256(2)	887,263(3)	1,500(4) 5,985(5) 1,625(6) 4,867(7)	280,432 595,354 277,032 484,202
Michael H. Lanza	7,256(2)	887,263(3)	1,313(4) 5,236(5) 1,375(6) 4,119(7)	245,472 520,909 234,412 409,763
Vincent M. Senia	5,443(2)	665,589(3)	1,050(4) 4,189(5) 1,125(6) 3,370(7)	196,302 416,748 191,792 335,224
Mark A. Wilcox(9)	0	0	0 0 0 0	0 0 0 0

(1)       In the event of a termination of employment on or after an individual attains Early Retirement Age, as defined under the 2021, 2022, and 2023 restricted stock unit award agreements (the “Award Early Retirement Age”), holders of performance-based restricted stock unit awards granted in 2021, 2022, and 2023 are vested in such awards subject only to the attainment of applicable performance measures. The respective dates upon which each NEO attained, or is anticipated to attain, their Award Early Retirement Age are as follows: Mr. Marchioni, May 28, 2024; Mr. Harnett, December 1, 2027; Ms. Hall, May 28, 2025; Mr. Lanza, December 16, 2016; and Mr. Senia, October 4, 2020. Mr. Wilcox had not yet attained his Award Early Retirement Age prior to his resignation effective November 3, 2023.

(2)       Reflects number of performance-based restricted stock units initially granted on February 1, 2021, and the related accrued DEUs, which were vested and paid on February 1, 2024. Also reflects number of performance-based cash incentive units initially granted on February 1, 2021 to the NEOs for the three-year performance period ended December 31, 2023, which vested on February 1, 2024. In the event of a termination of employment on or after an individual’s Award Early Retirement Age, holders of such awards are vested in such awards, with the initial number of units and the value of each unit subject to adjustment, based on the attainment of specified performance measures. Award Early Retirement Age dates for the NEOs are set forth in footnote 1. Settlement of the 2021 cash incentive unit awards will be made as soon as practicable in the 2024 calendar year, following the determination of the attainment of the applicable performance measures. The amounts reflected in this column are attributable to the number of performance-based restricted stock units and related accrued DEUs as follows: Mr. Marchioni, 26,428; Mr. Harnett, 2,283; Ms. Hall, 6,006; Mr. Lanza, 6,006; and Mr. Senia, 4,505. The amounts reflected in this column are attributable to the number of performance-based cash incentive units as follows: Mr. Marchioni, 5,500; Mr. Harnett, 475; Ms. Hall, 1,250; Mr. Lanza, 1,250; and Mr. Senia, 938. Mr. Wilcox forfeited all unvested restricted stock unit awards upon his resignation effective November 3, 2023.

(3)       Reflects an $99.48 per unit value and a $154.5277 per unit value for the restricted stock units and cash incentive units, respectively, granted on February 1, 2021. With respect to the cash incentive units, the amounts assume maximum performance level.

(4)       Reflects number of performance-based cash incentive units initially granted on February 7, 2022, to the NEOs for the three-year performance period ending December 31, 2024, which generally will vest on February 7, 2025, following the determination of the attainment of the applicable performance measures. In the event of a termination of employment on or after an individual’s Award Early Retirement Age, holders of such awards are vested in such awards, with the initial number of units and the value of each unit subject to adjustment, based on the attainment of specified performance measures. Award Early Retirement Age dates for the NEOs are set forth in footnote 1. Settlement of the 2022 cash incentive unit awards will be made as soon as practicable in the 2025 calendar year, following the determination of the attainment of the applicable performance measures.

(5)       Reflects number of performance-based restricted stock units initially granted on February 7, 2022, and the related accrued DEUs for which the applicable performance measures were achieved as of December 31, 2023, which generally will vest and be payable on February 7, 2025.

(6)       Reflects number of performance-based cash incentive units initially granted on February 6, 2023, to the NEOs for the three-year performance period ending December 31, 2025, which generally will vest on February 6, 2026, following the determination of the attainment of the applicable performance measures. In the event of a termination of employment on or after an individual’s Award Early Retirement Age, holders of such awards are vested in such awards, with the initial number of units and the value of each unit subject to adjustment, based on the attainment of specified performance measures. Award Early Retirement Age dates for the NEOs are set forth in footnote 1. Settlement of the 2023 cash incentive unit awards will be made as soon as practicable in the 2026 calendar year, following the determination of the attainment of the applicable performance measures.

(7)       Reflects number of performance-based restricted stock units initially granted on February 6, 2023, and the related accrued DEUs: (i) for which the attainment of the applicable performance measures will be calculated at the end of the performance period on December 31, 2025; and (ii) that generally will vest and be payable on February 6, 2026, subject to the attainment of the applicable performance measures.

(8)       The amounts in this column reflect: (i) a $124.6365 per unit value for the February 7, 2022 cash incentive unit grant, and a $113.6543 per unit value for the February 6, 2023 cash incentive unit grant based on the TSR of Selective common stock at December 31, 2023; and (ii) an $99.48 per unit value for the February 7, 2022 and February 6, 2023 restricted stock unit grants. With respect to the cash incentive units, the amounts assume maximum performance.

(9)       Mr. Wilcox forfeited all outstanding equity awards upon his resignation effective November 3, 2023.

OPTION EXERCISES AND STOCK VESTED

The following table shows the stock vesting of awards by our NEOs in 2023:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
John J. Marchioni	26,234	2,909,239
Anthony D. Harnett	2,702	299,677
Brenda M. Hall	5,017	556,331
Michael H. Lanza	7,716	855,689
Vincent M. Senia	5,788	641,847
Mark A. Wilcox	12,346	1,369,103

(1)    Amounts in this column include the number of performance-based restricted stock units and the related accrued DEUs that vested in 2023 and performance-based cash incentive units paid in 2023. The amounts reflected in this column are attributable to the number of performance-based restricted stock units and related accrued DEUs as follows: Mr. Marchioni, 19,859; Mr. Harnett, 2,045; Ms. Hall, 3,797; Mr. Lanza, 5,841; Mr. Senia, 4,381; and Mr. Wilcox, 9,346. The amounts reflected in this column are attributable to the number of performance-based cash incentive units as follows: Mr. Marchioni, 6,375; Mr. Harnett, 657; Ms. Hall, 1,220; Mr. Lanza, 1,875; Mr. Senia, 1,407; and Mr. Wilcox, 3,000.

(2)    Amounts in this column include the value of performance-based restricted stock units and the related accrued DEUs that vested in 2023 and the amount paid for performance-based cash incentive units in 2023. The amounts reflected in this column are attributable to the number of performance-based restricted stock units and related accrued DEUs as follows: Mr. Marchioni, $2,003,794; Mr. Harnett, $206,363; Ms. Hall, $383,125; Mr. Lanza, $589,382; Mr. Senia, $442,010; and Mr. Wilcox, $943,011. The amounts reflected in the table attributable to performance-based cash incentive units are as follows: Mr. Marchioni, $905,445; Mr. Harnett, $93,314; Ms. Hall, $173,206; Mr. Lanza, $266,307; Mr. Senia, $199,837; and Mr. Wilcox, $426,092.

PENSION BENEFITS

SICA maintains a tax-qualified, non-contributory defined benefit pension plan, the Retirement Income Plan. Many SICA employees, including Mr. Marchioni, Ms. Hall, Mr. Harnett, and Mr. Lanza, and certain former employees whose employment commenced on or before December 31, 2005, are eligible to receive benefits under the Retirement Income Plan. SICA also maintains the unfunded Selective Insurance Supplemental Pension Plan (“SERP”) to provide supplemental benefits to certain executives and other participants in the Retirement Income Plan equal to the difference between: (i) the benefits payable to these participants under the Retirement Income Plan, calculated without regard to Code limitations on annual amounts payable under the Retirement Income Plan; and (ii) the actual benefits payable to these participants under the Retirement Income Plan.

Benefits under the Retirement Income Plan and SERP were curtailed in the first quarter of 2013, when both plans were amended to cease accrual of additional benefits for all participants as of March 31, 2016. Participants as of March 31, 2016, remain entitled to the benefits already earned but have not earned additional benefits since that date.

The Retirement Income Plan was amended as of July 1, 2002, to provide for different calculations based on age and company service as of that date. Monthly benefits payable at normal retirement age under the Retirement Income Plan and the SERP for the NEOs are computed as follows. Defined terms used in this section, but not defined in this Proxy Statement, have the meanings given to them in the Retirement Income Plan.

1.	If a participant: (i) completed at least five years of Vesting Service on or before July 1, 2002; and (ii) the sum of a participant’s age and Vesting Service is 55 or more on or before July 1, 2002, a participant’s benefit is equal to the sum of: (a) 2% of Average Monthly Compensation (base salary), less 1 3/7% of Primary Social Security benefit multiplied by the number of years of Benefit Service through June 30, 2002 (up to 35 years) reduced by the monthly amount, if any, of retirement annuity payable under the group annuity contract issued by AXA Equitable Life Insurance Company that was purchased under a prior terminated defined benefit pension plan, based on Benefit Service as of June 30, 2002, but including compensation earned after such date; and (b) 1.2% of Average Monthly Compensation multiplied by the number of years of Benefit Service after June 30, 2002.

2.	If a participant first became eligible for the plan before July 1, 2002, but did not qualify for 1 above, the participant’s benefit is equal to the greater of: (i) the benefit accrued as of June 30, 2002 equal to 2% of Average Monthly Compensation less 1 3/7% of Primary Social Security Benefit multiplied by years of Benefit Service reduced by the monthly amount, if any, of retirement annuity payable under the group annuity contract issued by AXA Equitable Life Insurance Company that was purchased under a prior terminated defined benefit pension plan, based on Benefit Service as of June 30, 2002, but including compensation earned after such date for purposes of determining the participant’s Average Monthly compensation; and (ii) 1.2% of Average Monthly Compensation multiplied by years of Benefit Service.

3.	If a participant first became a participant in the plan after July 1, 2002, the benefit is equal to 1.2% of Average Monthly Compensation multiplied by years of Benefit Service.

The earliest retirement age is 55 with 10 years of service or the attainment of 70 points (age plus years of service). If a participant chooses to begin receiving benefits before their 65th birthday, the amount of the monthly benefit will be reduced as follows:

◾	By 1/180th for each complete calendar month for the first 60 months by which the first early retirement benefit payment precedes the attainment of Normal Retirement Age (age 65);

◾	By 1/360th for each complete calendar month for the next 60 months by which the first early retirement benefit payments precede Normal Retirement Age; and

◾	By 40% plus 1/600th per month for each month before age 55.

At retirement, participants receive monthly pension payments. There are four optional forms of payments that can be chosen as alternatives to the normal form of payment, which for a married participant is an automatic 50% joint and surviving spouse annuity, and for an unmarried participant is a single life annuity.

The following table shows information regarding the pension benefits of our NEOs. Based on Mr. Senia’s hire date of October 4, 2010 and Mr. Wilcox’s hire date of January 1, 2017, they were not eligible to participate in the Retirement Income Plan or the SERP:

Name(1)	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
John J. Marchioni	Retirement Income Plan	17.25	405,242	–
	SERP	17.25	656,403	–
Brenda M. Hall	Retirement Income Plan	13.42	293,501	–
	SERP	13.42	12,633	–
Michael H. Lanza	Retirement Income Plan	10.67	360,348	–
	SERP	10.67	344,186	–
Anthony Harnett	Retirement Income Plan	15.58	299,370	–
	SERP	15.58	1,763	–

(1)    Mr. Marchioni, Ms. Hall, Mr. Harnett, and Mr. Lanza are each early retirement eligible under the terms of the Retirement Income Plan and the SERP.

(2)    The Retirement Income Plan imposes a one-year waiting period for plan participation, which year is not included in years of credited service.

(3)    Present value as of December 31, 2023, is calculated based on Normal Retirement Age of 65 using a 5.02% discount rate. For further discussion, see Note 15. “Retirement Plans” in Item 8. “Financial Statements and Supplementary Data.” of our 2023 Annual Report.

NONQUALIFIED DEFERRED COMPENSATION

The Deferred Compensation Plan allows participants to defer receipt of up to 50% of base salary and up to 100% of their annual bonus (subject to certain limitations to provide for required tax withholding). Participant accounts are credited with a notional rate of return (positive or negative) based on the performance of investment options selected by the participants from a menu of notional investment options. Participants can elect to schedule in-service withdrawals or withdrawals upon separation from service.

SICA makes matching contributions to a participant’s Deferred Compensation Plan account to supplement matching contributions under the Retirement Savings Plan. For 2023, such matching contributions consisted of 100% of the first 3% of base salary and 50% of the next 3% of base salary deferred to the Retirement Savings Plan and the Deferred Compensation Plan together, minus any matching contribution made to a participant’s Retirement Savings Plan account. Effective January 1, 2010, the Deferred Compensation Plan was amended for participants ineligible to participate in the Retirement Income Plan to provide a non-elective contribution to the extent not made to a participant’s Retirement Savings Plan account due to the limitations under the Code and the Retirement Savings Plan. The non-elective contribution to the Deferred Compensation Plan is equal to 4% of a participant’s base salary, minus any non-elective contribution made to the Retirement Savings Plan. In conjunction with the amendment of the Retirement Income Plan and the SERP to cease accrual of further benefits under those plans effective as of March 31, 2016, all participants affected by the curtailment, including the NEOs, became eligible for the non-elective contribution effected on April 5, 2013.

The following table shows information regarding nonqualified deferred compensation of our NEOs:

Name	Executive Contributions in 2023 ($)(1)	Company Contributions in 2023 ($)(2)	Aggregate Earnings in 2023 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2023 ($)(4)
John J. Marchioni	40,000	58,094	243,185	–	1,609,025
Anthony D. Harnett	30,547	2,553	20,065	(57,221)	223,391
Brenda M. Hall	51,685	15,790	121,864	–	720,915
Michael H. Lanza	61,655	23,244	182,044	–	1,109,930
Vincent M. Senia	295,114	10,749	55,787	–	604,334
Mark A. Wilcox	1,019,961	32,921	770,705	–	4,335,302

(1)    Amounts in this column are attributable to (i) 2023 salaries deferred by Messrs. Marchioni, Harnett, Lanza, Senia, and Wilcox and Ms. Hall, which are included in the Salary column of the Summary Compensation Table; and (ii) 2022 ACIP awards credited in 2023 deferred by Ms. Hall, Mr. Lanza, Mr. Senia, and Mr. Wilcox, which are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)    Amounts in this column are included in the All Other Compensation column of the Summary Compensation Table for the year in which it was paid.

(3)    Amounts in this column are not included in the Summary Compensation Table because such earnings or losses were not above-market or preferential.

(4)    Amounts in this column include the following contributions of the NEOs and SICA to the Deferred Compensation Plan:

◾	For 2021: Mr. Marchioni, $63,677; Ms. Hall, $34,385; Mr. Lanza, $34,523; Mr. Senia, $35,250; and Mr. Wilcox, $1,031,008.

◾	For 2022: Mr. Marchioni, $93,513; Ms. Hall, $52,869; Mr. Lanza, $58,377; Mr. Senia, $41,403; and Mr. Wilcox, $1,145,085.

◾	For 2023: Mr. Marchioni, $98,094; Mr. Harnett, $33,100; Ms. Hall, $67,475; Mr. Lanza, $84,900; Mr. Senia, $305,863; and Mr. Wilcox, $1,052,883.

The All Other Compensation column of the Summary Compensation Table includes company matching contributions under the Deferred Compensation Plan added to the NEOs account in 2024 with respect to compensation earned in plan-year 2023.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON
TERMINATION OR CHANGE IN CONTROL

SICA entered into employment agreements or amended employment agreements, as applicable, with: (i) Mr. Marchioni, commencing as of February 1, 2020, in connection with his appointment as President and Chief Executive Officer; (ii) Mr. Harnett, commencing as of November 4, 2023, in connection with his appointment as Interim Chief Financial Officer; (iii) Ms. Hall, commencing as of September 30, 2019, in connection with her promotion to Executive Vice President; (iv) Mr. Lanza, commencing as of March 2, 2020, to conform his agreement to SICA’s current terms; (v) Mr. Senia, commencing as of June 6, 2017, in connection with his promotion to Executive Vice President; and (vi) Mr. Wilcox, commencing as of January 1, 2017, in connection with his commencement of employment (collectively, the “Employment Agreements”). The following tables summarize the principal provisions of the Employment Agreements.

Term	Initial three-year term, automatically renewed for additional one-year periods unless terminated by either party with written notice.(1)
Compensation	Base salary.(2)
Benefits	Eligible to participate in incentive compensation plan, stock plan, 401(k) plan, and any other stock option, stock appreciation right, stock bonus, pension (based on date of hire), group insurance, retirement, profit sharing, medical, disability, accident, life insurance, relocation plan or policy, or any other plan, program, policy or arrangement of Selective or SICA intended to benefit SICA’s employees generally.
Vacation and Reimbursements	Vacation time and reimbursements for ordinary travel and entertainment expenses per SICA’s policies.
Perquisites	Suitable offices, secretarial and other services, and other perquisites to which other SICA executives are generally entitled.
Severance and Benefits on Termination without Change in Control

◾       For Cause or Resignation by NEO other than for Good Reason: Salary and benefits accrued through termination date.

◾       Death or Disability: Multiple(3) of: (i) NEO’s salary; plus (ii) average of three most recent annual cash incentive payments; provided that any such severance payments be reduced by life or disability insurance payments under policies with respect to which SICA paid premiums, paid in 12 equal installments.

◾       Without Cause by SICA, Relocation of Office over 50 Miles (without NEO’s consent), Resignation for Good Reason by CEO:

◾     Multiple(3) of: (i) NEOs salary; plus (ii) average of three most recent annual cash incentive payments paid in 12 equal installments.

◾     Partial reimbursement for the cost of medical, dental, and vision insurance coverage in effect for NEO and dependents until the earlier of specified period of months(4) following termination or commencement of equivalent benefits from a new employer.

◾       Stock Awards: Except for termination for Cause or resignation by the NEO other than for Good Reason, immediate vesting and possible extended exercise period, as applicable, for any previously granted stock options, stock appreciation rights, cash incentive units, restricted stock, restricted stock units, and stock bonuses.

Severance and Benefits on Termination after Change in Control

For termination without Cause or resignation for Good Reason for: (i) CEO at any time; or (ii) other NEO within two years following a Change in Control (as defined in the Employment Agreement), NEO is entitled to:

◾       Severance payment equal to multiple(5) of the greater of: (i) NEO’s salary plus target annual cash incentive payment; or (ii) NEO’s salary plus the average of NEO’s annual cash incentive payments for the three calendar years prior to the calendar year in which the termination occurs, paid in lump sum.

◾       Partial reimbursement for the cost of medical, dental, and vision insurance coverage in effect for NEO and dependents until the earlier of a period of months(6) following termination or commencement of equivalent benefits from a new employer.

◾       Stock awards, same as above, except that the initial number of cash incentive units is multiplied by 150%.

Release; Confidentiality and Non-Solicitation

◾       Receipt of severance payments and benefits conditioned upon:

◾     Entry into release of claims; and

◾     No disclosure of confidential or proprietary information, or solicitation of employees to leave Selective or its subsidiaries for a period of two years following the termination of the Employment Agreement, and assignment of intellectual property rights.

(1)    The initial three-year term ended or will end as follows:

NEO	Date
Mr. Marchioni	January 31, 2023
Mr. Harnett	November 1, 2026
Ms. Hall	September 30, 2022
Mr. Lanza	March 2, 2023
Mr. Senia	June 12, 2020
Mr. Wilcox*	January 1, 2020

*Mr. Wilcox resigned as our Chief Financial Officer effective November 3, 2023.

(2)    The annual base salary rates for the NEOs, as of February 26, 2023, were as follows: Mr. Marchioni, $1,000,000; Mr. Harnett, $342,770; Ms. Hall, $535,000; Mr. Lanza, $587,000; Mr. Senia, $440,000; and Mr. Wilcox, $710,000. Effective November 4, 2023, Mr. Harnett’s annual base salary rate was increased to $603,460 in connection with his appointment as Interim Chief Financial Officer.

(3)    For Mr. Marchioni, the multiple is two, and for Messrs. Harnett, Lanza, Senia, and Wilcox and Ms. Hall the multiple is 1.5.

(4)    For Mr. Marchioni, the period is 24 months, and for Messrs. Harnett, Lanza, Senia, and Wilcox and Ms. Hall, the period is 18 months.

(5)    For Mr. Marchioni, the multiple is 2.99. For Messrs. Harnett, Lanza, Senia, and Wilcox and Ms. Hall, the calculation for the severance payment is 1.5 times the sum of the NEO’s salary and the average of the NEO’s annual cash incentive payments for the three calendar years prior to the calendar year in which the termination occurs.

(6)    For Mr. Marchioni, the period is 36 months, and for Messrs. Harnett, Lanza, Senia, and Wilcox and Ms. Hall, the period is 18 months.

Except with respect to Mr. Wilcox, who resigned effective November 3, 2023, the following table shows information regarding payments and benefits to which our NEOs would be entitled under the terms of their respective Employment Agreements and the scenarios shown as of December 31, 2023:

Name	Resignation(1) or Termination For Cause ($)	Retirement ($)(2)	Death or Disability ($)(3)	Termination without Cause or Resignation with Good Reason ($)(4)	Termination Following Change in Control ($)(5)
John J. Marchioni	–	9,880,230	16,280,230	16,328,193	21,660,563
Anthony D. Harnett	–	823,226	2,061,459	2,097,406	2,238,650
Brenda M. Hall	–	2,241,882	3,904,382	3,940,329	4,117,730
Michael H. Lanza	–	2,041,278	3,751,778	3,787,725	4,191,766
Vincent M. Senia	–	1,603,817	3,043,817	3,080,826	3,285,164

(1)     Other than a resignation for Good Reason.

(2)     This column includes the value of earned and unearned performance-based restricted stock units granted under the Omnibus Stock Plan and any related accrued DEUs. These performance-based awards would normally vest upon: (i) achievement of early or normal retirement eligibility or continuation in service through the end of the applicable performance period; and (ii) the achievement of the specified performance goals applicable to each such award and be payable following the end of the applicable three-year performance period. As each of Messrs. Lanza and Senia have attained early retirement eligibility, their respective restricted stock unit awards have vested, but their ultimate payment value will only be determined upon achievement of each award’s applicable performance condition. Also included in this column is the value of performance-based cash incentive units awarded under the Cash Incentive Plan to the NEOs. The value of such awards is calculated using: (i) the target 100% unit multiplier for the number of cash incentive units granted; and (ii) the per unit value at December 31, 2023. Under the Cash Incentive Plan, the NEOs’ awards would fully vest upon achievement of early or normal retirement eligibility or continuation in service through the end of the payment date and be payable following the end of the applicable three-year performance period. As each of Messrs. Lanza and Senia have attained early retirement eligibility, their respective cash incentive unit awards have vested, but their ultimate payment value will only be determined upon achievement of each award’s applicable performance conditions.

(3)     This column includes the value of unvested performance-based restricted stock units granted under the Omnibus Stock Plan and any related accrued DEUs. In the event of total disability, these performance-based awards would normally vest for all the NEOs upon the achievement of the specified performance goals applicable to each such award and be payable following the end of the applicable three-year performance period. In the event of death, these performance-based awards are immediately vested and payable for all the NEOs. Also included in this column is the value of performance-based cash incentive units awarded under the Cash Incentive Plan to the NEOs. The value of such awards is calculated using: (i) the target 100% unit multiplier for the number of cash incentive units granted; and (ii) the per unit value at December 31, 2023. Under the Cash Incentive Plan, in the event of death or total disability, the NEOs’ awards would fully vest and be payable following the end of the applicable three-year performance period. This column also includes the cash severance payment provided for in each NEO’s Employment Agreement.

(4)     This column includes the value of unvested performance-based restricted stock units granted under the Omnibus Stock Plan and any related accrued DEUs. These performance-based awards would normally vest upon: (i) a termination without Cause or resignation for Good Reason; and (ii) the achievement of the specified performance goals applicable to each such award and be payable following the end of the applicable three-year performance period. Also included in this column is the value of performance-based cash incentive units awarded under the Cash Incentive Plan to the NEOs. The value is calculated using: (i) the target 100% unit multiplier for the number of cash incentive units granted; and (ii) the per unit value at December 31, 2023. The cash incentive unit awards would fully vest and be payable following the end of the applicable three-year performance period. Also included in this column are the cash severance payment and the value of applicable medical, dental, and vision coverages, as provided for in each respective NEO’s Employment Agreement.

(5)     This column includes the value of unvested performance-based restricted stock units granted under the Omnibus Stock Plan, and any related accrued DEUs, which would immediately vest and be payable upon a termination of employment within two years following a change in control. This column also includes the value of performance-based cash incentive units awarded under the Cash Incentive Plan to the NEOs, all of which would vest upon a termination of employment within two years following a change in control. The value of such awards is calculated using: (i) a 150% per unit multiplier; and (ii) the per unit value at December 31, 2023. Also included in this column are the cash severance payment and the value of applicable medical, dental, and vision coverages, as provided for in each NEO’s Employment Agreement.

Payments upon a Termination of Employment

Mr. Wilcox’s employment terminated effective as of November 3, 2023. As Mr. Wilcox voluntarily resigned to pursue other opportunities, he was not entitled to any payments in connection with the termination of his employment and all of his outstanding unvested equity awards were forfeited.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our CEO, Mr. Marchioni, to that of our median employee. In making this pay ratio disclosure, other companies may use assumptions, estimates, and methodologies different than ours; as a result, the following information may not be directly comparable to the information provided by other companies in our peer group or otherwise. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

SEC rules require us to identify a new median employee at least once every three years. We did this for fiscal year 2023 by tabulating 2023 W-2 Medicare Wages on December 31, 2023. In our analysis, we included all employees employed by us on December 31, 2023, whether employed full-time, part-time, or seasonally, excluding the CEO. We did not make any adjustments or annualize compensation for employees who we did not employ for all of 2023. We believe the use of W-2 Medicare Wages is a simple and consistent methodology that we can easily replicate in future years. This methodology is consistent with our approach for identifying the previous median employee.

Mr. Marchioni’s 2023 total compensation was $5,983,826 (reflected in the Summary Compensation Table), and our median employee’s 2023 total compensation was $115,778. Mr. Marchioni’s 2023 total compensation was approximately 52 times that of our median employee.

PAY VERSUS PERFORMANCE

The table below discloses “Compensation Actually Paid” (“CAP”), calculated under SEC rules, for (i) Selective’s principal executive officer (“PEO”) and (ii) Selective’s NEOs other than the PEO, on an average basis, as well as certain financial performance measures for Selective for the past four fiscal years. Mr. Marchioni served as PEO during 2023, 2022 and 2021. During 2020, Gregory E. Murphy served as PEO until January 31, 2020, after which time Mr. Marchioni was appointed as PEO.

Consistent with SEC rules, Selective has identified GAAP Combined Ratio as its “Company-Selected Measure,” an accepted insurance industry standard of profitability. Selective believes that this measure represents the most important financial performance measure used to link CAP to company performance. GAAP Combined Ratio is a key component of Selective’s compensation program, as described in our Compensation Discussion and Analysis section above.

Pay Versus Performance Table

							Value of Initial Fixed $100 Investment Based On:
Fiscal Year (a)	Summary Compensation Table (“SCT”) Total for PEO ($)(1) (b1)	SCT Table Total for PEO ($)(1) (b2)	CAP to PEO ($)(1)(2)(3) (c1)	CAP to PEO ($)(1)(2)(4) (c2)	Average SCT Total for Non-PEO NEOs ($)(5) (d)	Average CAP to Non-PEO NEOs ($)(2)(5)(6) (e)	Total Share-Holder Return ($)(7) (f)	Peer Group Total Share-holder Return ($)(7) (g)	Net Income ($) (h)	GAAP Combined Ratio (%) (i)
2023	5,983,826	–	7,598,807	–	1,603,837	992,458	161.42	123.18	365,238	96.5
2022	5,810,187	–	7,100,961	–	1,958,112	2,282,919	142.03	108.70	224,886	95.1
2021	5,435,625	–	7,471,943	–	1,889,803	2,490,130	129.52	101.26	403,837	92.8
2020	5,130,406	5,370,502	5,319,126	5,606,083	2,196,253	2,287,992	104.46	90.45	246,355	94.9

(1)    The dollar amounts reported in columns (b1) and (b2) are the amounts of total compensation reported for the Company’s PEO for each corresponding fiscal year in the “Total” column of the SCT. Mr. Marchioni served as PEO during 2023, 2022 and 2021. During 2020, Gregory E. Murphy served as PEO until January 31, 2020, after which time Mr. Marchioni was appointed as PEO. Mr. Murphy served as our Executive Chairman from February 1, 2020 through December 31, 2020. Consistent with SEC rules, we have included Mr. Murphy’s total 2020 compensation, including his compensation for service as Executive Chairman from February 1, 2020 through December 31, 2020, as reflected in Mr. Murphy’s total compensation amount set forth in columns (b2) and (c2). No relationship can be drawn between PEO (c2) and performance measures because Mr. Murphy was only a PEO for one month of the reported disclosure period.

(2)    Consistent with SEC rules, we made the following adjustments to the SCT totals for NEOs to calculate CAP amounts:

◾	Deducted the actuarial increase in the present value of each applicable NEO’s pension benefits under SICA’s defined benefit pension plans, which represented changes in pension values primarily attributable to an increase in the discount rate used to calculate present value and the use of the most-recently released mortality tables. See tables below for quantitative detail for the PEOs and non-PEO NEOs.

◾	Added changes in pension values attributable to current years’ service and any change in pension value attributable to plan amendments made during each fiscal year. Our pension plan is closed to new entrants and existing participants ceased accruing benefits after March 31, 2016. There were no amendments to the pension plan in each fiscal year that changed that pension value.

◾	Deducted the grant date fair values for the performance-based restricted stock unit (“RSU”) and performance-based cash incentive unit (“CIU”) awards granted to the NEOs. See tables below for quantitative detail for the PEOs and non-PEO NEOs.

◾	Added the fair values of performance-based RSU (and related accrued dividend equivalent units) and performance-based CIU awards granted to the NEOs in each year, valued as of each fiscal year end. See tables below for quantitative detail for the PEO and non-PEO NEOs.

◾	Added the year-over-year change in fair value of the prior years' unvested performance-based RSU (and related accrued dividend equivalent units) and performance-based CIU awards, and the awards that vested during each fiscal year. See tables below for quantitative detail for the PEO and non-PEO NEOs.

Additionally, assumptions made in the valuation of the 2023, 2022, 2021, and 2020 grants of performance-based RSU awards, and the 2023, 2022, 2021, and 2020 grants of performance-based CIU awards that differ materially from those disclosed as of the grant date of such awards include adjustment of:

◾	Selective's common stock price per share and reinvested dividends to reflect the measurement date value (instead of the common stock price per share and reinvested dividends at grant date). Measurement date represents each fiscal year end or the date of vesting for those awards that vested in each fiscal year.

◾	Per unit values for the performance-based CIU awards for the TSR value at the measurement date (instead of using the initial per unit value of $100).

◾	The peer group multiplier for CIU awards to reflect the Monte Carlo valuation received at the measurement date, recorded on a one-quarter lag (instead of using the initial peer group multiplier of 100%).

(3)    The following table reconciles SCT Total for PEO (b1) to Total CAP to PEO (c1):

PEO (c1):	Fiscal Year 2023	Fiscal Year 2022	Fiscal Year 2021	Fiscal Year 2021
SCT Total ($) (A)	5,983,826	5,810,187	5,435,625	5,130,406
Deducted from SCT: Pension Value and Nonqualified Deferred Compensation Earnings ($) (B)	130,795	–	–	239,169
Added to CAP: Pension Value Attributable to Fiscal Years' Service and Plan Amendments ($) (C)	–	–	–	–
Deducted from SCT: Grant Date Fair Value of Awards ($) (D)	2,764,181	2,628,160	2,124,100	1,648,685
Added to CAP: Fair Value of Awards Granted in Fiscal Year ($)(1) (E)	3,264,588	3,420,746	3,075,273	1,810,867
Added to CAP: Change in Fair Value of Prior Years' Unvested Awards ($)(1) (F)	1,001,299	584,812	1,093,366	244,246
Added to CAP: Change in Fair Value of Prior Years' Awards that Vested in Fiscal Year ($)(1) (G)	244,070	(86,623)	(8,221)	21,461
Total CAP (A - B + C - D + E + F + G)	7,598,807	7,100,961	7,471,943	5,319,126

(1)   The table below shows information on performance-based RSU awards and performance-based CIU awards previously granted to PEO (c1).
PEO (c1):
Fiscal Year	Fair Value of Equity Awards Granted in Fiscal Year at Fiscal Year End ($)	Change in Fair Value of Prior Years' Awards Unvested ($)	Change in Fair Value of Prior Years' Awards that Vested in Fiscal Year ($)	Equity Fair Value Included in Compensation Actually Paid ($)
2023
RSUs	2,071,218	696,533	244,070	3,011,821
CIUs	1,193,370	304,766	–	1,498,136
Total	3,264,588	1,001,299	244,070	4,509,957

2022
RSUs	2,310,409	406,192	(86,623)	2,629,977
CIUs	1,110,337	178,620	–	1,288,957
Total	3,420,746	584,812	(86,623)	3,918,934
2021
RSUs	2,052,416	598,684	(36,748)	2,614,352
CIUs	1,022,857	494,682	28,527	1,546,066
Total	3,075,273	1,093,366	(8,221)	4,160,419
2020
RSUs	1,255,857	117,570	54,475	1,427,902
CIUs	555,010	126,676	(33,014)	648,673
Total	1,810,867	244,246	21,461	2,076,575

(4)    The following table reconciles SCT Total for PEO (b2) to Total CAP to PEO (c2):
PEO (c2):	Fiscal Year 2023	Fiscal Year 2022	Fiscal Year 2021	Fiscal Year 2020
SCT Total ($) (A)	n/a	n/a	n/a	5,370,502
Deducted from SCT: Pension Value and Nonqualified Deferred Compensation Earnings ($) (B)	n/a	n/a	n/a	380,329
Added to CAP: Pension Value Attributable to Fiscal Years' Service and Plan Amendments ($) (C)	n/a	n/a	n/a	–
Deducted from SCT: Grant Date Fair Value of Awards ($) (D)	n/a	n/a	n/a	2,100,004
Added to CAP: Fair Value of Awards Granted in Fiscal Year ($)(1) (E)	n/a	n/a	n/a	2,284,638
Added to CAP: Change in Fair Value of Prior Years' Unvested Awards ($)(1) (F)	n/a	n/a	n/a	395,669
Added to CAP: Change in Fair Value of Prior Years' Awards that Vested in Fiscal ($)(1) (G)	n/a	n/a	n/a	35,607
Total CAP (A - B + C - D + E + F + G)	n/a	n/a	n/a	5,606,083

(1) The table below shows information on performance-based RSUs and performance-based CIUs previously granted to PEO (c2).
PEO (c2):
Fiscal Year	Fair Value of Equity Awards Granted in Fiscal Year at Fiscal Year End ($)	Change in Fair Value of Prior Years’ Awards Unvested ($)	Change in Fair Value of Prior Years’ Awards that Vested in Fiscal Year ($)	Equity Fair Value Included in Compensation Actually Paid ($)
2023
RSUs	n/a	n/a	n/a	n/a
CIUs	n/a	n/a	n/a	n/a
Total	n/a	n/a	n/a	n/a
2022
RSUs	n/a	n/a	n/a	n/a
CIUs	n/a	n/a	n/a	n/a
Total	n/a	n/a	n/a	n/a
2021
RSUs	n/a	n/a	n/a	n/a
CIUs	n/a	n/a	n/a	n/a
Total	n/a	n/a	n/a	n/a
2020
RSUs	1,599,049	190,096	90,788	1,879,933
CIUs	685,589	205,573	(55,181)	835,981
Total	2,284,638	395,669	35,607	2,715,914

(5)    The dollar amounts reported in column (d) are the average amounts of total compensation reported for the Non-PEO NEOs for each corresponding fiscal year in the “Total” column of the SCT. For 2023, the Non-PEO NEOs were Messrs. Harnett, Lanza, Senia, and Wilcox and Ms. Hall. For 2022, 2021, and 2020, the Non-PEO NEOs were Messrs. Wilcox, Lanza, and Senia, and Ms. Hall.

(6)       The following table reconciles Average SCT Total for Non-PEO NEOs (d) to Average CAP to Non-PEO NEOs (e):
Average for Non-PEO NEOs:	Fiscal Year 2023	Fiscal Year 2022	Fiscal Year 2021	Fiscal Year 2020
SCT Total ($) (A)	1,603,837	1,958,112	1,889,803	2,196,253
Deducted from SCT: Pension Value and Nonqualified Deferred Compensation Earnings ($) (B)	29,919	–	–	101,198
Added to CAP: Pension Value Attributable to Fiscal Years' Service and Plan Amendments ($) (C)	–	–	–	–
Deducted from SCT: Grant Date Fair Value of Awards ($) (D)	615,769	665,944	580,838	637,958
Added to CAP: Fair Value of Awards Granted in Fiscal Year ($)(1) (E)	437,329	863,214	835,690	698,107
Added to CAP: Change in Fair Value of Prior Years' Unvested Awards ($)(1) (F)	132,153	158,607	348,738	120,014
Added to CAP: Change in Fair Value of Prior Years' Awards that Vested in Fiscal Year ($)(1) (G)	62,458	(31,070)	(3,263)	12,774
Deducted from CAP: Fair Value at End of Prior Fiscal Year on Awards Granted in Prior Fiscal Years Not Meeting Vesting Conditions ($)(1) (H)	597,631(2)	–	–	–
Total CAP (A - B + C - D + E + F + G - H)	992,458(3)	2,282,919	2,490,130	2,287,992

(1) The table below shows information on performance-based RSUs and performance-based CIUs previously granted to the Non-PEO NEOs.
	Average for Non-PEO NEOs:
Fiscal Year	Fair Value of Equity Awards Granted in Fiscal Year at Fiscal Year End ($)	Change in Fair Value of Prior Years’ Awards Unvested ($)	Change in Fair Value of Prior Years’ Awards that Vested in Fiscal Year ($)	Fair Value at End of Prior Fiscal Year on Awards Granted in Prior Fiscal Years Not Meeting Vesting Conditions ($)	Equity Fair Value Included in Compensation Actually Paid ($)
2023
RSUs	277,099	90,533	62,458	(399,002)	31,088
CIUs	160,230	41,620	–	(198,629)	3,221
Total	437,329	132,153	62,458	(597,631)	34,309
2022
RSUs	583,518	108,458	(31,070)	–	660,907
CIUs	279,695	50,149	–	–	329,844
Total	863,214	158,607	(31,070)	–	990,751
2021
RSUs	559,612	188,746	(14,317)	–	734,040
CIUs	276,078	159,992	11,054	–	447,124
Total	835,690	348,738	(3,263)	–	1,181,165
2020
RSUs	485,891	55,881	32,425	–	574,197
CIUs	212,216	64,133	(19,651)	–	256,698
Total	698,107	120,014	12,774	–	830,894

(2) Average includes a ($2,988,157) adjustment related to Mr. Wilcox’s forfeited 2021 and 2022 RSU and CIU awards.

(3) Average includes no fair value adjustment related to Mr. Wilcox’s forfeited 2023 RSU and CIU awards and a ($2,988,157) adjustment for his forfeited 2021 and 2022 RSU and CIU awards.

(7)       We used our peer group for purposes of Item 201(e) of Regulation S-K to calculate peer group total shareholder return. The peer group is a select group of peer companies comprised of Nasdaq-listed companies in SIC Code 6330-6339, Fire, Marine, and Casualty Insurance provided to us by Research Data Group, Inc. The peer group was comprised of the same companies for the 2020-2022 data presented. In 2023, Skyward Specialty Insurance Group, Inc. was added to the peer group and Trean Insurance Group, Inc. and Unico American Corporation were removed from the peer group, as they were both delisted from Nasdaq.

Narrative Discussion of Relationship between CAP and Performance Measures

We believe that the Pay Versus Performance Table reflects an alignment of CAP with Selective’s performance of key financial performance measures. The information in the below charts further demonstrates that generally there is correlation among the CAP amounts set forth in columns (c1), (c2), and (e) and Selective’s TSR, net income, and GAAP combined ratio. As noted above, the amount set forth in column (c2) includes Mr. Murphy’s compensation for service as Executive Chairman from February 1, 2020 through December 31, 2020, in connection with Selective’s PEO leadership transition.

In addition to reviewing this discussion and the Pay Versus Performance Table above, we encourage you to read the Compensation Discussion and Analysis section of this Proxy Statement, which explains our executive compensation philosophy and programs and compensation decisions relating to 2023 compensation for our NEOs.

CAP versus Selective TSR

In each of 2023, 2022, 2021, and 2020, Selective markedly outperformed the Peer Group TSR. The relationship between CAP to PEO (c1) and Average CAP to Non-PEO NEOs to Selective’s TSR was moderately correlated, as both CAP to PEO (c1) and Average CAP to Non-PEO NEOs increased from 2020 to 2021, as Selective’s TSR increased. However, from 2021 to 2022, CAP to PEO (c1) and Average CAP to Non-PEO NEOs decreased, while Selective’s TSR increased. From 2022 to 2023, CAP to PEO (c1) increased as TSR also increased, but Average CAP to Non-PEO NEOs decreased primarily due to Mr. Wilcox’s forfeiture of outstanding long-term incentive compensation awards upon his departure.

CAP versus Selective Net Income

The relationship between CAP to PEO (c1) and Average CAP to Non-PEO NEOs to Selective’s net income was reasonably correlated for 2020 through 2023. CAP to PEO (c1) and Average CAP to Non-PEO NEOs increased as net income increased for 2020 to 2021. CAP to PEO (c1) and Average CAP to Non-PEO NEOs decreased as net income decreased for 2021 to 2022. For 2022 to 2023, CAP to PEO (c1) increased as net income increased, but Average CAP to Non-PEO NEOs decreased primarily due to Mr. Wilcox’s forfeiture of outstanding long-term incentive compensation awards upon his departure.

CAP versus Selective GAAP Combined Ratio

For each of 2023, 2022, 2021, and 2020 Selective generated strong GAAP combined ratio results. The relationship between CAP to PEO (c1) and Average CAP to Non-PEO NEOs to Selective’s GAAP combined ratio for 2020 through 2023 was reasonably correlated. CAP to PEO (c1) and Average CAP to Non-PEO NEOs increased as GAAP combined ratio improved for 2020 to 2021. CAP to PEO (c1) and Average CAP to Non-PEO NEOs decreased for 2021 to 2022 as the GAAP combined ratio weakened. For 2022 to 2023, CAP to PEO (c1) increased modestly due to stock price appreciation as the GAAP combined ratio weakened marginally, while the Average CAP to Non-PEO NEOs decreased, in part due to Mr. Wilcox’s forfeiture of outstanding long-term incentive compensation awards upon his departure.

Important Financial Performance Measures

The following unranked tabular list sets forth the most important performance measures used by Selective to link CAP for all NEOs to company performance for 2023:

GAAP Combined Ratio
Cumulative non-GAAP operating ROE* / cumulative statutory operating return on policyholders’ surplus
Cumulative policy count growth
Cumulative statutory net premiums written growth
Profitability improvement
Expense management and operational efficiency
Customer experience

* See the Compensation Discussion and Analysis section of this Proxy Statement for a discussion of non-GAAP operating ROE, which is a non-GAAP performance measure.

DIRECTOR COMPENSATION

We compensate non-employee directors for their Board service with a combination of cash and equity in amounts commensurate with their role and involvement, and consistent with peer company practices. In setting director compensation, we consider the significant amount of time and effort our directors expend in fulfilling their duties, and the skill level required of members of our Board. We intend to compensate our non-employee directors in a competitive way that attracts and retains high-caliber directors and aligns their interests with those of our stockholders. Mr. Marchioni, our CEO, did not receive additional compensation for his service as a director in 2023.

The CHCC, which is comprised solely of independent directors, has the primary responsibility for reviewing and approving compensation for non-employee directors, including the following elements: retainer; meeting fees; committee member fees; committee chairperson fees; lead independent director fee; non-executive chairperson fee; and equity compensation. In October 2022, the CHCC reviewed the form and amount of compensation paid to our non-employee directors for their Board service. The CHCC considered the results of an independent analysis completed by the Compensation Consultant, who reviewed non-employee director compensation trends and data from companies comprising the Proxy Peer Group used by the CHCC in its review of executive compensation. After consultation with the Compensation Consultant, and in light of peer data and the amount of responsibility of the positions, the CHCC approved the following changes to Selective’s non-employee director compensation program to align compensation with the Proxy Peer Group median:

◾	Increased the Annual Retainer Fee from $90,000 to $100,000;

◾	Increased the Grant Date Fair Value of Annual Equity Award from $95,000 to $110,000; and

◾	Increased the Annual Committee Chairperson Fees for the Audit Committee and Finance and Investments Committee from $32,500 to $35,000, and for the CHCC and the Corporate Governance and Nominating Committee from $22,500 to $25,000.

The following table summarizes the types and amounts of compensation paid to our non-employee directors in 2023:

Type of Compensation	Amount ($)
Annual Retainer Fee	100,000
Grant Date Fair Value of Annual Equity Award	110,000
Board Meeting Attendance	–
Annual Committee Member Retainer Fees*
First Committee	0
Second Committee	0
Third Committee	8,000
Annual Committee Chairperson Fees**
Audit Committee	35,000
Corporate Governance and Nominating Committee	25,000
Finance and Investments Committee	35,000
CHCC	25,000
Lead Independent Director Fee	40,000
Expenses	Reasonable

* Directors do not receive annual committee member retainer fees for service on two standing committees. Any Director who serves on a third Board committee will be paid an annual retainer for that committee service. Non-standing committees and the Executive Committee shall have no annual committee member retainer fees or annual chairperson fees unless otherwise determined by the CHCC.

** A Director who receives an annual chairperson fee for a committee does not also receive an annual committee member retainer fee for such committee.

As the tables above show, in 2023, the non-employee directors received compensation in the forms of restricted stock units and cash for their director service. The CHCC annually reviews and approves the compensation for non-employee directors, including the Annual Retainer Fee. For 2023, non-employee directors had the election to receive up to 100% of their Annual Retainer Fee in shares of Selective common stock. Any remaining balance of the Annual Retainer Fee was paid in cash. Non-employee directors made this election before December 31, 2022. The Annual Retainer Fee was paid in one installment on the second business day following Selective’s 2023 Annual Meeting of Stockholders.

For 2023, the annual equity grant under Selective’s non-employee director compensation program was made entirely in restricted stock units granted under the Omnibus Stock Plan. Shares of Selective common stock paid to directors as a portion of their Annual Retainer Fee were issued under the Omnibus Stock Plan. Annual Committee Member Fees, Annual Committee Chairperson Fees, the Non-Executive Chairperson Fee, and the Lead Independent Director Fee were paid in cash as reflected in the table above.

The following table shows compensation earned by or paid to our non-employee directors during 2023 for 2023 service:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Ainar D. Aijala, Jr.	100,000	110,078	210,078
Lisa Rojas Bacus	100,000	110,078	210,078
John C. Burville(3)	33,799	0	33,799
Terrence W. Cavanaugh	100,052	110,078	210,131
Wole C. Coaxum	100,000	110,078	210,078
Robert Kelly Doherty	140,000	110,078	250,078
Thomas A. McCarthy	135,052	110,078	245,131
Stephen C. Mills	100,000	110,078	210,078
H. Elizabeth Mitchell	135,000	110,078	245,078
Michael J. Morrissey(3)	42,123	0	42,123
Cynthia S. Nicholson	125,052	110,078	235,131
William M. Rue(3)	33,699	0	33,699
John S. Scheid	100,000	110,078	210,078
J. Brian Thebault	100,000	110,078	210,078
Philip H. Urban	119,310	110,078	229,389

(1)       Information on the election by directors to receive shares of Selective common stock instead of cash for their 2023 annual retainer is set forth below under the heading “Annual Retainer Stock Election.”

(2)       This column reflects the aggregate grant date fair value for the 2023 grants of restricted stock units to directors, based on a grant date fair value of $103.36 per share, calculated in accordance with ASC Topic 718. Information on unvested restricted stock units held by each director as of December 31, 2023, is set forth below under the heading “Unvested Restricted Stock Units.”

(3)       Messrs. Rue, Morrissey, and Burville retired from the Board effective May 3, 2023.

Annual Retainer Stock Election

Directors elected to receive shares of Selective common stock for all or a portion of their 2023 Annual Retainer Fee as follows:

Name	Number of Shares	Payment Date Value of Stock ($)
Ainar D. Aijala, Jr.	-	-
Lisa Rojas Bacus	-	-
John C. Burville	327	33,799
Terrence W. Cavanaugh	968	100,052
Wole C. Coaxum	-	-
Robert Kelly Doherty	-	-
Thomas A. McCarthy	968	100,052
Stephen C. Mills	-	-
H. Elizabeth Mitchell	-	-
Michael J. Morrissey	-	-

Name	Number of Shares	Payment Date Value of Stock ($)
Cynthia S. Nicholson	968	100,052
William M. Rue	-	-
John S. Scheid	-	-
J. Brian Thebault	-	-
Philip H. Urban	726	75,039

Unvested Restricted Stock Units*

The aggregate number of unvested restricted stock units held by each director as of December 31, 2023, was as follows:

Name	Unvested Restricted Stock Units (#)
Ainar D. Aijala, Jr.	1,065
Lisa Rojas Bacus	1,065
John C. Burville	-
Terrence W. Cavanaugh	1,065
Wole C. Coaxum	1,065
Robert Kelly Doherty	1,065
Thomas A. McCarthy	1,065
Stephen C. Mills	1,065
H. Elizabeth Mitchell	1,065
Michael J. Morrissey	-
Cynthia S. Nicholson	1,065
William M. Rue	-
John S. Scheid	1,065
J. Brian Thebault	1,065
Philip H. Urban	1,065

*       No directors held any outstanding stock options as of December 31, 2023.

Director Stock Ownership and Retention Requirements

Selective believes that stock ownership by directors encourages the enhancement of stockholder value. Selective’s stock ownership guidelines are based on prevailing corporate governance practices and are detailed in the Corporate Governance Guidelines.

Each non-employee director must own five times the amount of their annual retainer within five years of their first election to the Board. The following count toward satisfying the guidelines: (i) shares of Selective common stock of which the director is deemed to be the “beneficial owner” (as such term is defined under Section 16 of the Exchange Act); (ii) awards of restricted stock and restricted stock units (including related dividend equivalent units) not yet vested; (iii) shares of Selective common stock held in benefit plan investments (i.e., 401(k) Plan); and (iv) deferred shares of Selective common stock held in accounts of directors. Unexercised stock options are not counted. All of our directors have met, or are on track to meet, the required ownership guidelines.

INFORMATION ABOUT PROPOSAL 2

As required under the Dodd-Frank Act, our Board provides Selective’s stockholders the opportunity to vote annually to approve, on an advisory (non-binding) basis, the compensation of our named executive officers disclosed pursuant to the compensation disclosure rules of the SEC (also referred to as say-on-pay). Although the vote is non-binding, the Board and the CHCC value our stockholders’ opinions and will consider the outcome of this vote when making future compensation decisions for named executive officers. In 2023, our stockholders overwhelmingly supported our compensation decisions, with over 98% of votes cast voting in favor of our say-on-pay proposal.

We urge stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses our compensation philosophy, policies, and procedures. The following resolution is being submitted to stockholders for approval at the Annual Meeting pursuant to Section 14A of the Exchange Act:

“RESOLVED, that the stockholders of Selective Insurance Group, Inc. (“Selective”) approve, on an advisory basis, the 2023 compensation of Selective’s named executive officers as such compensation is disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K or any successor thereto.”

If a majority of stockholders vote against this proposal, neither the Board nor the CHCC will be required to take any specific action because this vote is non-binding and advisory. Nonetheless, consistent with our record of stockholder responsiveness, the CHCC will consider our stockholders’ concerns and take them into account in future determinations concerning our executive compensation programs. The Board recommends you indicate your support for the compensation of our named executive officers as outlined in the above resolution.

Unless the Board modifies its policy on the frequency of holding say-on-pay votes, the next say-on-pay advisory vote will be held at our 2025 Annual Meeting of Stockholders. The next vote on the proposal regarding the frequency of the say-on-pay advisory vote (also referred to as “say-on-frequency”) is expected to occur at the 2029 Annual Meeting of Stockholders.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE 2023 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

INFORMATION ABOUT PROPOSAL 3

Approval of the Selective Insurance Group, Inc. 2024 Omnibus Stock Plan

Background and Summary of 2024 Plan

At the Annual Meeting, Selective’s stockholders are being asked to approve effective May 1, 2024 (the “Effective Date”), the Selective Insurance Group, Inc. 2024 Omnibus Stock Plan (the “2024 Plan”) to serve as the successor to the Selective Group, Inc. 2014 Omnibus Stock Plan, as amended and restated effective as of May 2, 2018 (the “Prior Plan”). The Prior Plan expires by its terms on the Effective Date. If the 2024 Plan is not approved by stockholders, as of the Effective Date, Selective will not have an equity compensation plan under which it will be able to grant new equity awards. To enable Selective to continue offering meaningful equity-based incentives to key employees, non-employee directors, and consultants, the Board believes that it is both necessary and appropriate for stockholders to adopt the 2024 Plan.

As a result, on January 31, 2024, the Board, on recommendation of the Compensation and Human Capital Committee (the “CHCC”), unanimously approved and adopted the 2024 Plan, subject to stockholder approval. Upon stockholder approval of the 2024 Plan, no further grants will be made under the Prior Plan but awards outstanding under the Prior Plan as of the Effective Date (each, a “Prior Plan Award”) will continue in effect according to the terms of the Prior Plan and any applicable agreements evidencing such Prior Plan Award. If stockholders do not approve the 2024 Plan, Selective will be unable to grant any future equity-based awards unless or until an equity compensation plan is approved by stockholders. If the stockholders approve the 2024 Plan at the Annual Meeting, the 2024 Plan will be effective as of the date of such approval, the Effective Date.

The Board believes that the 2024 Plan will promote the interests of stockholders and is consistent with the principles of good corporate governance, including:

◾	Reserve Sufficient Shares for Future Equity Awards. The 2024 Plan will reserve a sufficient number of shares to enable Selective to grant equity awards, which is a critical component of Selective’s compensation program that is designed to attract, motivate, and retain employees, including Selective’s executive officers, non-employee directors, and consultants, whom Selective expects will contribute to its financial success.

◾	No Evergreen Authorization. The 2024 Plan does not have an evergreen provision, which would have permitted an increase in the share pool without further stockholder approval.

◾	Independent Committee. The 2024 Plan will be administered by the CHCC (as further described below), which is composed entirely of independent directors who meet Nasdaq standards for independence.

◾	Per Participant Limits. The 2024 Plan contains annual limits on the aggregate amount of shares that may be subject to awards granted to participants.

◾	Limits on Non-Employee Director Awards. The 2024 Plan contains a limit on the aggregate value of equity awards that may be made, together with any cash fees that may be paid, to non-employee directors in a year.

◾	No Discounted Options or Stock Appreciation Rights (“SARs”). All options and SARs awarded under the 2024 Plan must have an exercise or base price that is not less than the fair market value of a share of common stock on the date of grant.

◾	Limitation on Terms of Stock Options and SARs. The maximum term of each option and SAR is ten years.

◾	No Repricing. The 2024 Plan prohibits any repricing of options and SARs or cash buyouts of underwater options and SARs, unless approved by stockholders or in connection with a corporate transaction involving Selective.

◾	No Liberal Share Recycling of Options or SARs. Shares underlying options and SARs issued under the 2024 Plan will not be recycled into the share pool under the 2024 Plan if they are withheld in payment of the exercise price of the award or to satisfy tax withholding obligations in respect of such awards.

◾	Restrictions on Dividends and Dividend Equivalents. The 2024 Plan prohibits participants from receiving current dividends or dividend equivalents that are paid before the underlying award vests and is paid.

◾	Performance Awards. Under the 2024 Plan, the CHCC may grant performance-based awards to further align the interests of award recipients with those of Selective’s stockholders.

◾	Clawback Policy. Awards under the 2024 Plan will be subject to Selective’s clawback policy or additional recoupment as may be otherwise required by law.

◾	No Tax Gross-Ups. The 2024 Plan does not provide for tax gross-ups with respect to awards.

Determination of Shares to be Available for Issuance

The aggregate number of shares of Selective’s common stock that may be issued under the 2024 Plan is (i) 2,000,000 shares, provided that such number will be reduced by the number of shares of common stock underlying any awards granted under the Prior Plan after February 20, 2024 and before the Effective Date, plus (ii) with respect to awards outstanding under the Prior Plan as of the Effective Date, (A) any shares of common stock subject to such awards that remain unissued upon the cancellation, surrender, expiration, exchange or termination of such awards after the Effective Date, (B) any shares of common stock subject to awards that are paid or settled in cash after the Effective Date, and (C) any shares of common stock tendered or withheld in satisfaction of Selective’s tax withholding obligations with respect to restricted stock and restricted stock units after the Effective Date.

When deciding on the number of shares to be available for awards under the 2024 Plan, the Board considered a number of factors and consulted with the Compensation Consultant regarding the appropriate use of equity compensation. In particular, the CHCC regularly reviews Selective’s projected and actual equity compensation share usage to ensure that we balance the goals of our equity compensation program, which are to motivate and retain employees, against our stockholders’ interest in limiting dilution from the use of equity compensation. The CHCC also regularly reviews and reports to the Board on Selective’s “burn rate,” which measures how much equity we are granting to employees or other service providers as equity compensation, as compared to our total number of shares outstanding. Burn rate is measured as shares granted during the fiscal year under the Plan as a percentage of the weighted average number of common shares outstanding at the end of a fiscal year. Our three-year average burn rate is set forth in the table below.

Based on Selective’s current equity award practices, the Board estimates that the authorized shares under the 2024 Plan may be sufficient to provide Selective with an opportunity to grant equity awards for approximately eight years, in amounts determined appropriate by the CHCC, which will administer the 2024 Plan (as discussed below). This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of shares of Selective common stock, the mix of cash, options and full value awards provided as long-term incentive compensation, grant amounts provided by Selective’s competitors, payout of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions during the next few years.

Dilution Analysis

The Board recognizes the impact of dilution on Selective’s stockholders and has evaluated this share request carefully in the context of the need to motivate, retain, and ensure that Selective’s leadership team and key employees are focused on its strategic priorities. The table below shows our potential dilution (referred to as “overhang”) levels based on our fully diluted shares of common stock and our request for 2,000,000 shares to be available for awards under the 2024 Plan. The 2,000,000 shares represent 3.2% of fully diluted shares of common stock, including all shares that will be authorized for issuance under the 2024 Plan, as described in the table below. The Board believes that the number of shares of common stock reserved under the 2024 Plan represents a reasonable amount of potential equity dilution, which will allow Selective to continue awarding equity awards that are vital to Selective’s equity compensation program.

The following table sets forth certain information as of February 20, 2024, unless otherwise noted, with respect to Selective’s equity compensation plans:

Potential Overhang with 2,000,000 Shares
Outstanding RSUs under Prior Plan	585,339
Total Equity Awards Outstanding	585,339
Shares Available for Grant under Prior Plan if the 2024 Plan is approved(1)	0
Shares Requested under the 2024 Plan	2,000,000
Total Potential Overhang under the 2024 Plan(2)	2,585,339
Shares of Selective Common Stock Outstanding	60,766,283
Fully Diluted Shares of Selective Common Stock(3)	63,351,622
Potential Dilution of 2,000,000 Shares as a Percentage of Diluted Shares of Selective Common Stock	3.2%

(1)	Regardless of whether the 2024 Plan is approved by stockholders, the Prior Plan will expire on May 1, 2024, and no further awards may be granted under the 2024 Plan as of such date.
(2)	Represents the sum of the Total Equity Awards Outstanding and the Shares Requested under the 2024 Plan.
(3)	“Fully Diluted Shares of Selective Common Stock” consist of Shares of Selective Common Stock Outstanding plus the Total Potential Overhang under the 2024 Plan.

Burn Rate

The table below sets forth the following information regarding the awards granted under the Prior Plan: (i) the burn rate for each of the last three calendar years; and (ii) the average burn rate over the last three calendar years. The burn rate for a year has been calculated as follows:

All RSUs Granted in the Applicable Year(1) Weighted Average Number of Shares of Common Stock Outstanding for the Applicable Year
Burn Rate
Award Type	2021	2022	2023	3-Yr. Avg.
RSUs Granted	249,293	248,619	191,867	229,926
Total Full Value Awards	249,293	248,619	191,867	229,926
Weighted Avg. Shares Outstanding	60,183,418	60,406,626	60,631,073	60,407,039

Burn Rate %	0.41%	0.41%	0.32%	0.38%
(1) No other form of award has been made under the Prior Plan in the last three years.

The Board believes that Selective’s compensation program, and particularly the granting of equity awards, allows Selective to align the interests of eligible participants who are selected to receive awards with those of Selective’s stockholders. The 2024 Plan is designed to enable Selective to formulate and implement a compensation program that will attract, motivate, and retain executive officers and other key employees, non-employee directors, and consultants who Selective expects will contribute to it financial success. The Board believes that awards granted pursuant to the 2024 Plan are a vital component of Selective’s compensation program and, accordingly, it is important that an appropriate number of shares of stock be authorized for issuance under the 2024 Plan.

Description of the 2024 Plan

A copy of the 2024 Plan is attached to this Proxy Statement as Appendix A. The following description of certain features of the 2024 Plan is qualified in its entirety by reference to the full text of the 2024 Plan. In the event of an inconsistency between the below description and the full text of the 2024 Plan, the full text of the 2024 Plan shall govern.

Purpose

The 2024 Plan is intended to attract and retain employees, non-employee directors, and consultants of Selective and its affiliates, to motivate them to achieve the long-term goals of Selective and its affiliates and to further align their interests with those of Selective’s stockholders.

Plan Administration

The 2024 Plan will be administered by the CHCC or such other committee of directors as may be designated by the Board from time to time, which shall consist of three or more members who are not current or former officers or employees of Selective, who are “non-employee directors” to the extent required by and within the meaning of Rule 16b-3 and who are independent directors pursuant to the listing requirements of Nasdaq. The full Board may perform any function of the CHCC, except to the extent limited under Nasdaq rules.

Except as provided in the 2024 Plan, the CHCC may, to the extent that any such action will not prevent the 2024 Plan or any award under the 2024 Plan from complying with Rule 16b-3, the applicable rules of Nasdaq, or any other law, delegate any of its authority to such persons as the CHCC deems appropriate. The CHCC, however, may not delegate its authority to amend, suspend, or terminate the 2024 Plan.

The CHCC will have the authority in its sole discretion to administer the 2024 Plan and to exercise all the powers and authorities either specifically granted to it under the 2024 Plan or necessary or advisable in the administration of the 2024 Plan, including, without limitation, the authority to: (i) grant awards; (ii) determine the persons to whom and the time or times at which awards shall be granted; (iii) determine the type and number of awards to be granted, the number of shares of common stock or cash or other property to which an award may relate; (iv) determine the terms, conditions, restrictions and performance criteria relating to any award; (v) determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, exchanged, or surrendered; (vi) construe and interpret the 2024 Plan and any award; (vii) prescribe, amend, and rescind rules and regulations relating to the 2024 Plan; (viii) determine the terms and provisions of award agreements; and (ix) make all other determinations deemed necessary or advisable for the administration of the 2024 Plan.

All decisions, determinations, and interpretations of the CHCC will be final and binding.

Term of Plan

Unless earlier terminated by the Board in accordance with the terms of the 2024 Plan, the 2024 Plan will terminate on the tenth anniversary of the Effective Date.

Eligibility

Employees (including officers), non-employee directors, and consultants of Selective or any of its affiliates, in each case as the CHCC shall determine, will be eligible to participate in the 2024 Plan. Based on information as of February 20, 2024, approximately 2,650 employees and 12 non-employee directors would be eligible to participate in the 2024 Plan. Under current practice, we do not grant equity awards to consultants and advisors, and based on such practice, no such consultants and advisors currently would be eligible to participate in the 2024 Plan. The Company reserves the right to change this practice in the future.

Because our officers and non-employee directors are eligible to receive awards under the 2024 Plan, they may be deemed to have a personal interest in the approval of this Proposal 3.

Authorized Shares

Subject to adjustment as provided for in the 2024 Plan, the maximum number of shares of Selective common stock reserved for issuance under the 2024 Plan shall be the sum of: (i) 2,000,000 shares of common stock, provided that such number will be reduced by the number of shares of common stock underlying any awards granted under the Prior Plan after February 20, 2024 and before the Effective Date, plus (ii) with respect to awards outstanding under the Prior Plan as of the Effective Date, (A) any shares of common stock subject to such awards that remain unissued upon the cancellation, surrender, expiration, exchange, or termination of such award after the Effective Date, (B) any shares of common stock subject to awards that are paid or settled in cash after the Effective Date, and (C) any shares of common stock tendered or withheld in satisfaction of Selective’s tax withholding obligations with respect to restricted stock and restricted stock units after the Effective Date.

The shares of common stock available for issuance under the 2024 Plan may be authorized but unissued shares of common stock or authorized and issued shares of common stock held in Selective’s treasury. As of February 20, 2024, the closing price of a share of Selective common stock was $102.25.

Share Counting Provisions

For purposes of calculating the number of shares of common stock issued under the 2024 Plan:

◾	Each share subject to an award will count as one share against the aggregate number of shares available for grant under the 2024 Plan.

◾	Any shares of common stock subject to an award that remain unissued upon the cancellation, surrender, expiration, exchange, or termination of such award without having been exercised or settled will again become available for grant under the 2024 Plan.

◾	To the extent an award is paid or settled in cash, the number of shares of common stock with respect to which such payment or settlement is made will again be available for grant under the 2024 Plan.

◾	Any shares of common stock withheld in satisfaction of the exercise price of options or tax withholding obligations of options or SARs will not again be available for grant under the 2024 Plan. If SARs are granted, the full number of shares with respect to which the SAR is exercised will be considered issued, regardless of the number of shares delivered upon exercise. If shares of common stock are repurchased on the open market with the proceeds of the exercise price of options, such shares will not again be available for grant under the 2024 Plan.

◾	Any shares of common stock withheld or tendered in satisfaction of tax withholding obligations of Selective with respect to awards other than options and SARs will again be available for grant under the 2024 Plan.

Limitations on Awards

The 2024 Plan provides for the following limitations on awards:

◾	No participant may be granted, during any single calendar year, awards with respect to more than 600,000 shares of common stock in the aggregate.

◾	The maximum aggregate grant date value of shares of common stock subject to awards granted to any non-employee director during any calendar year for services rendered as a non-employee director, taken together with any cash fees earned by such non-employee director for services rendered as a non-employee director during the calendar year, may not exceed $750,000 in total value.

◾	The number of shares of common stock that may be issued or transferred under the 2024 Plan pursuant to incentive stock options may not exceed 2,000,000 shares.

Types of Awards

The 2024 Plan provides for the issuance of stock options (including non-statutory stock options and incentive stock options), SARs, restricted stock, restricted stock units, and other stock-based awards to employees, non-employee directors, and certain consultants and advisors of Selective and its affiliates. Vesting conditions for any award may include achievement of performance goals.

◾	Stock options (“options”) provide the holder with the option to purchase shares of common stock and may be designated under the Internal Revenue Code of 1986, as amended (the “Code”), as non-statutory stock options (which may be granted to all 2024 Plan participants) or incentive stock options (which may be granted to officers and employees, but not to non-employee directors or consultants). The exercise price of an option cannot be less than the fair market value of a share of common stock on the grant date, and the term of an option cannot exceed 10 years from the date of grant.

◾	SARs give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of common stock on the date of exercise over the base price of the award. The base price of a SAR cannot be less than the fair market value of a share of common stock on the grant date, and the term of a SAR cannot exceed 10 years from the date of grant.

◾	Restricted stock is subject to restrictions on transferability and subject to forfeiture on terms set by the CHCC. Specifically, the CHCC will establish the vesting date(s) with respect to such shares and may impose restrictions or conditions to the vesting of such shares as it deems appropriate. Unless the CHCC determines otherwise, a 2024 Plan participant who has been awarded shares of restricted stock will be entitled to vote such shares. Additionally, Selective will credit to each participant, in cash, any dividends paid on shares of restricted stock awarded to such participant; provided, however, that such dividends will be accrued and paid only if and when such shares become vested.

◾	Restricted stock units represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award agreement) at a designated time in the future (i.e., following the end of a specified restricted period). Specifically, the CHCC will establish the vesting date(s) with respect to such restricted stock units and may impose restrictions or conditions to the vesting of restricted stock units as it deems appropriate. Additionally, if provided in the applicable award agreement, following and conditioned upon the vesting of a restricted stock unit award, the participant may also be entitled to dividend equivalents.

◾	Stock grants may be awarded (i) as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions, or (ii) as that portion of the annual retainer of any non-employee director that is paid in shares of common stock pursuant to the Selective Insurance Group, Inc. Non-Employee Directors’ Compensation and Deferral Plan, as Amended and Restated as of January 1, 2017, or (iii) under such other circumstances as determined by the CHCC.

◾	Other forms of awards valued in whole or in part by reference to, or otherwise based on, shares of common stock may be granted either alone or in addition to other awards under the 2024 Plan. Subject to the provisions of the 2024 Plan, the CHCC has sole and complete authority to determine the persons to whom and the time(s) at which such other awards will be granted, the number of shares of common stock to be granted pursuant to such other awards, and the conditions to the vesting and/or payment of such other awards.

Award Agreements

Each award granted under the 2024 Plan will be evidenced by an award agreement, which will contain such provisions as the CHCC may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the 2024 Plan. By accepting an award, a 2024 Plan participant is deemed to agree that the award will be subject to all of the terms and provisions of the 2024 Plan and the applicable award agreement. Notwithstanding any provision of the 2024 Plan, no award may provide for the payment of dividends or dividend equivalents with respect to shares of common stock underlying the award unless and until the award becomes vested with respect to such shares.

Performance Goals

The CHCC may determine that vesting or payment of an award under the 2024 Plan will be subject to the attainment of one or more performance goals. The performance goals will be established in the sole discretion of the CHCC and may include, without limitation, one or more of the following: (i) return on total stockholder equity or operating return on total stockholder equity; (ii) earnings per share or book value per share of common stock; (iii) net income (before or after taxes); (iv) earnings before all or any interest, taxes, depreciation and/or amortization; (v) return on assets, capital or investment; (vi) market share; (vii) cost reduction goals; (viii) earnings from continuing operations; (ix) cash provided by operations; (x) levels of expense, costs or liabilities; (xi) department, division, segment, or business unit level performance; (xii) operating income; (xiii) revenues; (xiv) stock price appreciation; (xv) total stockholder return; (xvi) growth in net premiums written, including, without limitation, policy count; (xvii) combined ratios; (xviii) implementation or completion of critical projects or processes; (xix) statutory operating return on policyholder surplus; (xx) net premiums earned; (xxi) investment income; (xxii) strategic goals and objectives, including those related to team engagement, growth, profitability, expense management, operational efficiency, and customer experience; or (xxiii) any combination of the foregoing.

Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of Selective or its affiliates, or a division or strategic business unit of Selective or a combination thereof, or may be applied to the performance of Selective relative to a market index, a group of other companies, or a combination thereof, all as determined by the CHCC. Additionally, the performance goals may be subject to a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and/or a maximum level of performance above which full vesting will occur.

Performance goals will be subject to certification by the CHCC, and the CHCC, in its sole discretion, may make adjustments to performance goals, the amounts payable pursuant to an award in respect of performance goals, and applicable performance results (including adjustments of performance results to take into account transactions or other events occurring during the applicable performance period or changes in accounting principles or applicable law), to the extent consistent with the terms of the applicable award agreement.

Rights as a Stockholder

Unless the CHCC determines otherwise, a participant who has been awarded shares of restricted stock is entitled to vote such shares.

Except for participants who have voting rights due to holding restricted stock and as specifically provided by the 2024 Plan or an award agreement, no person will have any rights as a stockholder with respect to any shares of common stock covered by or relating to any award until the date on which Selective will cause to be entered on the books of its transfer agent an entry recording the name of the person to whom such shares were granted and the number of shares of common stock granted.

Employment Rights

Nothing contained in the 2024 Plan or any award agreement will confer upon a 2024 Plan participant any right with respect to the continuation of employment by or provision of services to Selective or its affiliates or interfere in any way with the right of Selective or its affiliates, subject to the terms of any separation agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the participant. Additionally, no person will have any claim or right to receive an award under the 2024 Plan.

Termination of Employment or Service

Unless otherwise provided by the CHCC:

◾	Upon termination for any reason other than cause (as defined in the 2024 Plan), death, or disability (as defined in the 2024 Plan), the participant will have one year to exercise all vested nonqualified options and SARs. In the case of an option that is intended to be an incentive stock option, such option will be treated as a nonqualified stock option if it is exercised more than three months after the participant’s termination of employment for reasons other than death or disability.

◾	Upon termination due to death or disability, the participant (or the participant’s representative, executor, administrator, or transferee) will have one year to exercise all vested options and SARs.

◾	Upon a termination for cause, all options and SARs, whether or not vested, will be terminated at the time of such termination.

◾	Any unvested options and SARs will be forfeited upon any termination of the participant’s employment with, or service to, Selective, its affiliates, and subsidiaries.

◾	Upon termination for death or disability, any unvested shares of restricted stock and any unvested restricted stock units, the vesting of which is not subject to the achievement of performance goals, will become fully vested and any unvested shares of restricted stock and any unvested restricted stock units that are subject to the achievement of performance goals will become vested only if and when such performance goals are satisfied.

◾	Upon termination for any reason other than death or disability, any unvested shares of restricted stock and any unvested restricted stock units will be immediately forfeited.

Cessation of the performance of services in one capacity will not result in termination of any award while the participant continues to perform services in another capacity.

Change in Control Provisions

Under the 2024 Plan, a “Change in Control” is deemed to have occurred if any one of the following events occurs:

◾	The acquisition by a person or group, including, without limitation, any current stockholder or stockholders of Selective, of securities of Selective resulting in such person or group owning, of record or beneficially, 25% or more of any class of voting securities of Selective;

◾	The acquisition by a person or group, including, without limitation, any current stockholder or stockholders of Selective, of securities of Selective resulting in such persons or groups owning, of record or beneficially, 20% or more, but less than 25%, of any class of voting securities of Selective, if the Board adopts a resolution that such acquisitions result in a Change in Control;

◾	The sale or disposition of all or substantially all of the assets of Selective;

◾	The reorganization, recapitalization, merger, consolidation, or other business combination involving Selective, unless securities possessing more than 80% of the total combined voting power of the survivor’s or acquirer’s outstanding securities (or of any parent thereof) are held by a person or persons who held securities possessing more than 80% of the total combined voting power immediately prior to such reorganization, recapitalization, merger, consolidation, or other business combination involving Selective; or

◾	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming member of the Board subsequent to the Effective Date whose election, or nomination for election by Selective’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be deemed to be a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election of removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

The following provisions will apply in the case of a Change in Control of Selective.

If a Change in Control occurs, then unless otherwise provided by the CHCC:

◾	Restricted stock units and/or restricted stock that were forfeitable will thereupon become nonforfeitable;

◾	Any unexercised option or SAR, whether or not exercisable on the date of such Change in Control, will thereupon be fully exercisable and may be exercised, in whole or in part;

◾	Any other award granted pursuant to the 2024 Plan, to the extent not previously vested, will thereupon become fully vested; and

◾	To the extent that the vesting of any award is subject to achievement of performance goals, such award shall be vested at the target level or such level as provided by the CHCC.

However, if a 2024 Plan participant has entered into an effective employment agreement with Selective or its affiliates that provides that awards under the 2024 Plan will become nonforfeitable, and if applicable, exercisable upon a qualifying termination of employment following a Change in Control, the participant’s award will only become nonforfeitable and exercisable in connection with a Change in Control if, following the occurrence of a Change in Control, the participant experiences a qualifying termination in accordance with their employment agreement.

In the event of a Change in Control, the CHCC may provide for one or more of the following without the consent of any 2024 Plan participant:

◾	The assumption of outstanding awards by the surviving or successor entity;

◾	Termination of all or a portion of any outstanding award, effective upon the Change in Control;

◾	With respect to outstanding options and SARs, cash payments, net of applicable tax withholdings to be made to holders equal to the excess, if any, of: (i) the acquisition price times the number of shares of common stock subject to an option or SAR over (ii) the aggregate exercise price for all such shares of common stock subject to the option or the aggregate base price for all such shares of common stock subject to the SAR, in exchange for the termination of such option or SAR;

◾	With respect to outstanding options and SARs, if the acquisition price does not exceed the exercise price of the options or base price of SARs, the CHCC, prior to or upon the transaction, may cancel the options or SARs, as applicable, without the payment of any consideration; or

◾	With respect to outstanding restricted stock, restricted stock units, stock grants, or other awards, cash payments, net of applicable tax withholding, to be made to holders in such amount and form as may be determined by the CHCC, in exchange for the termination of such awards.

Adjustment

In the event that any dividend or other distribution is declared, or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event, the CHCC may equitably adjust, in its sole discretion:

◾	The number and type of shares (or other securities or property) with respect to which awards may be granted;

◾	The number and type of shares (or other securities or property) subject to outstanding awards; and

◾	The grant or exercise price with respect to any award.

Any fractional shares resulting from such adjustment will be eliminated.

In addition, the CHCC is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting Selective, any subsidiary or any business unit, or the financial statements of Selective or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

Award Transferability

In general, each award, and each right under any award, is only exercisable by the participant during a participant’s lifetime, or, if permissible under applicable law, by the participant’s guardian or legal representative. In general, unless otherwise provided by the CHCC in accordance with the terms of the 2024 Plan, awards under the 2024 Plan may not be transferred except by will or the laws of descent and distribution. Additionally, no award and no right under an award may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a 2024 Plan participant, and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance will be void and unenforceable; provided, however, that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.

Forfeiture Provisions and Clawback

All awards granted pursuant to the 2024 Plan and all cash and shares of common stock issued in settlement of awards will be subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Board or the CHCC from time to time. A 2024 Plan participant’s receipt of an award will be deemed to constitute the participant’s acknowledgement of and consent to Selective’s application, implementation, and enforcement of such policies.

Recoupment pursuant to any clawback or recoupment policy will be in addition to any other remedies that may be available to Selective under applicable law, including, disciplinary action up to and including termination of employment or other services. The CHCC may also impose such other clawback, recovery, or recoupment provisions in an award agreement as the CHCC determines necessary or appropriate, including, with respect to any breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the award agreements or otherwise applicable to the participant.

Amendment or Termination of the 2024 Plan and Amendment of Awards

The Board may, at any time, suspend the 2024 Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval will be required for any such amendment if and to the extent such approval is required in order to comply with applicable law (including, but not limited to, the incentive stock options regulations and any amendments thereto) or stock exchange listing requirements.

In addition, except in connection with a corporate transaction involving Selective (including, without limitation, any stock dividend, distribution (whether in the form of cash, common stock, other securities, or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of common stock or other securities, or similar transactions), Selective may not, without obtaining stockholder approval:

◾	Amend the terms of outstanding options or SARs to reduce the exercise price of such options or base price of such SARs;

◾	Cancel outstanding options or SARs in exchange for options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original options or SARs; or

◾	Cancel outstanding options or SARs with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities.

Certain Material U.S. Federal Income Tax Consequences

The following is a brief summary of the principal U.S. federal income tax consequences with respect to Selective and 2024 Plan participants and is based upon an interpretation of present U.S. federal income tax laws, regulations and decisions, all of which are subject to change. This summary is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2024 Plan or constitute tax advice to the participants. State, local, and foreign tax consequences are not discussed, and may vary from jurisdiction to jurisdiction. Tax consequences may vary with the identity of the recipients and the method of payment or settlement. Selective does not provide tax advice to participants and each participant should rely on the participant’s own tax advisers regarding federal income tax treatment under the 2024 Plan. To the extent that any awards under the 2024 Plan are subject to Section 409A, the following discussion assumes that such awards will be designed to conform to the requirements of Section 409A and the regulations promulgated thereunder (or an exception thereto); provided, however, Selective makes no representation that any or all of the awards or payments under the 2024 Plan will be exempt from or comply with Section 409A, and makes no undertaking to preclude Section 409A from applying. The 2024 Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Non-statutory Stock Options

There will be no federal income tax consequences to the optionee or to Selective upon the grant of a non-statutory stock option under the 2024 Plan. When the optionee exercises a non-statutory stock option, however, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the stock option at the time of exercise over the exercise price, and Selective will be allowed a corresponding federal income tax deduction, subject to any applicable limitations under Section 162(m) of the Code (“Section 162(m)”). Any gain (or loss) that the optionee realizes upon the later sale or disposition of the option shares will be short-term or long-term capital gain (or loss), depending on how long the shares were held. The capital gain (or loss) will be short-term if the option shares are disposed of within one year after the non-statutory stock option is exercised, and long-term if the option shares are disposed of more than 12 months after the non-statutory stock option is exercised.

Incentive Stock Options

Options issued under the 2024 Plan and designated as incentive stock options are intended to qualify as such under Section 422 of the Code. Under the provisions of Section 422 of the Code (“Section 422”) and the related regulations promulgated thereunder, there will be no federal income tax consequences to the optionee or to Selective upon the grant or exercise of an incentive stock option (note, however, that the difference between the fair market value of the option shares at the time of exercise and the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income). If the optionee holds the option shares for the required holding period of at least two years after the date of grant and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and Selective will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, in general, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price (and capital gain on the excess, if any, of the amount realized on the disqualifying disposition over the fair market value of the shares of common stock at the time of exercise), and Selective generally will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m). Any gain that the optionee realizes when the optionee later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the optionee held the shares.

SARs

SARs are treated very similarly to non-statutory stock options for federal tax purposes. A participant receiving a SAR under the 2024 Plan will not recognize income, and Selective will not be allowed a federal income tax deduction, at the time the award is granted. When the participant exercises the SAR, however, the participant will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of stock (or cash) received upon exercise of the SAR at the time of exercise over the exercise price, and Selective will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). If the SAR is paid in stock, any gain (or loss) that the participant realizes upon the later sale or disposition of the SAR shares will be short-term or long-term capital gain (or loss), depending on how long the shares were held. The capital gain (or loss) will be short-term if the SAR shares are disposed of within one year after the SAR is exercised, and long-term if the SAR shares are disposed of more than one year after exercise.

Restricted Stock

Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and Selective will not be allowed a federal income tax deduction, at the time a restricted stock award is granted, provided that the restricted stock is nontransferable and has not vested (i.e., is no longer subject to a substantial risk of forfeiture). When the restrictions lapse, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the vested stock as of that date (less any amount, if any, the participant paid for the stock), and Selective will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).

If the participant files an election with the Internal Revenue Service under Section 83(b) of the Code (“Section 83(b)”), with adequate notice to Selective, within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant, as if the stock was unrestricted, equal to the fair market value of the stock as of that date (less any amount paid for the stock), and Selective will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be entitled to any deduction, refund, or loss for tax purposes with respect to the tax previously paid pursuant to the Section 83(b) election.

Selective will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of the vested common stock, the participant will realize short-term or long-term capital gain or loss depending on the holding period. The holding period generally begins when the restriction period expires. If the recipient timely made an election under Section 83(b), the holding period commences on the date of the grant.

Restricted Stock Units

A participant will not recognize income, and Selective will not be allowed a federal income tax deduction, at the time of grant of a restricted stock unit. Rather, upon receipt of cash, stock or other property in settlement of a restricted stock unit award (including with respect to any dividend equivalents), the participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount the participant paid for the stock or other property), and Selective will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). If the recipient receives shares of stock upon settlement, then, upon disposition of such shares, appreciation or depreciation after the settlement date is treated as either short-term or long-term capital gain, depending on how long the shares have been held.

Performance-Based Awards

A participant will not recognize income, and Selective will not be allowed a federal income tax deduction, at the time a performance-based award is granted (for example, when the performance goals are established). Upon receipt of cash, stock, or other property in settlement of a performance-based award, the participant will recognize ordinary income equal to the cash, stock, or other property received, and Selective will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).

Other Equity-Based Awards and Other Cash Awards

A participant will recognize ordinary income upon receipt of cash pursuant to a cash award and Selective will generally be entitled to a deduction equal to the amount of ordinary income realized by the participant, subject to any applicable limitations under Section 162(m). The federal income tax consequences of other equity-based awards will depend on how the awards are structured. Generally, Selective will be entitled to a deduction with respect to other equity-based awards only to the extent that the recipient realizes compensation income in connection with such awards.

Section 409A

Section 409A applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. Section 409A, however, does not apply to qualified plans (such as a Section 401(k) plan) and certain welfare benefits. If deferred compensation covered by Section 409A meets the requirements of Section 409A, then Section 409A has no effect on the individual’s taxes. The compensation is taxed in the same manner as it would be taxed if it were not covered by Section 409A. If a deferred compensation arrangement does not meet the requirements of Section 409A, the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest, and penalties, including a 20% additional income tax. Section 409A has no effect on Federal Insurance Contributions Act (Social Security and Medicare) tax.

The 2024 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Section 409A. Restricted stock awards, and stock options and SARs that comply with the terms of the 2024 Plan, are designed to be exempt from the application of Section 409A. Restricted stock units and other equity-based and cash awards granted under the 2024 Plan, whether time-based or performance-based, are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption or another exemption from the application of Section 409A. If not exempt, such awards must be specially designed to meet the requirements of Section 409A to avoid early taxation, certain additional taxes and/or interest charges. Awards under the 2024 Plan are intended to comply with the requirements of Section 409A or an exception thereto. Notwithstanding, Section 409A may impose upon a participant certain taxes or interest charges for which the participant is responsible. Section 409A does not impose any penalties on Selective, though Selective does have an obligation to withhold, remit, and report income and related taxes in compliance with the requirements of Section 409A.

Limits on Company Deduction

Section 162(m) of the Code generally disallows a tax deduction to a publicly-held company for compensation in excess of $1 million paid to each of its “covered employees” which generally includes all named executive officers. While deductibility of executive compensation for federal income tax purposes is among the factors the CHCC considers when structuring Selective’s executive compensation, it is not the sole or primary factor considered. The Board and the CHCC retain the flexibility to authorize compensation that may not be deductible if they believe it is in Selective’s best interests.

Consequences of Change in Control

If a change in control of Selective causes awards under the 2024 Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and result in a disallowance of Selective’s deductions under Section 280G of the Code.

Tax Withholding

Selective and its affiliates have the right to deduct or withhold, or require a participant to remit to Selective and its affiliates, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2024 Plan. With CHCC approval, a participant may satisfy tax withholding requirements by having shares withheld up to an amount that does not exceed the participant’s minimum statutory amount of tax required to be withheld, as determined by the CHCC.

New Plan Benefits

No awards have been granted under the 2024 Plan. All future awards under the 2024 Plan will be made at the discretion of the CHCC and the Board, as applicable. Therefore, the benefits and amounts that will be received or allocated under the 2024 Plan in the future are not determinable at this time.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE 2024 OMNIBUS STOCK PLAN AS DESCRIBED IN THIS SECTION.

Equity Compensation Plan Table

The following table provides information about Selective’s common stock authorized for issuance under equity compensation plans as of December 31, 2023:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	—	$ —	4,877,332

(1) Includes 1,049,788 shares available for issuance under Selective’s Employee Stock Purchase Plan (2021); 1,508,712 shares available for issuance under the Stock Purchase Plan for Independent Insurance Agencies; and 2,318,832 shares for issuance under the Selective Insurance Group, Inc. 2014 Omnibus Stock Plan. Future grants under the Selective Insurance Group, Inc. 2014 Omnibus Stock Plan can be made, among other things, as stock options, restricted stock units, or restricted stock.

INFORMATION ABOUT PROPOSAL 4

Ratification of Appointment of
Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG LLP to act as Selective’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Audit Committee monitors the independence of the independent registered public accounting firm and compliance with auditor partner rotation requirements. Upon the recommendation of the Audit Committee, the Board has approved the appointment and has directed that the appointment be submitted to Selective’s stockholders for ratification at the Annual Meeting.

Stockholder ratification of the appointment of KPMG LLP as Selective’s independent registered public accounting firm is not required. The Board, however, is submitting the appointment to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit Committee and the Board will reconsider whether to retain KPMG LLP or another firm but are under no obligation to engage a different auditing firm. Even if our stockholders ratify the appointment, the Audit Committee and the Board may direct the appointment of a different auditing firm at any time during the 2024 fiscal year if the Audit Committee and the Board determine that such a change would be in the best interests of Selective and our stockholders.

A representative of KPMG LLP will attend virtually and participate in the Annual Meeting. The representative will have an opportunity to make a statement and be available to respond to appropriate questions.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, Selective’s independent registered public accounting firm, provided services in the following categories and amounts in 2023 and 2022:

Category	2023	2022
Audit Fees	$1,859,436	$1,836,500
Audit-Related Fees(1)	$65,000	$0
Tax Fees(2)	$6,295	$6,337
All Other Fees(3)	$110,500	$108,500
TOTAL	$2,041,231	$1,951,337

(1)       Audit-Related Fees for 2023 includes fees associated with agreed upon procedures performed related to a catastrophe bond transaction and work paper access by state insurance examiners.

(2)       Tax Fees for 2023 and 2022 were for tax consulting services.

(3)       All Other Fees for 2023 and 2022 consisted of amounts associated with independent actuarial reviews, reserve opinions, and consulting services. The Audit Committee has a pre-approval policy that requires pre-approval of audit, audit-related, and permitted non-audit services on an annual basis and authorizes the Audit Committee to delegate, to one or more of its members, pre-approval authority for permitted services. The Audit Committee delegated the authority to pre-approve audit, audit-related, and permitted non-audit services by KPMG LLP to the Audit Committee Chairperson, who is required to report any pre-approvals to the Audit Committee for ratification at its next meeting. In 2023, the Audit Committee pre-approved 100% of audit, audit-related, and permitted non-audit services, and concluded that KPMG LLP’s provision of such services was compatible with the maintenance of KPMG LLP’s independence in the conduct of its auditing functions.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Selective’s financial reporting processes on behalf of the Board. Management has the primary responsibility for overseeing the preparation of the financial statements and the overall reporting processes, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has:

◾	Periodically met with and held discussions with management regarding the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in Selective’s financial statements.

◾	Reviewed and discussed the audited financial statements for the year ended December 31, 2023, included in the Annual Report on Form 10-K and any amendments thereto, with management, which represented to the Audit Committee that: (i) the financial statements were prepared in accordance with U.S. generally accepted accounting principles; and (ii) management had reviewed Selective’s disclosure controls and procedures and believes those controls are effective.

◾	Reviewed and discussed with KPMG LLP, Selective’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements in accordance with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Selective’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the requirements of the Public Company Accounting Oversight Board, including the Statement on Auditing Standards No. 1301, “Communications with Audit Committees” as adopted by the Public Company Accounting Oversight Board, as may be modified or supplemented.

◾	Received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with KPMG LLP its independence from Selective and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in Selective’s Annual Report on Form 10-K and any amendments thereto for the year ended December 31, 2023.

Submitted by the Audit Committee of the Board,

H. Elizabeth Mitchell, Chairperson	John S. Scheid
Terrence W. Cavanaugh	Philip H. Urban
Robert Kelly Doherty

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Selective filing under the Securities Act or the Exchange Act, except to the extent that Selective specifically incorporates the Audit Committee Report by reference therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Proposals for Inclusion in 2025 Proxy Statement

From time to time, stockholders may present proposals for inclusion in the proxy statement and consideration at an annual meeting. Under SEC rules, in order to be included in the proxy statement for the 2025 Annual Meeting of Stockholders, stockholder proposals submitted under Exchange Act Rule 14a-8 must be received no later than November 27, 2024 by Selective’s Corporate Secretary at 40 Wantage Avenue, Branchville, New Jersey 07890.

Other Proposals and Nominations

Section 3.4 of our By-Laws establishes requirements for stockholders who intend to: (i) present a proposal outside of Rule 14a-8 under the Exchange Act; or (ii) nominate a person for election as a director of the Company. Under our By-Laws, stockholders must deliver notice to the Corporate Secretary, in proper written form and in accordance with the requirements of the By-Laws, not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, notice for the 2025 Annual Meeting of Stockholders must be received by the Corporate Secretary not earlier than December 2, 2024 or after January 1, 2025. In addition, stockholders who intend to solicit proxies in support of director nominees other than Selective’s nominees must comply with the additional requirements of Rule 14a-19(b).

HOUSEHOLDING

As permitted by the rules of the SEC, we have adopted the procedure of “householding” whereby we deliver a single set of proxy materials to one address shared by two or more of our stockholders. This procedure can result in significant cost savings. We have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We will promptly deliver, upon written or oral request, a separate copy of the proxy materials to any shareholder at the shared address to which a single copy of these documents was delivered.

Individual copies of the proxy and 2023 Annual Report can by requested by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-866-540-7095. If you are a stockholder and are currently sharing an address with another of our stockholders and wish to receive a separate copy of the proxy materials, have your future proxy materials householded, or your materials are currently householded and you would prefer to receive separate materials in the future, please make a request to change your householding status, as indicated above.

* * * * * * * *

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. ACCORDINGLY, YOU ARE URGED TO PROMPTLY VOTE YOUR SHARES BY: (1) COMPLETING, DATING, AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE; (2) CALLING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD; OR (3) ACCESSING THE INTERNET WEB SITE LISTED ON THE PROXY CARD.

 By Order of the Board of Directors:

Robyn P. Turner

Corporate Secretary

March 27, 2024

Branchville, New Jersey

Appendix A

SELECTIVE INSURANCE GROUP, INC. 2024 OMNIBUS STOCK PLAN

1.	Purpose.

Selective Insurance Group, Inc. (the “Company”) hereby establishes the 2024 Omnibus Stock Plan (as may be amended from time to time, the “Plan”), effective as of the Effective Date. The Plan is intended to attract and retain employees, non-employee directors, and consultants of the Company and its Affiliates, to motivate them to achieve long-term goals of the Company and its Affiliates and to further align their interests with those of the Company’s stockholders.

The Plan is intended to replace the Prior Plan. No additional grants shall be made under the Prior Plan on or after the Effective Date. Outstanding grants under the Prior Plan shall continue in effect according to their terms.

2.	Definitions.

As used in the Plan, the following definitions apply to the terms indicated below:

(a)	“Actions” shall have the meaning set forth in Section 4(b) hereof.

(b)	“Affiliate” shall mean any Subsidiary of the Company, and any entity if, at the time of granting of an Award: (i) the Company, directly or indirectly, owns at least 80 percent of the combined voting power of all classes of stock of such entity or at least 80 percent of the ownership interests in such entity; or (ii) such entity, directly or indirectly, owns at least 80 percent of the combined voting power of all classes of stock of the Company.

(c)	“Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award or a notice of an Award delivered to a Participant by the Company in hard copy paper form, electronically via the Internet or through other electronic means.

(d)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Grant or Other Award granted pursuant to the terms of the Plan.

(e)	“Board” shall mean the Board of Directors of the Company.

(f)	“Cause” shall mean, unless otherwise defined in the Participant’s Agreement, employment agreement, or other written agreement describing the Participant’s terms of employment with the Company or any of its Affiliates, termination of the Participant’s employment or service by the Company or its Affiliates if, in the reasonable determination of the Company or its applicable Affiliate, the Participant: (i) engages in conduct that violates written policies of the Company or Affiliate; (ii) fails to perform the essential functions of their job (except for a failure resulting from a bona fide illness or incapacity); (iii) fails to carry out the Company’s or Affiliate’s reasonable directions, issued through its Chief Executive Officer, the Board, other appropriate senior employee responsible for the Participant’s business unit or area, or the Participant’s supervisor; (iv) engages in embezzlement, misappropriation of corporate funds, any act of fraud, dishonesty or self-dealing, or the commission of a felony or any significant violation of any statutory or common law duty of loyalty to the Company or Affiliate; (v) commits an act or omission that could adversely and materially affect the Company’s or an Affiliate’s business or reputation or involves moral turpitude; or (vi) breaches a material provision of this Plan, the Agreement evidencing an Award, or any employment or restrictive covenant agreement with the Company or an Affiliate.

(g)	“Change in Control” shall mean the first to occur of any one of the following events:

(i)	The acquisition by a person or group, including, without limitation, any current stockholder or stockholders of the Company, of securities of the Company resulting in such person or group owning, of record or beneficially, 25 percent or more of any class of voting securities of the Company;
(ii)	The acquisition by a person or group, including, without limitation, any current stockholder or stockholders of the Company, of securities of the Company resulting in such persons or groups owning, of record or beneficially, 20 percent or more, but less than 25 percent, of any class of voting securities of the Company, if the Board adopts a resolution that such acquisition constitutes a Change in Control;
(iii)	The sale or disposition of all or substantially all of the assets of the Company;
(iv)	The reorganization, recapitalization, merger, consolidation or other business combination involving the Company, unless securities possessing more than 80 percent of the total combined voting power of the survivor’s or acquirer’s outstanding securities (or of any parent thereof) are held by a person or persons who held securities possessing more than 80 percent of the total combined voting power immediately prior to such reorganization, recapitalization, merger, consolidation or other business combination involving the Company; or
(v)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

Provided, however, that: (A) for each Award subject to Section 409A of the Code, a Change in Control shall be deemed to have occurred under this Plan with respect to such Award, if and to the extent necessary to comply with Section 409A of the Code, only if a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code; and (B) notwithstanding anything in this definition to the contrary, no Change in Control shall be deemed to have occurred for the purpose of a Participant’s Award by virtue of any transaction which results in such Participant, or a group of persons which includes such Participant, acquiring, directly or indirectly, voting securities of the Company.

For the purposes of this Section 2(g), the following definitions shall apply:

(I)         the terms “person” and “beneficial owner” shall have the meanings set forth in Regulation 13D under the Exchange Act, as such regulation exists on the date hereof;

(II)        the term “voting security” shall include any security that has, or may have upon an event of default or in respect of any transaction, a right to vote on any matter on which the holder of any class of common stock of the Company would have a right to vote;

(III)      the term “group” shall have the meaning set forth in Section 13(d) of the Exchange Act; and

(IV)       the term “substantially all of the assets of the Company” shall mean more than 50 percent of the Company’s assets on a consolidated basis, as shown in the Company’s most recent audited balance sheet.

(h)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(i)	“Committee” shall mean the Company’s Compensation and Human Capital Committee, or such other committee of directors as may be designated by the Board from time to time, which shall consist of three or more members who are not current or former officers or employees of the Company, who are “Non-Employee Directors” to the extent required by and within the meaning of Rule 16b-3 and who are independent directors pursuant to the listing requirements of the Nasdaq stock market (“Nasdaq”). The inadvertent failure of any member of the Committee to meet the qualification requirements of a “Non-Employee Director” under Rule 16b-3 or an independent director under Nasdaq rules shall not invalidate or otherwise impair any actions taken or awards granted by the Committee. The full Board may perform any function of the Committee hereunder except to the extent limited under Nasdaq rules, in which case as used in this Plan the term “Committee” shall refer to the Board. Except as provided below, the Committee may, to the extent that any such action will not prevent the Plan or any award under the Plan from complying with Rule 16b-3, the rules of Nasdaq applicable to companies listed for trading thereon or any other law, delegate any of its authority hereunder to such persons as it deems appropriate. The Committee shall not delegate its authority to amend, suspend or terminate the Plan.

(j)	“Company” shall have the meaning set forth in Section 1 hereof.

(k)	“Company Stock” shall mean the common stock of the Company, par value $2.00 per share.

(l)	“Consultant” shall mean any consultant, agent, advisor, or independent contractor who renders services to the Company or an Affiliate that: (i) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction; and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

(m)	“Directors’ Plan” shall mean the Selective Insurance Group, Inc. Non-Employee Directors’ Compensation and Deferral Plan, as Amended and Restated Effective as of January 1, 2017, as amended and in effect from time to time.

(n)	“Disability” shall mean, unless otherwise set forth in an Agreement, (i) a Participant’s becoming eligible to receive benefits under an employer-sponsored long term disability plan applicable to the Participant or (ii) a Participant is determined to be totally disabled by the Social Security Administration.

(o)	“Effective Date” shall mean May 1, 2024, subject to approval of this Plan by the Company’s stockholders on such date.

(p)	“Eligible Person” shall have the meaning set forth in Section 5 hereof.

(q)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(r)	“Fair Market Value” of a share of Company Stock means a price that is based on the opening, closing, actual, high, low, or average selling, bid or ask prices of a share of Company Stock as reported on an established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its sole discretion. In the event shares of Common Stock are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Unless and until the Committee determines otherwise, the Fair Market Value of the Company Stock shall be calculated as follows: (i) if the Company Stock is listed on a national securities exchange, and sale prices are regularly reported for the Company Stock, then the Fair Market

Value shall be the closing selling price for the Company Stock reported on the applicable composite tape or other comparable reporting system on the applicable date, or if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (ii) if closing selling prices are not regularly reported for the Company Stock as described in clause (i) above but bid and asked prices for the Company Stock are regularly reported, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Company Stock on the applicable date or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (iii) if prices are not regularly reported for the Company Stock as described in clause (i) or (ii) above, then the Fair Market Value shall be such value as the Committee in good faith determines. Notwithstanding the foregoing, for purposes of determining the exercise price of a Nonqualified Stock Option, if prices are not regularly reported for the Company Stock as described in clause (i) or (ii) above, the Fair Market Value of the Company Stock shall be determined in accordance with Section 409A of the Code and regulations thereunder.

(s)	“Full Value Award” shall mean any Award granted under the Plan other than an Option or a Stock Appreciation Right.

(t)	“Immediate Family Member” shall have the meaning set forth in Section 20(c) hereof.

(u)	“Incentive Stock Option” shall mean an Option that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and which is designated by the Committee as an Incentive Stock Option.

(v)	“Non-Employee Director” shall mean a member of the Board or a member of the board of directors of an Affiliate who is not an employee of the Company or any Affiliate.

(w)	“Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(x)	“Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7 hereof.

(y)	“Other Award” shall mean an Award granted pursuant to Section 12 hereof.

(z)	“Participant” shall mean an employee of the Company or any Affiliate, a Non-Employee Director, or a Consultant to whom an Award is granted pursuant to the Plan.

(aa)	“Performance Goals” shall mean performance goals established in the sole discretion of the Committee applicable to any Award. Performance Goals shall be based on criteria, which may include but shall not be limited to, one or more of the following: (i) return on total stockholder equity or operating return on total stockholder equity; (ii) earnings per share or book value per share of Company Stock; (iii) net income (before or after taxes); (iv) earnings before all or any interest, taxes, depreciation and/or amortization; (v) return on assets, capital or investment; (vi) market share; (vii) cost reduction goals; (viii) earnings from continuing operations; (ix) cash provided by operations; (x) levels of expense, costs or liabilities; (xi) department, division, segment or business unit level performance; (xii) operating income; (xiii) revenues; (xiv) stock price appreciation; (xv) total stockholder return; (xvi) growth in net premiums written, including, without limitation, policy count; (xvii) combined ratios; (xviii) implementation or completion of critical projects or processes; (xix) statutory operating return on policyholder surplus; (xx) net premiums earned; (xxi) investment income; (xxii) strategic goals and objectives, including those related to team engagement, growth, profitability, expense management, operational efficiency, and customer experience; or (xxiii) any combination of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company or a combination thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may be subject to a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and/or a maximum level of performance above which full vesting will occur. Performance Goals shall be subject to certification by the Committee. The Committee, in its sole discretion, may make adjustments to Performance Goals, the amounts payable pursuant to an Award in respect of Performance Goals, and applicable performance results (including adjustments of performance results to take into account transactions or other events occurring during the applicable performance period or changes in accounting principles or applicable law), to the extent consistent with the terms of the applicable Agreement.

(bb)	“Plan” shall have the meaning set forth in Section 1 hereof.

(cc)	“Prior Plan” shall mean the Selective Insurance Group, Inc. 2014 Omnibus Stock Plan, as amended from time to time.

(dd)	“Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 9 hereof and which is subject to restrictions as set forth in Section 9(b) hereof.

(ee)	“Restricted Stock Unit” shall mean an Award valued by reference to shares of Company Stock, granted pursuant to Section 10 hereof, which upon or following vesting provides the right to receive either cash or shares of Company Stock.

(ff)	“Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(gg)	“Securities Act” shall mean the Securities Act of 1933, as amended.

(hh)	“Stock Appreciation Right” shall mean the right to receive, upon exercise of the right, the applicable payment as described in Section 8 hereof.

(ii)	“Stock Grant” shall mean an unrestricted share of Company Stock which is granted pursuant to the terms of Section 11 hereof.

(jj)	“Subsidiary” shall mean a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

3.	Stock Subject to the Plan.

(a)	Shares Available for Awards. Subject to adjustment, as described in Section 3(f), the maximum number of shares of Company Stock reserved for issuance under the Plan shall be (i) 2,000,000 shares of Company Stock, provided that such number will be reduced by the number of shares of Company Stock underlying any Awards granted under the Prior Plan after February 20, 2024 and before the Effective Date, plus (ii) with respect to awards outstanding under the Prior Plan as of the Effective Date, (A) any shares of Company Stock subject to such awards that remain unissued upon the cancellation, surrender, expiration, exchange or termination of such award after the Effective Date, (B) any shares of Company Stock subject to awards that are paid or settled in cash after the Effective Date, and (C) any shares of Company Stock tendered or withheld in satisfaction of the Company’s tax withholding obligations with respect to restricted stock and restricted stock units after the Effective Date. The shares of Company Stock available for issuance under the Plan may be authorized but unissued shares of Company Stock or authorized and issued shares of Company Stock held in the Company’s treasury.

(b)	Reuse of Shares Issued under the Plan. For purposes of calculating the number of shares of Company Stock issued under the Plan:

(i)	Any shares of Company Stock subject to an Award that remain unissued upon the cancellation, surrender, expiration, exchange or termination of such Award without having been exercised or settled shall again become available for Awards.

(ii)	To the extent an Award is paid or settled in cash, the number of shares of Company Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan.

(iii)	Any shares of Company Stock withheld or tendered in satisfaction of tax withholding obligations of the Company with respect to Full-Value Awards shall again be available for issuance under the Plan.

(iv)	Shares of Company Stock withheld in payment of the exercise price of an Option and shares withheld for payment of taxes with respect to Options and Stock Appreciation Rights shall not be available for issuance under the Plan. If Stock Appreciation Rights are granted, the full number of shares of Company Stock subject to the Stock Appreciation Rights shall be considered issued under the Plan, without regard to the number of shares delivered upon exercise of the Stock Appreciation Rights.

(v)	For the avoidance of doubt, if shares of Company Stock are repurchased on the open market with the proceeds of the exercise price of Options, such shares may not again be made available for issuance under the Plan.

(c)	Per Person Per Calendar Year Limitations. Subject to adjustment, as described in Section 3(f), no one Participant may be granted, during any single calendar year, Awards with respect to more than 600,000 shares of Company Stock in the aggregate.

(d)	Limitation on Incentive Stock Options. Subject to adjustment as described in Section 3(f), the number of shares of Company Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options shall not exceed 2,000,000 shares.

(e)	Non-Employee Directors. Subject to adjustment as described in Section 3(f), the maximum aggregate grant date value of shares of Company Stock subject to Awards granted to any Non-Employee Director during any calendar year for services rendered as a Non-Employee Director, taken together with any cash fees earned by such Non-Employee Director for services rendered as a Non-Employee Director during the calendar year, shall not exceed $750,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.

(f)	Adjustment for Change in Capitalization. In the event that any dividend or other distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall equitably adjust, in its sole discretion: (i) the number and type of shares (or other securities or property) with respect to which Awards may be granted; (ii) the number and type of shares (or other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, and acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Any adjustment to Incentive Stock Options under this Section 3(f) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and adjustment to Awards subject to or exempt from Section 409A of the Code shall conform to the requirements of Section 409A of the Code.

4.	Administration of the Plan.

(a)	General. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (i) grant Awards; (ii) determine the persons to whom and the time or times at which Awards shall be granted; (iii) determine the type and number of Awards to be granted, the number of shares of Company Stock or cash or other property to which an Award may relate; (iv) determine the terms, conditions, restrictions and performance criteria relating to any Award; (v) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (vi) construe and interpret the Plan and any Award; (vii) prescribe, amend and rescind rules and regulations relating to the Plan; (viii) determine the terms and provisions of Agreements; and (ix) make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, in its sole discretion, without amendment to the Plan: (A) accelerate the date on which any Option or Stock Appreciation Right becomes exercisable; (B) waive or amend the operation of Plan provisions respecting exercise after termination of employment (provided that the term of an Option or Stock Appreciation Right may not be extended beyond ten years from the date of grant); (C) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any Award of Restricted Stock, Restricted Stock Units, Stock Grant or Other Award; and (D) otherwise adjust any of the terms applicable to any such Award in a manner consistent with the terms of the Plan. All decisions, determinations, and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

Except as provided below, the Committee may, to the extent that any such action will not prevent the Plan or any Award under the Plan from complying with Rule 16b-3, the rules of the Nasdaq applicable to companies listed for trading thereon or any other law, delegate any of its authority hereunder to such persons as it deems appropriate. The Committee shall not delegate its authority to amend, suspend or terminate the Plan.

(b)	Indemnification. No member of the Committee (or a delegate of the Committee), and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Committee or officer of the Company in connection with the performance of duties under this Plan (“Actions”), except for such individual’s own willful misconduct or as expressly provided by law. Further, the Committee and any individual serving as a Committee member (and all delegates of the Committee), in addition to such other rights of indemnification as they may have as members of the Board or officers of the Company or an Affiliate shall be indemnified and held harmless by the Company to the fullest extent allowed by law and the Company’s organizational documents against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any Action, except to the extent involving such person’s willful misconduct.

5.	Eligibility.

The persons who shall be eligible to receive Awards pursuant to the Plan shall be such employees of the Company or any Affiliate (including officers of the Company or any Affiliate, whether or not they are directors of the Company or any Affiliate), Non-Employee Directors, and Consultants (each of the foregoing individuals, an “Eligible Person”), in each case as the Committee shall select from time to time. The grant of an Award hereunder to any employee, Non-Employee Director, or Consultant shall impose no obligation on the Company or any Affiliate to continue the employment or services of a Participant and shall not lessen or affect the Company’s or such Affiliate’s right to terminate the employment or services of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards, or of multiple Awards granted to a Participant. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

6.	Awards Under the Plan; Agreement.

Each Award granted under the Plan (except unconditional Stock Grants or Stock Grants issued pursuant to the terms of the Directors’ Plan) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the Plan. By accepting an Award, a Participant shall be deemed to agree that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement. Notwithstanding any provision of the Plan, no Award may be granted if it would be subject to, but fail to comply with, the requirements set forth in Section 409A of the Code and any guidance promulgated thereunder. Notwithstanding any provision of the Plan, no Award may provide for the payment of dividends or dividend equivalents with respect to shares of Company Stock underlying the Award unless and until the Award becomes vested with respect to such shares.

7.	Options.

The following provisions govern Options.

(a)	Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. All Options shall be non-transferable, except by will or the laws of descent and distribution or except as otherwise determined by the Committee as provided by Section 20(c) hereof with respect to a Nonqualified Stock Option.

(b)	Exercise Price. Each Agreement with respect to an Option shall set forth the amount per share (the “option exercise price”) payable by the Participant to the Company upon exercise of the Option; provided, however, in no event shall the option exercise price be less than the Fair Market Value of a share of Company Stock as of the date of grant of such Option.

(c)	Term and Exercise of Options.

(i)	Each Option shall become exercisable at the time determined by the Committee and set forth in the applicable Agreement. At the time of grant of an Option, the Committee may impose such restrictions or conditions to the exercisability of the Option as it, in its sole discretion, deems appropriate, including, but not limited to, achievement of one or more Performance Goals. Notwithstanding the foregoing, in the event that the Participant has entered into an effective employment agreement that governs the exercisability of any Options granted by the Company to such Participant, then unless otherwise set forth in the applicable Agreement and unless otherwise contrary to the terms of the Plan, the terms of such employment agreement shall control. Subject to Section 7(d) hereof, the Committee shall determine the expiration date of each Option, which shall be no later than the tenth anniversary of the date of grant of the Option.

(ii)

An Option shall be exercised by delivering a form of notice of exercise as provided by the Company. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier’s check, automated clearing house (i.e., “ACH”) or wire transfer; (B) in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise; (C) by broker assisted cashless exercise; (D) with the approval of the Committee, by “net exercise,” meaning that upon the exercise of an Option or any portion thereof, the Company shall deliver the greatest number of whole shares of Company Stock having a Fair Market Value on the date of exercise not in excess of the difference between: (x) the aggregate Fair Market Value of the shares of Company Stock subject to the Option (or the portion of such Option then being exercised); and (y) the aggregate exercise price for all such shares of Company Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such calculation to be payable in cash, to the extent practicable, or cancelled; or (E) by any such other methods as the Committee may from time to time authorize; provided, however, that in the case of a Participant who is subject to Section 16 of the Exchange Act, the method of making such payment shall be in compliance with applicable law. Any payment in shares of Company Stock shall be effected by the delivery of such shares to, and in a form approved by, the Corporate Secretary of the Company or their designee (including by way of electronic delivery), accompanied by any other documents and evidences as the Corporate Secretary of the Company or their designee shall require.

(iii)	Shares of Company Stock purchased upon the exercise of an Option shall be issued in book entry form in the name of or for the account of the Participant or other person entitled to receive such shares and shall be entered on the books of the Company’s transfer agent in the name of the Participant or such other nominee or person (unless otherwise determined by the Committee), as soon as practicable following the effective date on which the Option is exercised.

(d)	Provisions Relating to Incentive Stock Options. Incentive Stock Options may only be granted to employees of the Company and its Subsidiaries, in accordance with the provisions of Section 422 of the Code. The option exercise price for each Incentive Stock Option shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date of grant. To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 7(d), Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless: (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted; and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted. No Incentive Stock Option may be granted after the expiration of ten years following the earlier of the date upon which this Plan is adopted and the date upon which this Plan is approved by the Company’s stockholders.

(e)	Awards to Non-Exempt Employees. Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended (the “FLSA”), may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change in Control or other circumstances that would not impact the treatment of such Options under the FLSA).

(f)	Effect of Termination of Employment (or Provision of Services). Unless otherwise provided by the Committee, in the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate for any reason other than Cause, death or Disability, then: (i) each Option granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for one year following such termination, but in no event following the expiration of its term; provided, however, that, an Option that is intended to be an Incentive Stock Option shall be treated as a Nonqualified Stock Option if it is exercised more than three (3) months after the Optionee’s termination of employment for reasons other than death or Disability; and (ii) each Option that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination. Unless otherwise provided by the Committee, in the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate on account of the death or Disability of the Participant, all Options held by the Participant immediately prior to the Participant’s death or Disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant’s legal representative, executor, administrator or transferee by will or the laws of descent and distribution, at any time within the one year period ending on the first anniversary of the Participant’s death or

Disability, and shall thereupon terminate. In no event, however, shall an Option remain exercisable following the expiration of its term. In the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate on account of Cause, unless otherwise determined by the Committee, each Option that is outstanding as of the date of such termination, whether or not then exercisable, shall be terminated at the time of such termination. Cessation of the performance of services in one capacity, for example, as an employee, shall not result in termination of any Award while the Participant continues to perform services in another capacity, for example, as a Non-Employee Director.

8.	Stock Appreciation Rights.

(a)	General. The Committee may grant Stock Appreciation Rights subject to such restrictions or conditions to exercisability as it, in its sole discretion, deems appropriate, including, but not limited to, achievement of Performance Goals. Notwithstanding the foregoing, in the event that the Participant has entered into an effective employment agreement that governs the vesting of any Stock Appreciation Rights granted by the Company to such Participant, then unless otherwise set forth in the applicable Agreement and unless otherwise contrary to the terms of the Plan, the terms of such employment agreement shall control.

(b)	Term. The term of a Stock Appreciation Right shall not exceed ten years from the date of grant.

(c)	Exercise of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

(i)	the excess of: (A) the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right; over (B) the Fair Market Value of a share of Company Stock on the date the Stock Appreciation Right was granted or such greater amount as may be set forth in the applicable Agreement (the “Base Price”); by

(ii)	the number of shares as to which such Stock Appreciation Right is exercised.

The payment upon exercise of a Stock Appreciation Right shall be made in shares of Company Stock that have an aggregate Fair Market Value (as of the date of exercise of the Stock Appreciation Right) equal to the amount of the payment as set forth in such Agreement, or in cash, as set out in the Agreement for the Award.

(d)	Limitations on Amounts Payable. Notwithstanding subsection (c) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted in the applicable Agreement.

(e)	Effect of Termination of Employment (or Provision of Services). Unless otherwise provided by the Committee, in the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate for any reason other than Cause, death or Disability, then: (i) each Stock Appreciation Right granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the one year period following such termination, but in no event following the expiration of its term; and (ii) each Stock Appreciation Right that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination. In the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate on account of the death or Disability of the Participant, except as otherwise determined by the Committee, all Stock Appreciation Rights held by the Participant immediately prior to the Participant’s death or Disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant’s legal representative, executor, administrator or transferee by will or the laws of descent and distribution, at any time within the one year period ending on the first anniversary of the Participant’s death or Disability, and shall thereupon terminate. In no event, however, shall a Stock Appreciation Right remain exercisable following the expiration of its term. In the event that the employment of a

Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate on account of Cause, unless otherwise determined by the Committee, each Stock Appreciation Right that is outstanding as of the date of such termination, whether or not then exercisable, shall be terminated at the time of such termination.

9.	Restricted Stock.

(a)	Price. At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b)	Vesting Date and Conditions. At the time of the grant of shares of Restricted Stock, the Committee shall establish a vesting date or vesting dates with respect to such shares and may impose such restrictions or conditions to the vesting of such shares as it, in its sole discretion, deems appropriate, including, but not limited to, achievement of one or more Performance Goals. Such Performance Goals may provide for partial vesting of Restricted Stock in the event that the target or maximum level of performance is not met if the minimum level of performance has been achieved or exceeded. The Committee may divide shares of Restricted Stock into classes and assign a different vesting date for each class. Notwithstanding the foregoing, in the event that the Participant has entered into an effective employment agreement that governs the vesting of any Restricted Stock granted by the Company to such Participant, then unless otherwise set forth in the applicable Agreement and unless otherwise contrary to the terms of the Plan, the terms of such employment agreement shall control. Provided that all conditions to the vesting of a share of Restricted Stock are satisfied, and subject to Section 9(g), upon the occurrence of the vesting date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 9(c) shall lapse.

(c)	Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, such Restricted Stock may not be transferred, assigned or otherwise disposed of, and no transfer of a Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Any attempt to transfer such rights, such shares, and all of the rights related thereto, shall be null and void.

(d)	Voting Rights; Dividends on Restricted Stock. Unless the Committee determines otherwise, a Participant who has been awarded shares of Restricted Stock shall be entitled to vote such shares. The Company shall pay to each Participant, in cash, any dividends paid on shares of Restricted Stock awarded to such Participant; provided, however, that such dividends shall be accrued and shall be paid to the Participant only if and when such shares become vested.

(e)	Book Entry. Unless otherwise determined by the Committee, the shares of Company Stock underlying Restricted Stock awards shall be registered by the Company in book entry form, with such notation specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Agreement as the Committee determines to be appropriate.

(f)	Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 9(c) shall lapse with respect to such share. Following the date on which a share of Restricted Stock vests, the Company shall cause to be entered on the books of the Company's transfer agent an entry reflecting the lapse of such restrictions with respect to such share of Restricted Stock vested in the name of the Participant.

(g)	Effect of Termination of Employment (or Provision of Services). Unless otherwise provided by the Committee, upon the termination of a Participant’s employment with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) for any reason other than death or Disability, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company. In the event of a forfeiture of shares pursuant to this Section 9(g), the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares. Unless otherwise provided by the Committee, in the event that the employment of a Participant with the

Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate on account of the death or Disability of the Participant:

(i)	all shares of Company Stock subject to restrictions on transferability as set forth in Section 9(c), the vesting of which is not subject to the achievement of Performance Goals, shall no longer be subject to any restrictions on transferability; and

(ii)	all shares of Company Stock subject to restrictions on transferability, the vesting of which is subject to the achievement of Performance Goals, shall continue to be subject to such restrictions on transferability unless and until the conditions of vesting of such Company Stock contained in the applicable Participant Agreement are satisfied. Any and all shares which fail to become vested pursuant to the terms of the Participant Agreement evidencing the award of such Company Stock shall be forfeited by the Participant (or the Participant’s estate) and transferred to, and reacquired by, the Company as described in the first paragraph of Section 9(g) above.

(h)	Elections under Section 83(b) of the Code. If any Participant makes an election under Section 83(b) of the Code in connection with the grant of Restricted Stock, in order for such election to be valid, such Participant shall provide the Company with a copy of such election within ten (10) calendar days of submitting such election to the Internal Revenue Service.

10.	Restricted Stock Units.

(a)	Vesting Date and Conditions. At the time of the grant of an Award of Restricted Stock Units, the Committee shall establish a vesting date or vesting dates with respect to such Restricted Stock Units and may impose such restrictions or conditions to the vesting of Restricted Stock Units as it, in its sole discretion, deems appropriate, including, but not limited to, achievement of one or more Performance Goals. Such Performance Goals may provide for partial vesting of Restricted Stock Units in the event that the target or maximum level of performance is not met if the minimum level of performance has been achieved or exceeded. The Committee may divide such Restricted Stock Units into classes and assign a different vesting date for each class. Notwithstanding the foregoing, in the event that the Participant has entered into an effective employment agreement that governs the vesting of any Restricted Stock Units granted by the Company to such Participant, then unless otherwise set forth in the applicable Agreement and unless otherwise contrary to the terms of the Plan, the terms of such employment agreement shall control. Provided that all conditions to the vesting of a Restricted Stock Unit are satisfied, and subject to Section 10(d), upon the occurrence of the vesting date with respect to a Restricted Stock Unit, such Unit shall vest.
(b)	Settlement of Awards. Following the vesting of a Participant’s Restricted Stock Units, the Participant shall be paid, at such time or times as shall be set forth in the Award Agreement, a number of shares of Company Stock equal to the number of the Restricted Stock Units, or, only if and to the extent set forth in the Award Agreement, the Fair Market Value of an equal number of shares of Company Stock in cash, or a combination thereof.
(c)	Dividend Equivalents. If so provided in the Award Agreement, following and conditioned upon the vesting of a Restricted Stock Unit, the Participant shall also be entitled to dividend equivalents as follows: (i) an amount equal to the aggregate dividends paid with respect to a share of Company Stock during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which the Participant is entitled to settlement of such Restricted Stock Unit; or (ii) the Fair Market Value of that number of shares of Company Stock that would have been payable had the aggregate dividends paid with respect to a share of Company Stock during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which the Participant is entitled to settlement of such Restricted Stock Unit been immediately reinvested in Company Stock on the dividend payment date. Any such dividend equivalents shall be payable either in cash or shares of Company Stock, with any fractional shares payable in cash, and at such time or times, as is provided in the applicable Agreement.

(d)	Effect of Termination of Employment (or Provision of Services). Unless otherwise provided by the Committee, upon the termination of a Participant’s employment with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) for any reason other than death or Disability, any and all Restricted Stock Units held by a Participant that are not then vested shall be immediately forfeited by the Participant. Unless otherwise provided by the Committee, in the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) terminates on account of the death or Disability of the Participant:

(i)	all unvested Restricted Stock Units, the vesting of which is not subject to the achievement of Performance Goals, shall become fully vested; and

(ii)	all unvested Restricted Stock Units, the vesting of which is subject to the achievement of Performance Goals, shall continue to be subject to such conditions unless and until the conditions of vesting of such Restricted Stock Units contained in the applicable Participant Agreement are satisfied. Any and all Restricted Stock Units which fail to become vested pursuant to the terms of the Participant Agreement evidencing the award of such Restricted Stock Units shall be forfeited by the Participant (or the Participant’s estate).

11.	Stock Grants.

Stock Grants may be awarded: (a) as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions; (b) as that portion of the annual retainer of any Non-Employee Director that is paid in shares of Company Stock pursuant to the Directors’ Plan; or (c) under such other circumstances as determined by the Committee. Stock Grants may be awarded to any Eligible Person. In the event that the Committee makes a Stock Grant to a Participant, the shares of Company Stock granted pursuant to such Stock Grant shall be issued in the form of book-entry shares in the name of the Participant as soon as reasonably practicable after the grant date.

12.	Other Awards.

Other forms of Awards (“Other Awards”) valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards, and the conditions to the vesting and/or payment of such Other Awards (which may include, but not be limited to, achievement of one or more Performance Goals) and all other terms and conditions of such Other Awards.

13.	Change in Control.

(a)	Vesting of Awards.

(i)	If a Change in Control occurs, then unless otherwise set forth in an Agreement or otherwise provided in subsection (ii) below:

(1)	the Participant’s Restricted Stock and/or Restricted Stock Units that were forfeitable shall thereupon become nonforfeitable;

(2)	any unexercised Option or Stock Appreciation Right, whether or not exercisable on the date of such Change in Control, shall thereupon be fully exercisable and may be exercised, in whole or in part; and

(3)	any other Award granted pursuant to the Plan, to the extent not previously vested, shall thereupon become fully vested;

provided that, for purposes of the preceding clauses (1) through (3), to the extent that vesting of such Award is subject to the achievement of Performance Goals, such Award shall be vested at the target level or such other level set forth in the applicable Agreement.

(ii)	Notwithstanding the foregoing, if the Participant has entered into an effective employment agreement with the Company or an Affiliate that provides that Awards under the Plan shall become nonforfeitable and, if applicable, exercisable upon a qualifying termination of employment following a Change in Control, the Participant’s Award shall only become nonforfeitable and exercisable in connection with a Change in Control if, following the occurrence of a Change in Control, the Participant experiences a qualifying termination in accordance with the Participant’s employment agreement.

(b)	Treatment of Awards. In the event of a Change in Control, the Committee may provide for one or more of the following without the consent of any Participant:

(i)	the assumption of outstanding Awards by the surviving or successor entity;

(ii)	termination of all or a portion of any outstanding Award, effective upon the occurrence of a Change in Control (if the Committee decides to terminate outstanding Options or Stock Appreciation Rights, the Committee shall give each Participant holding an Option or Stock Appreciation Right to be terminated not less than seven (7) calendar days’ notice prior to any such termination, and any Option or Stock Appreciation Right that is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding, such termination);

(iii)	with respect to outstanding Options and Stock Appreciation Rights, cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of: (A) the acquisition price times the number of shares of Company Stock subject to an Option or Stock Appreciation Right (to the extent the exercise price does not exceed the acquisition price), over (B) the aggregate exercise price for all such shares of Company Stock subject to the Option or the aggregate Base Price for all such shares of Company Stock subject to the Stock Appreciation Right (as applicable), in exchange for the termination of such Option or Stock Appreciation Right; provided, however, that if the acquisition price does not exceed the exercise price of any such Option or Base Price of any such Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right, as applicable, without the payment of any consideration therefor prior to or upon the Change in Control. For this purpose, “acquisition price” means the amount of cash, and the market value of any other consideration, received in payment for a share of Company Stock surrendered in connection with a Change in Control; or

(iv)	with respect to outstanding Restricted Stock, Restricted Stock Units, Stock Grants, or Other Awards, cash payments, net of applicable tax withholdings, to be made to holders in such amount and form as may be determined by the Committee, in exchange for the termination of such Awards.

With respect to Awards of Incentive Stock Options, any adjustments made in connection with a Change in Control shall be consistent with Section 422 of the Code, and with respect to Options and Stock Appreciation Rights, such adjustments shall be made in accordance with the provisions of Section 409A of the Code.

14.	Rights as a Stockholder.

Except as specifically provided by the Plan or an Agreement, no person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Award until the date on which the Company shall cause to be entered on the books of the Company’s transfer agent an entry recording the name of the person to whom such shares were granted and the number of shares of Company Stock granted. Except for adjustments provided in Section 3(f) or as otherwise specifically provided by the Plan or an Agreement, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the effective date of such book entry.

15.	No Employment Rights; No Right to Award.

Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by or provision of services to the Company or its Affiliates or interfere in any way with the right of the Company or its Affiliates, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant. No person shall have any claim or right to receive an Award hereunder. No Award or any other benefit granted to a Participant under the Plan is intended to constitute “wages” under federal or state wage and hour laws, and all Awards and other benefits under the Plan are intended to be supplementary payments of incentive or bonus compensation that is calculated independently of, and paid in addition to, the Participant’s wages. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or any other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

16.	Securities Matters.

(a)	Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause its transfer agent to enter in its records the transfer of shares of Company Stock to any person or to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel (which may be the Company’s in-house counsel) that such book entry or such issuance and delivery of certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of such book entry or issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such book entry contain such notations or that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or advisable.

(b)	The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company (which may be the Company’s in-house counsel) shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. Subject to Section 409A of the Code, the Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

17.	Withholding Taxes.

Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may be required to satisfy the foregoing requirement by having the Company withhold from delivery shares of Company Stock having a Fair Market Value equal to the minimum statutory amount of tax required to be withheld, as determined by the Committee, or the Participant may be given the opportunity to elect such withholding. Any such withholding election may be made with respect to all or any portion of the tax withholding obligation arising in connection with an Award. Fractional share amounts shall be settled in cash. The Company shall also have the right, to the extent permitted by law, to deduct from any other compensation otherwise due to the Participant by the Company any federal, state and local taxes due with respect to an Award under the Plan.

18.	Clawback and other Company Policies.

Notwithstanding anything in this Plan to the contrary, all Awards granted pursuant to the Plan and all cash and Company Stock issued in settlement of Awards shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board or the Committee from time to time. A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of such policies.

For the avoidance of doubt, recoupment pursuant to any clawback or recoupment policy shall be in addition to any other remedies that may be available to the Company under applicable law, including, disciplinary action up to and including termination of employment or other services. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including with respect to any breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant.

19.	Amendment or Termination of the Plan and Amendment of Awards.

The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law (including, but not limited to, the incentive stock options regulations and any amendments thereto) or stock exchange listing requirements. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Sections 3, 4, and 13, which discretion may be exercised without amendment to the Plan. In addition, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Company Stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Company Stock or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (a) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise price of such Options or Base Price of such Stock Appreciation Rights (other than equitable adjustments made in accordance with Section 3(f) hereof), (b) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price or Base Price, as applicable, that is less than the exercise price or Base Price of the original Options or Stock Appreciation Rights or (c) cancel outstanding Options or Stock Appreciation Rights with an exercise price or Base Price, as applicable, above the current stock price in exchange for cash or other securities. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. Whether or not the Plan has terminated, an outstanding Award may be terminated or amended under Section 31(b) below or may be amended by agreement of the Company and the Participant consistent with the Plan; provided that the Participant’s consent is not required if any termination or amendment to the Participant’s outstanding Award is pursuant to Section 31(b) or does not materially impair the rights or materially increase the obligations of the Participant.

20.	Nontransferability of Awards.

(a)	Except as provided below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s guardian or legal representative.

(b)	Except as provided below, no Award, and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c)	To the extent and in the manner permitted by the Committee, and subject to such terms, conditions, restrictions or limitations that may be prescribed by the Committee, a Participant may transfer an Award (other than an Incentive Stock Option) to: (i) a spouse, former spouse, sibling, parent, stepparent, child, stepchild, grandchild, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships (any of which, an “Immediate Family Member”) of the Participant; (ii) a trust, the primary beneficiaries of which consist exclusively of the Participant or Immediate Family Members of the Participant; or (iii) a corporation, partnership or similar entity, the owners of which consist exclusively of the Participant or Immediate Family Members of the Participant.

21.	Leaves of Absence.

In the case of any Participant on an approved leave of absence, the Committee may make such provisions respecting the continuance of Awards while such Participant is in the employ or service of the Company as it may deem equitable, except that in no event may any Option or Stock Appreciation Right be exercised after the expiration of its term.

22.	Expenses and Receipts.

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.

23.	Effective Date and Term of Plan.

The Plan was approved by the stockholders of the Company on the Effective Date. Unless earlier terminated by the Board, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

24.	Applicable Law.

Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of New Jersey without reference to its principles of conflicts of law.

25.	Participant Rights.

No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants.

26.	Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

27.	Deferrals.

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant in connection with any Award. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of Section 409A of the Code.

28.	No Fractional Shares.

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

29.	Beneficiary.

A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

30.	Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

31.	Compliance with Law.

(a)	With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that, to the extent applicable, Awards comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 422 or 409A of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 422 or 409A of the Code, that Plan provision shall cease to apply.

(b)	Notwithstanding anything to the contrary contained in the Plan or in any Agreement, the Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any applicable law or government regulation (including Section 409A of the Code).

32.	Establishment of Subplans.

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (a) such limitations on the Committee’s sole discretion under the Plan as the Board deems necessary or desirable and (b) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

33.	Tax Consequences.

(a)	No Guarantee of Tax Treatment. It is intended that all Awards shall be granted and maintained on a basis that ensures they are exempt from, or otherwise compliant with, the requirements of Section 409A of the Code, pertaining to non-qualified plans of deferred compensation, and the Plan shall be governed, interpreted and enforced consistent with such intent. However, neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Stock Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code will or will not apply, and no person shall have any liability to a Participant or any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment fails to realize such intention or for any action taken by the Board or the Committee with respect to the Award.

(b)	Additional Section 409A Provisions. If an Award is subject to Section 409A of the Code, (i) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Section 409A of the Code, (ii) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (iii) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. Any Award that is subject to Section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 15 calendar days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 calendar days of the Participant’s death. The determination of “Key Employees”, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code.

SCAN TO VIEW MATERIALS & VOTESELECTIVE INSURANCE GROUP, INC. ATTN: ROBYN P. TURNER 40 WANTAGE AVENUE BRANCHVILLE, NJ 07890VOTE BY INTERNET Before The Annual Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 30, 2024 for shares held directly and by 11:59 p.m. Eastern Time on April 29, 2024 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Annual Meeting - Go to www.virtualshareholdermeeting.com/SIGI2024 You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 30, 2024 for shares held directly and by 11:59 p.m. Eastern Time on April 29, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V31025-P02103KEEP THIS PORTION FOR YOUR RECORDSSELECTIVE INSURANCE GROUP, INC. 1. ELECTION OF DIRECTORSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYTHE BOARD IS SUBJECT TO ANNUAL ELECTION BY THE STOCKHOLDERS. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE FOLLOWING 12 NOMINATED DIRECTORS FOR A TERM OF ONE YEAR: Nominees:For Against Abstain1a. AINAR D. AIJALA, JR.1b. LISA ROJAS BACUS1c. TERRENCE W. CAVANAUGH1d. WOLE C. COAXUM1e. ROBERT KELLY DOHERTY1f. JOHN J. MARCHIONI! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! !For Against Abstain2. APPROVAL, ON AN ADVISORY BASIS, OF THE 2023 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERSTHE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE 2023 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS DISCLOSED IN THE PROXY STATEMENT. For Against Abstain3. APPROVAL OF THE SELECTIVE INSURANCE GROUP, INC. 2024 OMNIBUS STOCK PLANTHE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE1g. THOMAS A. MCCARTHY! ! !SELECTIVE INSURANCE GROUP, INC. 2024 OMNIBUS STOCK PLAN.For Against Abstain1h. STEPHEN C. MILLS1i. H. ELIZABETH MITCHELL1j. CYNTHIA S. NICHOLSON1k. JOHN S. SCHEID1l. PHILIP H. URBAN! ! ! ! ! ! ! ! ! ! ! ! ! ! !4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMTHE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.Please sign exactly as your name(s) appear(s) on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

SELECTIVE INSURANCE GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS Wednesday, May 1, 2024 9:00 AM Eastern Time Live via webcast at www.virtualshareholdermeeting.com/SIGI2024Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V31026-P02103Selective Insurance Group, Inc. proxyThis proxy is solicited by the Board of Directors for use at the Annual Meeting on May 1, 2024. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR" each of the director nominees listed in Item 1, "FOR" Item 2, "FOR" Item 3, and "FOR" Item 4. By signing the proxy, you revoke all prior proxies and appoint H. Elizabeth Mitchell and Philip H. Urban, and each of them with full power of substitution and to act alone, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and any adjournments, postponements, or continuations thereof.TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.